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                  CREDIT AGREEMENT

                   Cdn$30,000,000
           Revolving Term Credit Facility

            Dated as of December 19, 1996

                       Between

      INTER-CITY PRODUCTS CORPORATION (CANADA)
                     as Borrower

             G.C. McDONALD SUPPLY LIMITED
                   as a Loan Party

                         and

        THE LENDER OR LENDERS PARTY THERETO

                         and

        GENERAL ELECTRIC CAPITAL CANADA INC.
                      as Agent

                   McMillan Binch

              BARRISTERS & SOLICITORS
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TABLE OF CONTENTS

RECITALS............................................................1

SECTION 1   AMOUNT AND TERMS OF CREDIT..............................1
1.1     Revolving Credit Advances...................................1
1.2     Rollover of BA Rate Loans...................................3
1.3     Conversion of Revolving Credit Advances.....................4
1.4     Repayment; Termination of Commitment........................4
1.5     Use of Proceeds.............................................5
1.6     Interest....................................................5
1.7     Eligible Accounts and Eligible Inventory....................8
1.8     Fees........................................................8
1.9     Cash Management System......................................9
1.10    Receipt of Payments.........................................9
1.11    Pro Rata Treatment..........................................9
1.12    Application and Allocation of Payments.....................10
1.13    NonReceipt of Funds by Agent...............................11
1.14    Sharing of Payments, etc...................................11
1.15    Accounting.................................................12
1.16    Indemnity..................................................13
1.17    Access.....................................................13
1.18    Taxes......................................................15
1.19    Additional Costs...........................................16
1.20    Currency Matters...........................................17
1.21    Notices of Revolving Credit Advance, Conversion,
          Rollover.................................................17

SECTION 2   CONDITIONS PRECEDENT...................................17
2.1     Conditions to the Initial Advance..........................17
2.2     Further Conditions to Each Advance, Rollover
          and Conversion...........................................22

SECTION 3   REPRESENTATIONS AND WARRANTIES.........................23
3.1     Corporate Existence; Compliance with Law...................24
3.2     Chief Executive Offices; Collateral Locations;
          Corporate or Other Names.................................24
3.3     Corporate Power; Authorization;
          Enforceable Obligations..................................24
3.4     Financial Statements and Projections.......................25
3.5     Material Adverse Change, Restricted Payments...............25
3.6     Ownership of Property; Liens...............................25
3.7     Restrictions; No Default; Material Contracts...............26
3.8     Labour Matters.............................................27
3.9     Ventures, Subsidiaries and Equity Investments;
          Outstanding Stock and Indebtedness.......................27
3.10    Taxes......................................................27
3.11    No Foreign Business........................................28
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3.12    Benefit and Pension Plans..................................28
3.13    No Litigation..............................................29
3.14    Brokers....................................................29
3.15    Intellectual Property......................................29
3.16    Full Disclosure............................................30
3.17    Environmental Matters......................................31
3.18    Insurance Policies.........................................33
3.19    Bank Accounts and Lock Boxes...............................33
3.20    Solvency...................................................33
3.21    Inventory..................................................34
3.22    Corporate Structure........................................34
3.23    Government Contracts.......................................34
3.24    Customer and Trade Relations...............................34
3.25    Agreements and Other Documents.............................34
3.26    ICP Indebtedness...........................................35
3.27    Emerson Indebtedness.......................................35
3.28    Collateral.................................................35

SECTION 4   FINANCIAL STATEMENTS AND INFORMATION...................36
4.1     Reports and Notices........................................36
4.2     Communication with Accountants.............................36

SECTION 5   AFFIRMATIVE COVENANTS..................................36
5.1     Maintenance of Existence and Conduct of Business...........36
5.2     Payment of Obligations, Charges and Claims.................37
5.3     Books and Records..........................................38
5.4     Litigation.................................................38
5.5     Insurance, Damage to or Destruction of Collateral..........38
5.6     Compliance with Laws.......................................41
5.7     Agreements.................................................41
5.8     Supplemental Disclosure....................................42
5.9     Environmental Matters......................................42
5.10    Canadian Benefit and Pension Plans.........................44
5.11    Landlord's, Warehouseman/Bailee and Mortgagee
           Agreements..............................................46
5.12    Certain Obligations Respecting Subsidiaries................47
5.13    Report to Other Creditors; Letters of Credit
           and Foreign Exchange Contracts..........................47
5.14    Intellectual Property......................................47
5.15    Bank Act Security..........................................49
5.16    New Locations..............................................49
5.17    Leased and Other Locations of Collateral
           that are Not Owned......................................49
5.18    Security...................................................50
5.19    Inventory Reporting and Tracking...........................50
5.20    MOEE Search Results........................................50
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SECTION 6   NEGATIVE COVENANTS.....................................50
6.1     Mergers, Subsidiaries, Etc.................................50
6.2     Investments................................................51
6.3     Indebtedness...............................................51
6.4     Affiliate and Employee Loans and Transactions..............52
6.5     Capital Structure and Business.............................52
6.6     Guaranteed Indebtedness....................................53
6.7     Liens......................................................53
6.8     Sale of Assets.............................................54
6.9     Material Contracts.........................................54
6.10    ERISA......................................................54
6.11    Canadian Benefit and Pension Plans.........................54
6.12    Financial Covenants........................................55
6.13    Sale-Lease-backs, Etc......................................55
6.14    Cancellation of Indebtedness...............................55
6.15    Restricted Payments........................................56
6.16    Leases.....................................................56
6.17    Lock Boxes and Bank Accounts...............................56
6.18    No Speculative Transactions................................56
6.19    Limitation on Negative Pledge Clauses, Etc.................56
6.20    Sale of Stock..............................................57
6.21    Accounting Changes.........................................57
6.22    Fiscal Year................................................57
6.23    Changes Relating to ICP Indebtedness and
           Emerson Indebtedness....................................57
6.24    Cash Management............................................58
6.25    3285 Jean-Beraud Avenue and Collateral Located
           outside of Quebec and Ontario...........................58

SECTION 7   TERM...................................................58
7.1     Duration...................................................58
7.2     Survival of Obligations....................................58

SECTION 8   EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................59
8.1     Events of Default..........................................59
8.2     Remedies...................................................62
8.3     Waivers by Loan Parties....................................63
8.4     Application of Proceeds....................................64

SECTION 9   AGENT..................................................65
9.1     Appointment, Powers and Immunities.........................65
9.2     Reliance by Agent..........................................65
9.3     Defaults...................................................66
9.4     Rights as a Lender.........................................66

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9.5     Indemnification............................................66
9.6     Non-Reliance on Agent and Other Lenders....................67
9.7     Failure to Act.............................................67
9.8     Successor Agent............................................68
9.9     Consents under Loan Documents..............................68
9.10    Collateral Matters.........................................69
9.11    Non-Funding Lender; Actions by Lenders.....................69
9.12    Settlement Procedures......................................70

SECTION 10   SUCCESSORS AND ASSIGNS................................72
10.1    Successors and Assigns.....................................72
10.2    Assignments and Participations.............................72

SECTION 11   MISCELLANEOUS.........................................75
11.1    Complete Agreement; Modification of Agreement..............75
11.2    Fees and Expenses..........................................75
11.3    No Waiver..................................................77
11.4    Remedies...................................................77
11.5    Severability...............................................77
11.6    Conflict of Terms..........................................77
11.7    Right of Setoff............................................77
11.8    Judgment Currency..........................................78
11.9    Notices....................................................79
11.10   Section Titles.............................................81
11.11   Counterparts...............................................81
11.12   Time of the Essence........................................81
11.13   Confidentiality............................................81
11.14   Governing Law..............................................82
11.15   Further Assurances.........................................83

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                           CREDIT AGREEMENT

     This Agreement is dated as of December 19, 1996, between INTERCITY PRODUCTS CORPORATION (CANADA), a Canada corporation, ("Borrower"), G.C.McDONALD SUPPLY LIMITED, an Ontario corporation, each of the lenders listed on the signature pages hereof or which pursuant to Section 10.2 becomes a "Lender" hereunder (each individually, a "Lender" and collectively, "Lenders"), and GENERAL ELECTRIC CAPITAL CANADA INC., a Canada corporation, as agent hereunder for the Lenders (in such capacity, together with its successors in such capacity, "Agent").

RECITALS

A. Borrower desires to borrow up to $30,000,000 in Canadian Dollars in the aggregate from Lenders, and Lenders are willing to make a secured revolving loan in favour of Borrower of up to such amount upon the terms and conditions set forth herein.

B. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in AnnexA shall govern. Unless otherwise indicated, all references in this Agreement to articles, sections, subsections, schedules, annexes, exhibits, and attachments shall refer to the corresponding articles, sections, subsections, schedules, annexes, exhibits, and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Closing Date. These recitals shall be construed as part of this Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1   AMOUNT AND TERMS OF CREDIT

1.1    Revolving Credit Advances.

       (a) Upon and subject to the terms and conditions hereof, each Lender severally agrees to make available, from time to time until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor to Agent, advances (each, a "Revolving Credit Advance") in Canadian Dollars in an aggregate principal amount at any time outstanding up to but not exceeding the Revolving Credit Commitment of such Lender, provided that in no event shall the aggregate principal amount of the Revolving Credit Loan exceed the lesser of:

       (1)    Maximum Revolving Credit Commitment; and


       (2)    the Borrowing Base.

Revolving Credit Advances shall be available by way of Prime Rate Loans and BA Rate Loans. Each BA Rate Loan shall be in a minimum principal amount of $1,000,000 and multiples of $500,000 in excess thereof. No Interest Period shall extend beyond the Commitment Termination Date. Not more than four (4) Interest Periods shall be in effect at any time with respect to the Revolving Credit Loan. Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this Section 1.1 so long as it is in compliance with all terms and conditions described hereunder. BA Rate Loans will only be available to Borrower if at the time of request the Revolving Credit Loan then outstanding equals or exceeds $3,000,000 and, for the duration of the Interest Period selected by Borrower, is reasonably anticipated to continue to equal or exceed $3,000,000.

       (b) Borrower shall give Agent (which shall promptly notify Lenders) notice of each borrowing requested by Borrower hereunder, as provided in
Section 1.1(c) (a "Notice of Revolving Credit Advance"), and, subject to
Section 1.15, on the date specified for such borrowing each Lender shall make available the amount of the Revolving Credit Advance to be made by it to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of Borrower. Agent shall, before 2:00 p.m. (Toronto time) on the date specified for such borrowing, wire transfer in immediately available funds to the Disbursement Account specified by Borrower, the aggregate amount of the Revolving Credit Advances so made available by Lenders to Agent.

       (c) Each Notice of Revolving Credit Advance shall be given in writing (by telecopy or hand delivery) to Agent at its address at 2300 Meadowvale Blvd., Mississauga, Ontario L5N 5P9, to the attention of Gail Lawrence or such other Person as may be designated in writing by Agent to Borrower, Telephone No. (905) 8586737, Telecopy No. (905) 8585147, with a copy to General Electric Capital Corporation, 105 West Madison, Suite 1600, Chicago, Illinois 60602, to the attention of Account Manager InterCity, or such other Person as may be designated in writing by Agent to Borrower, Telephone No. (312) 4190985, Telecopy No. (312) 4195977, in each case given no later than:

       (1) 12:00 p.m. (Toronto time) on the Business Day of the proposed Revolving Credit Advance by way of Prime Rate Loan; and

       (2) 12:00 p.m. (Toronto time) on the Business Day that is two Business Days prior to the proposed Revolving Credit advance by way of BA Rate Loan.

Each Notice of Revolving Credit Advance shall be substantially in the form of
Exhibit 1.1(c), specifying therein the requested date, the type, the amount and the term of the Interest Period (if applicable) of such Revolving Credit Advance and such other information as may be required by Agent.


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       (d)    The Revolving Credit Advances made by each Lender to Borrower shall be evidenced by a single promissory note of Borrower for such Lender substantially in the form of Exhibit 1.1(d) (collectively the "Revolving Credit Notes"), dated the Closing Date, payable to such Lender in a maximum principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed. The parties hereto expressly acknowledge, confirm and agree that notwithstanding any provision to the contrary contained herein or in the Revolving Credit Notes, the Revolving Credit Notes that shall be executed by Borrower in favour of any Lender do not constitute titles of indebtedness under the Civil Code of Quebec. The date, the type and the amount of each Revolving Credit Advance made by each Lender to Borrower, the dates of the commencement and the termination of each Interest Period (as applicable) and each payment of principal and interest with respect thereto and all other amounts becoming due from the Loan Parties to such Lender and to Agent for the account of such Lender or Agent shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded and of the indebtedness of the Loan Parties to such Lender and Agent. All Obligations shall be immediately due and payable on the Commitment Termination Date.

       (e) Borrower shall furnish to Agent a Borrowing Base Certificate substantially in the form of Exhibit 1.1(e), completed and signed by the Senior Vice President, Canadian Operations or Director of Finance of Borrower, which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in Annex E. In making any Revolving Credit Advance to Borrower hereunder, Borrower agrees that Agent and each Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent. Borrower further agrees that if Borrower shall have failed to deliver a Borrowing Base Certificate to Agent by the time specified in Annex E, Lenders shall be under no obligation to make any further Revolving Credit Advances to Borrower until such time as such Borrowing Base Certificate is delivered to Agent.

1.2     Rollover of BA Rate Loans.  Provided that the provisions of Section
2.2 and the other terms of this Agreement have been satisfied, Borrower may give to Agent notice substantially in the form of Exhibit 1.2 (a "Notice of Rollover") at or before 12:00 p.m. (Toronto time) two (2) Business Days before the last day of the Interest Period applicable thereto that Borrower does not intend to repay such BA Rate Loan on its then current maturity date and of the duration of the next Interest Period applicable to such BA Rate Loan, which new Interest Period shall commence on and include the last day of the prior Interest Period. Interest for such last day shall be calculated solely by reference to the interest rate applicable to such new Interest Period and not the interest rate applicable to the Interest Period ending on such date. If Borrower fails to give such notice, such maturing BA Rate Loan shall be deemed to be converted on its maturity date into a Prime Rate Loan in an amount equal to the principal amount of such maturing BA Rate Loan.

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1.3     Conversion of Revolving Credit Advances.  Provided that the provisions of Section 2.2 and the other terms of this Agreement have been satisfied, Borrower may elect to convert, in whole or in part, an outstanding Prime Rate Loan into a BA Rate Loan by giving notice to Agent substantially in the form of Exhibit 1.3 (a "Notice of Conversion") no later than 12:00 noon (Toronto time) on the Business Day that is two (2) Business Days prior to the proposed conversion date, provided that, each conversion to a BA Rate Loan shall be for a minimum aggregate amount of $1,000,000 and multiples of $500,000 in excess thereof.

1.4     Repayment; Termination of Commitment.

        (a) Borrower hereby promises to pay to Agent, for the account of each Lender, the entire outstanding principal amount of the Revolving Credit Loan and unless otherwise payable hereunder, all other Obligations and the Revolving Credit Loan shall mature, on the Commitment Termination Date.

       (b) If the Revolving Credit Loan exceeds the lesser of (1) the Borrowing Base, and (2) the Maximum Revolving Credit Commitment, Borrower shall immediately repay to Agent the Revolving Credit Loan in the amount of such excess; provided that the excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof and of the Loan Documents and shall be deemed to be evidenced by the Revolving Credit Notes.

       (c) Unless Agent otherwise agrees with the consent of Required Lenders, Borrower shall make payments to Agent on the outstanding principal amount of the Revolving Credit Loan in an amount equal to one hundred percent (100%) of the Net Proceeds of each sale or other disposition of any property of any Loan Party contemporaneously with each such sale or disposition. Such payments shall be applied, without premium or penalty (except as provided in Section 1.6(g)), against outstanding amounts under the Revolving Credit Loan, and then to the other Obligations in such manner and order as Agent shall determine (or if all Lenders determine otherwise, as Lenders so determine). The foregoing shall not constitute a consent by Agent or any Lender to any sale or other disposition not otherwise expressly permitted hereunder. For greater certainty, payments made to Agent in accordance with this Section 1.4(c) shall not reduce the Revolving Credit Commitments.

       (d) Borrower shall have the right at any time, upon 30 days' prior written notice to Agent, to terminate voluntarily the Revolving Credit Commitments of all (but not less than all) Lenders (in whole but, subject to Section 1.4(e), not in part) without premium or penalty other than payment to Agent of the Termination Fee. Upon termination of the Revolving Credit Commitments under this Section 1.4(d), Borrower's right to receive Revolving Credit Advances shall simultaneously terminate and Borrower's obligation to pay the NonUse Fee shall terminate, and notwithstanding anything to the contrary contained herein or in any Revolving Credit Note, the entire balance of the Obligations shall be immediately due and payable. On the date of such termination, Borrower shall pay to Agent for value on that date all of the Obligations, including the Termination Fee and any accrued and unpaid interest.

       (e) Borrower shall have the right at any time after the first anniversary of the Closing Date, upon 30 days prior written notice to the Agent, to reduce the Maximum Revolving Credit Commitment to $10,000,000, without premium or penalty, in minimum increments of $5,000,000, provided that no other source of financing is used, directly or indirectly, to make or permit such reduction. Upon any such reduction, each Lender's Revolving Credit Commitment would be reduced proportionately.

       (f) If the principal amount of any BA Rate Loan is reduced by payment, prepayment or otherwise prior to the last day of the Interest Period applicable thereto, then the amounts specified in Section 1.6(g) shall be due and payable.

1.5 Use of Proceeds. Borrower shall use the proceeds of Revolving Credit Advances for,

       (a) the payment of costs and expenses of the financing transactions contemplated by this Agreement that are payable by Borrower;

       (b) to repay Indebtedness of the Borrower under the Existing Credit Agreement as provided in Section 2.1(d); and

       (c) for financing ordinary working capital and general corporate purposes of Borrower not prohibited by the terms of this Agreement and the other Loan Documents.

1.6    Interest.

       (a) Borrower shall pay to Agent interest for the rateable benefit of Lenders on the aggregate outstanding balance of the Revolving Credit
Advances:

       (1) made by way of Prime Rate Loans until paid in full at a floating rate equal to the sum of the Prime Rate in effect from time to time plus 1.00% per annum; and

       (2) made by way of BA Rate Loans equal to the sum of the BA Rate (as in effect for the Interest Period for each BA Rate Loan) plus 2.00% per annum.

       (b) Borrower shall pay to Agent for the account of each Lender interest on the Revolving Credit Advances at the following times:
(1)with respect to Prime Rate Loans, in arrears for the preceding calendar month or for the period from the last day to which interest has been paid, as applicable, on the first day of each calendar month, commencing on the first day of the month following the month in which the first Revolving Credit Advance is made;

       (2) with respect to BA Rate Loans, in arrears on the last day of the Interest Period therefor;

       (3) if not otherwise paid in full under clause (b)(1) or (2) above because the Commitment Termination Date occurs on a date other than on the first day of a calendar month or the last day of an Interest Period, on the Commitment Termination Date; and

       (4) if any interest accrues or remains payable after the Commitment Termination Date, upon demand.

        Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

       (c) Interest shall be calculated by Agent daily on the daily outstanding principal balance on the basis of a three hundred sixty-five
(365) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Agent of an interest rate hereunder shall be conclusive absent manifest error.

       (d) Upon the occurrence and during the continuation of any Event of Default:

       (1) the interest rate applicable to principal on the Revolving Credit Advances may, in the sole discretion of Agent or Required Lenders, be increased to the Default Rate; and

       (2) interest on interest and other Obligations (excluding the principal amount of the Revolving Credit Advances) in default may, in the sole discretion of Agent or Required Lenders, be charged at the Default Rate and shall be payable on demand;

provided, that upon the occurrence of an Event of Default specified in
Section 8.1(g), 8.1(h) or 8.1(i), the interest rate applicable to principal on the Revolving Credit Advances shall be increased automatically to the Default Rate and interest on interest and other Obligations (excluding principal on the Revolving Credit Advances) in default shall automatically be charged and payable at the Default Rate as aforesaid and both before and after judgment, without the necessity of any action on the part of Agent or the Required Lenders.

       (e) During any time that the Obligations are secured by a mortgage on real property, then Section 1.6(d) shall not apply in respect of interest payable on overdue principal and overdue interest and this Section 1.6(e) shall apply in that regard. Upon a default in the payment of principal due under this Agreement, Borrower shall pay interest on all principal, both before and after judgment, at a rate per annum equal to the interest rate equal to the interest rate which would otherwise be applicable to such principal if it were not in default. Upon a default in the payment of interest due under this Agreement or any of the other Loan Documents to which Borrower is a party, Borrower shall pay interest on such overdue interest, both before and after judgment, at a rate per annum equal to the rate of interest payable under this Section 1.6(a) on the principal amount to which such overdue interest relates.

       (f) If any provision of this Agreement or any of the other Loan Documents would oblige Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

       (1) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 1.6; and

       (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

Notwithstanding the foregoing and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to Borrower. Any amount or rate of interest referred to in this Section 1.6(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Revolving Credit Advance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Termination Date.

       (g) In order to induce Lenders to fund and maintain any BA Rate Loan at a BA Rate on the terms provided herein, and in consideration of the entering into by Lenders of funding arrangements from time to time in contemplation thereof, if any BA Rate Loan is repaid in whole or in part on any day other than the last day of the Interest Period therefor (whether any such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrower shall indemnify and hold harmless each Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by such Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by such Lender to fund or maintain such BA Rate Loan at the BA Rate elected by Borrower, pursuant to such Lender's customary funding arrangements. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant BA Rate Loan through the purchase of a deposit bearing interest at the BA Rate in an amount equal to the amount of that BA Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its BA Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.6(g) and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

       (h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein to be computed on the basis of a 365 day year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365.

1.7 Eligible Accounts and Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall, in its reasonable credit judgement, determine which Accounts of the Loan Parties shall be deemed to be "Eligible Accounts" and which Inventory of the Loan Parties shall be deemed to be "Eligible Inventory", for purposes of determining the amounts, if any, to be advanced under the Revolving Credit Loan. Agent reserves the right at any time and from time to time after the Closing Date, in the exercise of its reasonable credit judgment:

       (a) to adjust any eligibility criteria set forth in the definitions of Eligible Account and Eligible Inventory or to establish new eligibility criteria; and

       (b)     to establish reserves against Revolving Credit Availability.

1.8 Fees. As compensation for Agent's and Lenders' costs, skills, services and efforts incurred and expended in making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent or GE Capital Canada, as applicable, for its own account certain fees charges and expenses pursuant to the Fee Agreement, and, to Agent for the account of Lenders the fees set forth in Annex D.

1.9 Cash Management System. On or prior to the Closing Date, each Loan Party will establish and maintain until the Termination Date the cash management system described in Annex B.

1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 1:30p.m. (Toronto time) on the day when due in immediately available funds to the Collection Account. For purposes of computing interest and Fees and determining the Revolving Credit
Availability:

       (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit for value in the Agent's Collection Account; and

       (b) all payments consisting of cheques, drafts, or similar noncash items shall be deemed received upon receipt for value of good funds following deposit in the Agent's Collection Account.

Subject to Section 1.14, each payment received by Agent under this Agreement or any Revolving Credit Note for the account of any Lender shall be paid by Agent promptly to such Lender, in the same funds received, for application to the applicable Revolving Credit Loan or other Obligation in respect of which such payment is made. Receipt for value by Agent for the account of each Lender shall constitute payment by Borrower to each such Lender of the amounts so received.

1.11   Pro Rata Treatment.  Except to the extent otherwise provided herein:

       (a) each Revolving Credit Advance shall be incurred and made by Lenders pro rata according to the amounts that their respective Revolving Credit Commitments represent of the Maximum Revolving Credit Commitment;

       (b) each payment or prepayment of principal of a Revolving Credit Loan shall be made to Agent for the account of Lenders, pro rata in accordance with the respective unpaid principal amounts of such Revolving Credit Loan held by Lenders;

       (c) each payment of interest on each Revolving Credit Loan shall be made to Agent for the account of Lenders pro rata in accordance with the amounts of interest on such Revolving Credit Loan then due and payable to Lenders; and

       (d) each payment of NonUse Fees and payments of the Termination Fee shall be made to Agent for the account of Lenders, pro rata according to the amounts that their respective Revolving Credit Commitments represent of the Maximum Revolving Credit Commitment.

1.12 Application and Allocation of Payments. Subject to Section 8.4, each Loan Party irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Lender from or on behalf of any Loan Party, and each Loan Party irrevocably agrees that Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations and in repayment of the Revolving Credit Advances owing by Borrower as Lenders may deem advisable provided that, the payments required under Section 1.4(c) shall be applied in the manner described in such Section. In the absence of a specific determination by all Lenders as to application of payments or unless otherwise expressly provided herein, the same shall be applied to the amounts then due and payable in the following order:

       (a) Fees, expenses and other Obligations (including Revolving Credit Advances made by Agent in its capacity as Agent) owing by Borrower to Agent;

       (b)    Fees and expenses of Lenders owing by Borrower to Lenders;

       (c)    interest payments owing by Borrower to Lenders;

       (d) Obligations other than Fees, expenses and interest and principal payments; and

       (e)    principal payments on the Revolving Credit Loan;

provided that if any such payments are received from or on behalf of any Loan Party other than Borrower, or if an Event of Default shall occur and be continuing, such payments shall be applied to the Obligations in such manner and order as Agent shall determine (or if all Lenders determine otherwise, as all Lenders so determine). Agent, on behalf of Lenders, is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by Lenders on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest, or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents, even if the making of such Revolving Credit Advance causes the Revolving Credit Loan to exceed (1) the Maximum Revolving Credit Commitment or (2) the Borrowing Base, in which case the terms of Section 1.4(b) shall apply. If Agent or any Lender receives any payment in USD (the "USD Amount") on account of the Obligations, the USD Amount shall constitute a repayment of the Obligations only to the extent of the amount of Canadian Dollars into which the USD Amount can be converted at the GE Rate in effect at the time of such receipt. If Agent or any Lender receives any payment in a currency other than Canadian Dollars or USD on account of the Obligations, Agent is authorized to convert the payment into Canadian Dollars using the normal procedures of the Agent then in effect for buying Canadian Dollars and the amount of Canadian Dollars so purchased shall constitute a repayment of the Obligations only to the extent of the amount of Canadian Dollars so purchased.

1.13 NonReceipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower (in either case, "Payor") one (1) Business Day prior to the date on which such Payor is to make payment to Agent of (in the case of a Lender) the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (in the case of Borrower) a payment to Agent for account of Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt by Agent, that such Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) (Borrower or Lenders, as applicable) on such date. If such Payor has not in fact made the Required Payment to Agent, the recipient(s) of such payment (Borrower or Lenders, as applicable) shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Agent until the date Agent recovers such amount, at a rate per annum equal to the Prime Rate in effect from time to time plus 1.00%, and, if such recipient(s) shall fail promptly to make such payment, Agent shall be entitled to recover such amount, on demand, from such Payor, together with interest as aforesaid. Nothing in this Section 1.13 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Borrower may have against any Lender (including the Agent in its capacity as a Lender) as a result of any default by such Lender hereunder.

1.14   Sharing of Payments, etc.

       (a) Each Loan Party agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between Lenders, to the provisions of Section 9.11(b)), to setoff balances held by it for the account of such Loan Party at any of its offices, in any currency (at the conversion rate at which it would be prepared to sell such currency in Toronto, Ontario against the currency in which the obligation is denominated), against any principal of or interest on any of such Lender's pro rata portion of the Revolving Credit Loan (including any Revolving Credit Advances deemed made by such Lender under Section 9.12(b)) or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that such Lender's failure to give such notice shall not affect the validity thereof.

       (b) If any Lender shall obtain from any Loan Party payment of any principal of or interest on the pro rata portion of the Revolving Credit Loan owing to it or payment of any other amount under this Agreement, any Revolving Credit Note held by it, or any other Loan Document through the exercise of any right of setoff, banker's lien or counterclaim or similar right (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on such Revolving Credit Loan or such other amounts then due hereunder or thereunder by such Loan Party to such Lender than the percentage received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Credit Loan or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Revolving Credit Loan or such other amounts, respectively, owing to each of Lenders. Amounts received by Agent under this Section 1.14(b) shall be treated as a payment by the Loan Party under Section 1.12. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of any participation or assignment sold or otherwise) if such payment is rescinded or must otherwise be restored.

       (c) Each Loan Party agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with
Section 1.14(a), all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Revolving Credit Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation. Any Lender which so exercises any right of setoff shall notify Borrower and Agent of such exercise; provided, that the failure to do so shall not affect the validity of such setoff.

       (d) Nothing contained herein shall require any Lender to exercise any right as against any Loan Party as described in this Section 1.14 or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Loan Party. If, under any Insolvency Statute, any Lender receives a secured claim in lieu of a setoff or right as against any Loan Party to which this Section 1.14 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.14 to share in the benefits of any recovery on such secured claim.

1.15 Accounting. Agent will provide to Borrower a monthly accounting of transactions under the Revolving Credit Loan. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon each Loan Party in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date of receipt of any such accounting, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items (the "disputed items") expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any disputed item shall be presumed correct.

1.16 Indemnity. Each Loan Party shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, legal counsel (excluding Agent's and each Lender's legal counsel in respect of any suits or actions instituted or asserted by Agent or any Lender, Affiliate of Agent or any Lender or any Loan Party against such counsel where, in the case of any such suits or actions so instituted by any Loan Party, such Loan Party is successful in such suit or action after all possible appeals have been exhausted), agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all environmental liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Loan Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. No Indemnified Person shall be responsible or liable to any other party to any Loan Document, any successor, assignee or third party beneficiary of such person or any other person asserting claims derivatively through such party, for indirect, punitive, exemplary or consequential damages which may be alleged as a result of credit having been extended, suspended or terminated under any Loan Document or as a result of any other transaction contemplated hereunder or thereunder.
1.17   Access.  Each Loan Party shall at such Person's expense:

       (a) provide access during normal business hours to Agent and each Lender and any of their respective officers, employees, representatives, consultants and agents, as frequently as Agent or any Lender determines to be appropriate, upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent and each Lender shall have access at any and all times), to the properties, facilities, advisors and employees (including officers) of each Loan Party, such access to be made through the senior management of the Loan Party (unless a Default shall have occurred and be continuing, in which event access need not be through such senior management);

       (b) permit Agent and each Lender and any of their officers, employees, representatives, consultants and agents to inspect, audit and make extracts from all of each Loan Party's records, files and books of account; and

       (c) permit Agent on behalf of Lenders or any representatives, consultants or agents of Agent to conduct audits to inspect, review and evaluate the Collateral, provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Agent shall not conduct more than two (2) Collateral audits in any calendar year at the expense of the Loan Parties. Each Loan Party shall render to Agent and each Lender and their representatives, consultants and agents such clerical and other assistance as may be reasonably requested with regard thereto. For greater certainty, Agent shall have the right to perform (or retain an independent auditor to perform) the collateral audits contemplated hereunder; alternatively, Agent may request that Borrower retain a collateral auditor, and upon such request, Borrower shall deliver to Agent the audit report of such auditor indicating that, based upon a review by such auditor of the Inventory of the Loan Parties (including verification as to the value, location and respective types) and the Accounts of the Loan Parties (including verification as to amount, aging, indemnity and credit of the respective account debtors and the billing practices of the Loan Parties), the information set forth in the Borrowing Base Certificates relating to the periods covered by the audit is accurate and complete in all respects. Representatives of Lenders may attend collateral audits at no charge to the Loan Parties.

     Each Loan Party shall make available to Agent (including its counsel), as quickly as practicable under the circumstances, originals or copies (provided that with respect to original documents where possession of the original is not necessary to protect the interests of the Agent and Lenders the only obligation of a Loan Party shall be to provide access to the original document at the premises of the Loan Party or, at the option of the Agent, Lender or their respective counsel, to deliver a copy of the original document to the Agent, Lender or counsel) of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), Tax Returns and other filings with any Governmental Body, and other instruments and documents which Agent or any Lender may request. Borrower represents and warrants to Agent and Lenders that as of the Closing Date a duplicate copy of all electronically recorded data relating to Collateral (by way of computer tapes or discs) is located at the locations set out in Schedule 1.17.
Borrower shall ensure that a duplicate copy (by way of computer tapes or discs) of all data electronically recorded after the Closing Date (as updated weekly) and relating to Collateral is delivered weekly to and maintained at such location. Each Loan Party shall deliver any document or instrument reasonably necessary for Agent or any Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Loan Party, and shall maintain duplicate records or supporting documentation on any media, including computer tapes and discs owned by such Loan Party. Each Loan Party shall instruct the Accountants and its banking and other financial institutions to make available to Agent and each Lender such information and records as Agent and each Lender may reasonably request.

1.18   Taxes.

       (a) Subject to Section 1.18(c), any and all payments by any Loan Party under this Agreement, the Revolving Credit Notes or any of the other Loan Documents shall be made, in accordance with this Section 1.18, free and clear of and without deduction for any and all present or future Taxes, excluding Taxes imposed on or measured by the net income or capital of Agent or Lender by the jurisdictions under the laws of which they are organized or carry on business. If any Loan Party shall be required by law to deduct any such Taxes from or in respect of any sum payable hereunder, under the Revolving Credit Notes or under any other Loan Documents,

       (1) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
             Section 1.18) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made,

       (2)   the applicable Loan Party shall make such deductions, and

       (3) the applicable Loan Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

Within 30 days after the date of any payment of such Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

       (b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of such Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.18) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

       (c) The Agent and each Lender party hereto on the date hereof represents and warrants that it is not a nonresident of Canada under the ITA.

If the Agent or a Lender hereunder loses its status as a resident of Canada for tax purposes, other than due solely to a change in Applicable Laws or the interpretation or application thereof, so that withholding Taxes become payable in respect of payments to the Agent or such Lender, Borrower shall not be required to comply with Section 1.18(a) and shall be entitled to withhold such Taxes from payments due to the Agent or such Lender in accordance with Applicable Laws and remit only the balance of such payments remaining after such withholding to the Agent or such Lender.

1.19   Additional Costs.

       (a) If at any time, any Lender determines, acting reasonably and with appropriate diligence, that (1) any Regulatory Change, or (2) compliance by such Lender with any direction, requirement or request from any central bank or other regulatory authority given after the date of execution hereof, whether or not having the force of law, has or would have, as a consequence of such Lender's obligation under this Agreement, and taking into consideration such Lender's policies with respect to capital adequacy, the effect of reducing the rate of return on such Lender's capital to a level below that which such Lender could have achieved under this Agreement but for such change or compliance, such Lender shall determine the amount of such additional amounts as will compensate such Lender for such reduction.

       (b) If after the date of execution hereof, any introduction of any Applicable Law or any Regulatory Change or any change in the compliance of any Lender therewith now or hereafter:

       (1) subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by Borrower to such Lender under this Agreement (except for Taxes imposed on or measured by the net income or capital of such Lender);

       (2) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirement against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of such Lender, in connection with Revolving Credit Advances or such Lender's Revolving Credit Commitment;

       (3) imposes or holds applicable on such Lender, or expects there to be maintained by such Lender any capital adequacy or additional capital requirement in respect of Revolving Credit Advances or its Revolving Credit Commitment or any other condition with respect to this Agreement; or

       (4) imposes any Tax on reserves or deemed reserves with respect to the undrawn portion of its Revolving Credit Commitment;
             and the result of any of the foregoing, in the determination of Lender acting reasonably and with appropriate diligence, shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or its effective return hereunder in respect of making, maintaining or funding Revolving Credit Advances hereunder, such Lender shall, acting reasonably, determine that amount of money which shall compensate such Lender for such increase in cost or reduction in income (herein referred to as "Additional Compensation").

       (c) Upon a Lender having determined that it is entitled to additional amounts in accordance with the provisions of Section 1.19(a) or to Additional Compensation in accordance with the provisions of Section 1.19(b), such Lender shall promptly so notify Agent and shall provide to Agent a photocopy of the relevant Regulatory Change or Applicable Law (if any, in either case) and a certificate of a duly authorized officer of such Lender setting forth the additional amounts or Additional Compensation, as applicable, and the basis of calculation thereof, which shall be prima facie evidence of such additional amounts or Additional Compensation, as applicable. Agent shall promptly notify Borrower and Borrower shall pay to Agent for the account of such Lender within 10 Business Days of the giving of such notice such Lender's compensation (that is, additional amounts or Additional Compensation, as applicable) for such costs as are incurred or reductions as are suffered as to which such notification relates. Each Lender shall be entitled to be paid such additional amounts or Additional Compensation, as applicable, from time to time to the extent that the provisions of this Section 1.19 are then applicable notwithstanding that such Lender has previously been paid any additional amounts or Additional Compensation.

1.20 Currency Matters. Principal, interest, reimbursement obligations, fees and all other amounts payable under this Agreement and the other Loan Documents to the Agent and the Lenders shall be payable in Canadian Dollars except as expressly stated otherwise in the Loan Documents. All calculations, comparisons, measurements or determinations under this Agreement shall be made in Canadian Dollars.

1.21 Notices of Revolving Credit Advance, Conversion, Rollover. Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance, Notice of Rollover or Notice of Conversion believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

SECTION 2   CONDITIONS PRECEDENT

2.1 Conditions to the Initial Advance. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent or any Lender hereunder, none of the Loan Parties shall have any rights under this Agreement (but each of the Loan Parties shall have all applicable obligations hereunder), and Agent and Lenders shall not be obligated to make any Revolving Credit Advance or to take, fulfil, or perform any other action hereunder, until the following conditions have been fulfilled to the satisfaction of Agent (and to the extent specified below, of Lenders):

       (a) this Agreement or counterparts thereof shall have been duly executed by, and delivered to, each Loan Party, Agent and each Lender; and

       (b) Agent shall have received such documents, instruments, certificates, opinions and agreements as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all documents, instruments, agreements and other materials listed in the Schedule of Closing Documents attached as Annex C, each in form and substance satisfactory to Agent, together with evidence of the completion of all necessary or appropriate recordings and filings of the foregoing in order to give Agent first ranking Liens (subject to the other Liens permitted by Section 6.7) created thereby in the Collateral together with collateral releases and discharges in form and substance satisfactory to Agent from all of the existing creditors of each Loan Party except to the extent such creditors are permitted to have Liens under Section 6.7;

       (c) Agent shall have received evidence satisfactory to Agent that all Liens upon any of the property of each Loan Party have been terminated and released except to the extent such Liens are permitted under Section 6.7;

       (d) Agent shall have received evidence satisfactory to Agent that all Indebtedness and other obligations of the Loan Parties under the Existing Credit Agreements (as in effect immediately prior to the Closing Date) will be performed and paid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property (including any cash collateral) of each Loan Party in favour of the lender thereunder shall be terminated and released immediately upon such payment and Agent and to that end, on or prior to the Closing Date such lender shall have provided discharges in form and substance satisfactory to Agent providing for the discharge, release and termination of all such Liens, termination of the Existing Credit Agreements and acknowledgment of payment in full of all outstanding Indebtedness and other obligations under or relating to the Existing Credit Agreements;

       (e)     Agent shall have received:

       (1) evidence satisfactory to Agent that the Loan Parties have obtained all required consents, licences, permits, waivers, approvals and acknowledgments of all Persons, including all requisite Governmental Approvals, to the execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby and the continued operation by each Loan Party, or

       (2) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents, licences, permits, waivers, approvals or acknowledgements are required;

       (f) Agent shall be satisfied that, as of the Closing Date, each Loan Party and the transactions contemplated by this Agreement shall be in compliance in all material respects with all material agreements and all Applicable Laws, and there shall be no legal impediment to any of Lenders making loans or other extensions of credit contemplated by this Agreement in any applicable jurisdiction;

       (g) Agent shall have received evidence satisfactory to Agent that the insurance policies provided for in Section 3.18 and Annex F are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses and/or mortgage clauses or endorsements, as appropriate, in favour of Agent for Agent and Lenders and in form and substance satisfactory to Agent. All policies of insurance shall have been issued by insurers acceptable to Agent and contain provisions to the effect that 30 days' prior notice will be provided to Agent if any cancellation, nonrenewal or amendment thereof;

       (h) Borrower shall have paid in immediately available funds to Agent for its account and the account of Lenders, as the case may be, all Fees required to be paid on the Closing Date and all fees, costs, and expenses of closing (including reasonable fees and expenses of consultants and counsel to Agent and any Lender presented as of the Closing Date);

       (i)     as of the Closing Date, the Agent shall be satisfied that:

       (1) no Restricted Payments shall have been made by Borrower since September 30, 1996, other than as contemplated by Schedule 3.5; and

       (2) no material adverse change shall have occurred in the results of operations of any of the Loan Parties on a consolidated basis, for the period commencing September 30, 1996 and ending on the Closing Date from the projected results of the Loan Parties' operations for such period contained in the Projections;

       (3) since September 30, 1996 no litigation, action, proceeding, investigation, audit, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Body:

              (A)   which, if successful, would have a Material Adverse
                    Effect, or

              (B) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement, or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby and which, in Agent's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement, or any of the other Loan Documents;

       (j) Agent shall be reasonably satisfied with the corporate, capital, tax, management compensation, legal and management structure and cash management systems of each Loan Party, and shall be satisfied, in its sole judgment, with the nature and status of all material contractual obligations, senior management confidentiality, stock repurchase and noncompetition rights and obligations, securities, labour, tax, employee benefit, environmental, health and safety matters, the funding of pension obligations, in each case, involving or affecting each Loan Party. In connection therewith, Agent shall have completed, with results reasonably satisfactory to Agent and Lenders, such business and legal due diligence of each Loan Party and ICP, CHL, and ICP (USA) as Agent may require including, without limitation, satisfactory review by Agent's field examiners or counsel, as applicable, of each Loan Party's Accounts, assets, Inventory, financial controls and records, contracts (including, without limitation, shareholder agreements, licenses and debt and equity agreements), leases, pension funds, management compensation and equity incentive programs, management noncompetition provisions, organizational or governing documents, environmental compliance, indebtedness, legal and capital structure, liabilities, tax position and a liquidation analysis. Agent shall have had reasonable and continuing access to any material it deems necessary to monitor the loans to be made hereunder, including access to each Loan Party's Accountants. Agent shall be satisfied with the structure and the tax effects of the transactions contemplated by this Agreement and other Loan Documents and the terms of the Loan Documents;

       (k) as of the Closing Date, Borrower shall have provided to Lenders copies of any existing environmental reviews and audits, including any environmental audit requested by Agent which shall be in form and substance, and by an environmental engineering firm, satisfactory to Agent, as well as other information pertaining to actual or potential environmental claims with respect to each Loan Party;

       (l) the Eligible Accounts and the Eligible Inventory supporting the initial Revolving Credit Advance and the amount of the reserves to be established on the Closing Date shall, after giving effect to the initial Revolving Credit Advance and the consummation of the Related Transactions (on a pro forma basis after payment of all costs and fees and without deterioration in trade payables or working capital), be sufficient in value, as determined by Agent, to provide Revolving Credit Availability of at least $3,000,000;

       (m) Agent shall have received Financials and Projections updated to 1997;

       (n) on the Closing Date, the total Indebtedness of the Loan Parties (excluding any Indebtedness owing by Borrower to any of its Affiliates) less any cash on hand shall not exceed $40,000,000; Agent shall have received evidence that Borrower has received from ICP (USA) a minimum of USD998,575.36 (converted to approximately $1,361,572) in cash for certain export inventory sold to ICP (USA);

       (p) Agent shall have received evidence of the receipt by Borrower of not less than $1,355,000 in payment of an account receivable owing by ICP;

       (q) Borrower's Accountants shall have agreed to provide annually to Agent a letter in which the Accountants agree to respond to questions given to them in writing by Agent regarding the business and financial condition of the Loan Parties based solely on their audit of the Loan Parties;

       (r) Agent shall have received a letter from CH2M Gore& Storrie Limited confirming that Agent and Lenders shall be entitled to review and rely upon the certain environmental reports prepared for Borrower by CH2M Gore & Storrie Limited;

       (s) Agent and Lenders shall have the unqualified right to use all Intellectual Property owned by any Loan Party or by ICP (USA) (in the case of ICP (USA) such use shall be as provided in the ICP (USA) Acknowledgement and Consent) in any way associated with or relating to the Collateral for the purpose of exercising their rights and remedies under the Collateral Documents in respect of the Collateral, which rights and remedies may not be adversely affected by any event, including, without limitation, the bankruptcy, insolvency or reorganization of any Loan Party or any Affiliate of any Loan Party or any other Person;

       (t) Emerson and each Affiliate of any Loan Party to whom any Loan Party owes any indebtedness (other than for trade credit) shall have entered into an intercreditor agreement in form and substance satisfactory to the Agent, which shall include, without limitation, that the Loan Party's obligations to Emerson or to any of the Loan Party's Affiliates (including, without limitation, the Indebtedness owing by Borrower to
               ICP), and Emerson's security for the Loan Party's obligations to Emerson, are subordinate to the Obligations and the Agent's and the Lenders' security on the Collateral and that neither Emerson nor any such Affiliate shall request, demand, sue for, take or receive all or any part of any Indebtedness owing to Emerson or any such Affiliate by any Loan Party, Emerson shall not exercise any rights of setoff or any of its rights or remedies in respect of any security for such Indebtedness, and Emerson and each such Affiliate of any Loan Party shall waive all of their rights and remedies at law in respect of such Indebtedness and security until all the Obligations have been irrevocably paid and discharged in full and the Revolving Credit Facility has been terminated. Upon the exercise by Agent of any of its rights and remedies under the Collateral Documents to realize on Collateral located in the Province of Quebec Emerson shall agree to discharge its security on such Collateral so that the Agent's and the Lenders' realization on the Collateral located in the Province of Quebec shall not be subject to Emerson's security. The Agent and the Lenders shall agree that the proceeds of the Collateral remaining after all the Obligations have been irrevocably paid and discharged in full and the Revolving Credit Facility has been terminated may be available to Emerson. Emerson and each Affiliate of each Loan Party shall agree to vote or to abstain from voting, as directed by the Agent, in any reorganization proceeding involving any Loan Party. If Emerson has registered any security on any real property of any Loan Party, Emerson shall execute and deliver to Agent a registrable postponement that incorporates the foregoing terms of this Section 2.1(t). Emerson shall agree that Borrower's Indebtedness to Emerson and all security therefor shall be automatically extinguished upon CHL, Borrower and ICP (USA) ceasing to be under the common control of ICP;

       (u) Agent shall have been provided with details of management compensation and equity incentive programs of the Loan Parties and Agent shall be satisfied with the form and substance of the provisions regarding noncompetition for members of senior management of the Loan Parties;

       (v) the Closing Date shall have occurred on or before December 31, 1996; and

       (w) Agent shall have received an operating plan for the Loan Parties, certified by Borrower's Senior Vice President,
                Canadian Operations, in form acceptable to Agent, which shall include a capital expenditures budget and operating profit and cash flow projections for each year until the Commitment Termination Date and for each month in the immediately following year.

The making of the initial Revolving Credit Advance to Borrower shall constitute confirmation that the conditions set out in Section 2.1 have been fulfilled to satisfaction of Agent (and, to the extent specified above, to satisfaction of Lenders).

2.2 Further Conditions to Each Advance, Rollover and Conversion. It shall be a further condition to the funding of the initial and each subsequent Revolving Credit Advance and to each rollover of or conversion to a BA Rate Loan in accordance with Section 1.2 or Section 1.3, respectively, that the following statements shall be true on the date of each such funding, advance, rollover or conversion, as the case may be:

       (a) each Loan Party's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and, subject to Section 5.8, the date on which each such Revolving Credit Advance, rollover or conversion is made, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation and warranty shall have been true and correct on such date, and except for changes permitted or contemplated by this Agreement;

       (b) no event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance, rollover or conversion, which constitutes a Default or an Event of Default;

       (c) after giving effect to any such Revolving Credit Advance, rollover or conversion, the Revolving Credit Loan shall not exceed the Borrowing Base and there shall be no requirement under Section 1.4(b) to prepay any Revolving Credit Advance;

       (d) there shall not have occurred a Material Adverse Effect which shall not have been cured or waived in writing by Required Lenders;

       (e) Agent shall have received a Notice of Revolving Credit Advance, Notice of Rollover or Notice of Conversion in accordance with Section 1.1(c), Section 1.2 or Section 1.3, respectively.

       The request and acceptance or retention on a rollover or conversion by Borrower of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date of such request:

     (1) a representation and warranty by each Loan Party that the conditions in this Section 2.2 have been satisfied; and

     (2) a reaffirmation by McDonald of the McDonald Guarantee and a confirmation by each Loan Party of the granting and continuance of Agent's and Lenders' Liens pursuant to the Collateral Documents.

SECTION 3   REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Agreement, Borrower makes the following representations and warranties to Agent and Lenders with respect to itself and each other Loan Party, and each other Loan Party makes the following representations and warranties to Agent and Lenders with respect to itself and each other Loan Party (which representations and warranties shall be renewed as provided in Section 2.2 until the Termination Date unless stated therein to be made as of a specific time):

3.1   Corporate Existence; Compliance with Law.  Each Loan Party:

       (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to do business under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;

       (b) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted;

       (c) has all Governmental Approvals and has made all filings with, and has given all notices to, all Governmental Bodies having jurisdiction, to the extent required for such ownership, operation and conduct;

       (d) is in compliance with its articles or certificate of incorporation, bylaws and other organizational documents; and

       (e) is in compliance in all material respects with all Applicable Laws, provided, however, each Loan Party is in compliance in all respects with all Applicable Laws regarding the withholding, collection, payment and/or deposit, as applicable, of employees' income, unemployment and health insurance and other benefits and social security.

3.2 Chief Executive Offices; Collateral Locations; Corporate or Other Names. The current location of each Loan Party's chief executive office, principal place of business, other corporate offices, leased premises, warehouses and other premises within or on which any Collateral is stored or located, and the locations of all of each Loan Party's records concerning the Collateral are set forth in Schedule 3.2. Each Loan Party's corporate name is set forth in Schedule 3.2. Except as set forth in Schedule 3.2, none of the Loan Parties has been known as or used any corporate, fictitious or trade name.

3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party and the creation by each Loan Party of all Liens provided for herein and therein:

      (a)     are within the applicable Loan Party's corporate power;

      (b) have been duly authorized by all necessary corporate and shareholder action;

      (c) are not in contravention of any provision of any Loan Party's articles or certificate of incorporation or bylaws or other organizational documents;

      (d)     will not violate any Applicable Laws;

      (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its respective property is bound;

      (f) will not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favour of Agent or Lenders, all pursuant to the Loan Documents; and

      (g) do not require the consent or approval of any Governmental Body or any other Person, except those referred to in Section 2.1(e), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect.

      Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto, and each constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

3.4 Financial Statements and Projections. Borrower has delivered the Financials and Projections identified in Schedule 3.4 (which Projections are attached hereto as Exhibit 3.4), and each of such Financials and Projections complies with the description thereof contained in Schedule 3.4.

3.5   Material Adverse Change, Restricted Payments.  Except as set forth in
Schedule 3.5, from September 30, 1996 through to the Closing Date, none of the Loan Parties has any material obligations, contingent liabilities, or liabilities for Charges, longterm leases or unusual forward or longterm commitments which are not reflected in the audited consolidated December 31, 1995 balance sheet of Borrower. As of the Closing Date, there has been no material deviation from the Projections delivered under Section 3.4. Except as set forth in Schedule 3.5, no Restricted Payment has been made by a Loan Party since September 30, 1996, and no shares of Stock of any Loan Party have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by any Loan Party. Since September 30, 1996 no event has occurred which, alone or together with other events, could reasonably be expected to have or result in a Material Adverse Effect.

3.6 Ownership of Property; Liens. As of the Closing Date, the real estate listed in Parts 1(a) and 1(b) of Schedule 3.6 constitutes all of the real property owned or leased by any Loan Party, or used in any Loan Party's business (the "Real Property"). Except as set out in Parts 1(a) and 1(b) of
Schedule 3.6, each Loan Party owns (a) good and marketable title to all of the real property described in Part 1(a) of Schedule 3.6, (b) legal, valid and binding leasehold interests in all Leases (either as lessee, sublessee or assignee) as described in Part 1(b) of Schedule 3.6, and (c) good title to, or valid leasehold interests in, all of its other properties and assets. None of the properties and assets of any Loan Party is subject to any Liens, except Liens permitted by Section 6.7. As of the Closing Date, except as set out in Part 2 of Schedule 3.6, each Loan Party has received all deeds, assignments, waivers, consents (including landlord waivers and consents and bailee agreements), nondisturbance and recognition or similar agreements (including mortgagee agreements), bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect its right, title and interest in and to all Real Property and its other assets or property. Except as set out in Part 3 of Schedule 3.6, none of the Loan Parties, nor to any Loan Party's knowledge, any other party to any Lease is in default of its monetary obligations or any other of its material obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute any such default under any such Lease. Except as set out in Part 3 of Schedule 3.6, none of the Loan Parties owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property. Except as set out in Part 3 of Schedule 3.6, no portion of the Real Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. All Governmental Approvals required to have been issued or appropriate to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are, as of the Closing Date, in full force and the absence of any Governmental Approval so required could not have a Material Adverse Effect.

3.7 Restrictions; No Default; Material Contracts. No contract, lease, agreement or other instrument to which any Loan Party is a party or by which it or any of its properties or assets are bound or affected and no provision of any charter, corporate restriction or Applicable Laws has resulted in or will result in a Material Adverse Effect. None of the Loan Parties is in default and, to each Loan Party's knowledge, no third party is in default, under or with respect to any Material Contract. No Default or Event of Default has occurred and is continuing. Schedule 3.7, as supplemented from time to time by written disclosures to Agent, sets forth a complete and accurate list of all Material Contracts. Each Loan Party is in compliance with:

       (a)     all licence agreements to which it is a party or bound by;

       (b)     its obligations to make royalty payments to other Persons;

       (c)     all Material Contracts; and

       (d) the terms and conditions of its insurance coverage and policies therefor.

3.8 Labour Matters. Except as set forth in Schedule 3.8, there are no strikes or other labour disputes against any Loan Party that are pending or, to any Loan Party's knowledge, threatened. Hours worked by and payment made to employees of each Loan Party have not been in violation of any Applicable Laws which would have a Material Adverse Effect. All payments due from any Loan Party on account of worker's compensation, Canada Pension Plan, Quebec Pension Plan, employee health plans, social security and employee insurance of every kind and employee income tax source deductions and vacation pay have been paid or accrued as a liability on the books of the applicable Loan Party. Except as set forth in Schedule 3.8, none of the Loan Parties has any obligation under any collective bargaining agreement, consulting or management agreement, or any employment agreement requiring payment in excess of $250,000 in any Fiscal Year, and a correct and complete copy of each agreement listed on Schedule 3.8 has been provided to Agent. Each Loan Party is in compliance in all material respects with the terms and conditions of all such collective bargaining agreements, consulting agreements, management agreements, employment agreements and other labour agreements. There is no organizing activity involving any Loan Party pending or, to any Loan Party's knowledge, threatened by any labour union or group of employees. Except as set forth in Schedule 3.13, no labour organization or group of employees has made a pending demand for recognition, and, there are no complaints or charges against any Loan Party pending or threatened to be filed with any Governmental Body or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual.

3.9 Ventures, Subsidiaries and Equity Investments; Outstanding Stock and Indebtedness. No Loan Party has any Subsidiaries other than those Subsidiaries set forth on Schedule 3.9 and, except as set forth in Schedule 3.9, none of the Loan Parties is engaged in any joint venture or partnership with any other Person or has any equity interest in any other Person. None of the Loan Parties is a party to or is bound by any shareholder agreement. The Stock of each Loan Party owned by each of the stockholders thereof named in Schedule 3.9 constitutes all of the issued and outstanding Stock of such Persons and all such Stock is duly and validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.9, there are no outstanding rights to purchase options, warrants or similar rights, agreements or plans pursuant to which any Loan Party may be required to issue, sell or purchase any Stock. Schedule 3.9 lists all Indebtedness of each Loan Party as of the Closing Date (including, in the case of reimbursement obligations incurred by any of the Loan Parties in respect of letters of credit issued for the account of any of the Loan Parties, the applicant, the issuer's name, the amount, the currency, the expiry date and beneficiary (e.g. Inventory supplier)).

3.10 Taxes. All Tax Returns required to be filed by or on behalf of each Loan Party have been accurately prepared, duly executed and filed within the prescribed period. All information provided in such Tax Returns pertaining to each Loan Party is true, complete and accurate. All Taxes attributable to each Loan Party that were due and payable have been paid (except Taxes being contested pursuant to Section 5.2) and adequate provision has been made on the books of each Loan Party in accordance with GAAP for all Taxes payable for the current or a prior year which are not yet due to the extent that such Loan Party is aware of the amount of such Taxes. Except as set out in Schedule 3.10, none of the Loan Parties has received any notice of assessment of additional taxes or any other claim or notice of any nature whatsoever that any Tax or additional Tax is due which has not been paid or otherwise finally settled or satisfied. Except as set out in Schedule 3.10, there are no actions, suits, proceedings, investigations, audits or claims, threatened or pending in respect of any Taxes of any Loan Party, nor are there any matters under discussion with any Governmental Body relating to any Taxes asserted by any such body. Each Loan Party has withheld from its employees, customers and any other applicable payees (and timely paid to the appropriate Governmental
Body) the proper and accurate amount of all Taxes and other amounts required to be withheld or collected and remitted in compliance with all Applicable Laws. There are no Liens for Taxes on the assets of any Loan Party except for Liens for Taxes not yet due. None of the Loan Parties have executed or filed with Revenue Canada or any other Governmental Body any agreement, waiver or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes or the filing of any Tax Returns.

3.11 No Foreign Business. None of the Loan Parties carries on any business, employs any employees or owns any material assets outside Canada.

3.12 Benefit and Pension Plans. Schedule 3.12 sets forth all Canadian Benefit Plans and Canadian Pension Plans adopted by each Loan Party. The Canadian Pension Plans are duly registered under the ITA and all other Applicable Laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Bodies and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect and in any event no such improvements will result in a solvency deficiency or going concern unfunded liability in the affected Canadian Pension Plans. All contributions or premiums required to be made or paid by each Loan Party to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all Applicable Laws. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by each Loan Party and fully paid into such plans in a timely manner. The pension fund under each Canadian Pension Plan is exempt from the payment of any income tax and there are no taxes, penalties or interest owing in respect of any such pension fund. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Applicable Laws to be filed or distributed have been filed or distributed in a timely manner. None of the Loan Parties is a party to, employs any employees who are participants in, or has taken any action which may have the effect of acknowledging, accepting or creating any liability whatsoever under or in respect of, any employee benefit plan which is governed by ERISA. None of the Loan Parties is subject to any Lien in favour of the PBGC or any other Person in connection with any liability under or in connection with ERISA. All payments and contributions of any nature or kind required to be made by any Loan Party in connection with the Canadian Pension Plans are fully reflected in the Projections.

3.13 No Litigation. Except as set forth in Schedule 3.13, no litigation, action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any Governmental Body:

       (a) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder; or

       (b) which if determined adversely, could have or result in a Material Adverse Effect.

To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
3.14 Brokers. No broker or finder acting on behalf of any Loan Party brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents or the transactions contemplated thereby and no Loan Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

3.15   Intellectual Property.

       (a) Except as set out in Schedule 3.15, each Loan Party owns or is licensed to use all Intellectual Property necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it. Each of such Intellectual Properties that each Loan Party actually uses to conduct its business, now conducted by it or proposed to be conducted by it, is listed (by type of property; for example, trademark, tradename, industrial design, computer software or right to use the same, and if none of the Loan Parties owns the trademark, tradename, industrial design, computer software or other type of property and owns the right to use the same (for example, by way of licence), the owner of the applicable Intellectual Property is listed), together with applicable Canadian and United States application or registration numbers, as applicable, in Schedule 3.15, which Schedule may be amended without the consent of Agent to include any changes permitted by Section 5.14. All Intellectual Property owned by each Loan Party, and each applicable registration thereof, is valid, subsisting and enforceable. Except as set out in Schedule 3.15, each Loan Party conducts business without infringement or claim of infringement of any Intellectual Property of others. To each Loan Party's knowledge, except as set out in Schedule 3.15, there is no infringement or claim of infringement by others of any Intellectual Property used by any Loan Party. Each Loan Party's use of Intellectual Property does not contravene any Applicable Law. Set out on Schedule 3.15 is a complete list of all Licence Agreements to which each Loan Party is a party. Except as set forth on Schedule 3.15, all Licence Agreements are in full force and effect unamended. There have not been any material defaults under or any breaches of any of the Licence Agreements; provided that, there has not been any default under or any breach of any of the Licence Agreements where such default or breach could have a Material Adverse Effect. Except as set forth on Schedule 3.15, none of the Licence Agreements under which any Loan Party obtains rights or an option to acquire rights to use any Intellectual Property contains any restriction on that Loan Party's ability to assign or to encumber its rights or option to acquire rights to use such Intellectual Property or is terminable upon the occurrence of any of the events described under Sections 8.1(g), 8.1(h) or 8.1(i). Agent and Lenders have the unqualified right to use all Intellectual Property owned by any Loan Party or by ICP (USA) (in the case of ICP (USA) such use shall be as provided in the ICP (USA) Acknowledgement and Consent) in any way associated with or relating to the Collateral for the purpose of exercising their rights and remedies under the Collateral Documents in respect of the Collateral which rights and remedies may not be adversely affected by any event, including, without limitation, the bankruptcy, insolvency or reorganization of any Loan Party or any Affiliate of any Loan Party or any other Person.

       (b) Borrower is the sole legal and beneficial owner of and has good title or the licence to use all of the computer software (other than operating systems software) running on Borrower's IBM AS/400, Model E35 computer systems (the "AS/400 Software"), free and clear of all Liens whatsoever. No royalty or other fee is required to be paid by Borrower to any other Person in respect of the use of any of the AS/400 Software. Borrower has the right to use all of the AS/400 Software and has not granted any licence or other rights to any other Person in respect of the AS/400 Software. There are no restrictions on the ability of Borrower or any successor to or assignee from Borrower to use and exploit all rights of Borrower in the AS/400 Software. The use of the AS/400 Software does not infringe, and Borrower has not received any notice, complaint, threat or claim (1) that any AS/400 Software may infringe on any rights owned, held or claimed by any other Person; or (2) that there is pending or threatened any claim or litigation against Borrower contesting the right of Borrower to use any such AS/400 Software. No other Person has any right to disclosure or use of any proprietary technology or rights of Borrower relating to the AS/400 Software, present or future.

3.16 Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Financials or any written statement furnished by or on behalf of any Loan Party or any

Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. With respect to all business plans and other forecasts and projections (including the Projections) furnished by or on behalf of any Loan Party and made available to Agent or any Lender relating to the financial condition, operations, business, properties or prospects of such Loan Party:

       (a) all material facts stated as such therein are true and complete in all respects;

       (b) all material facts upon which the forecasts or projections therein contained are based are true and complete in all respects and no material fact was omitted therefrom;

       (c) all material assumptions made on that basis are reasonable under the circumstances and are disclosed therein; and

       (d) the forecasts or projections are reasonably based on those facts and assumptions.

With respect to any such business plans, forecasts or projections made available to Agent or any Lender after the Closing Date, the foregoing clauses (a) through (d) shall be true and correct in all respects as of the date of such business plans, projections or forecasts.

3.17   Environmental Matters.  Except as disclosed in Schedule 3.17:

       (a) all Facilities and the Undertaking have been, and continue to be, owned, leased, managed, controlled or operated, and have been and are now in compliance with all Environmental Laws;

       (b) each Loan Party has obtained all Governmental Approvals which are required under Environmental Laws in respect of the Facilities and the Undertaking. The Undertaking has been conducted in compliance with all such Governmental Approvals and all such Governmental Approvals are valid and in full force and effect;

       (c) none of the Loan Parties has received any notice, or is aware of any proposal, to amend, revoke or replace any Governmental Approval under Environmental Laws, or requiring the issue of any such additional Governmental Approval in respect of the Facilities or the Undertaking;

       (d) each Loan Party and, to each Loan Party's actual knowledge (without conducting any due diligence or other investigation) their respective predecessors in title, have carried on or are carrying on, as the case may be, the Undertaking in a manner which would permit the issue, maintenance, renewal or reissue of all Governmental Approvals required under the Environmental

               Laws in respect of the Facilities and the Undertaking;

       (e) no notice, citation, summons or order has been issued, no complaint has been filed, no administrative or legal proceedings have been instituted and no penalty has been assessed and no environmental investigation or review is pending or threatened by any Governmental Body with respect to any alleged:

       (1) violation by any Loan Party of any Environmental Law with respect to the Facilities or the Undertaking, or

       (2) failure by any Loan Party to have any Governmental Approval which any of them is required to have under Environmental Laws in respect of the Facilities or the Undertaking, or

       (3) violation of or failure by any Loan Party to comply with any Governmental Approval which any of them is required to have under Environmental Laws in respect of the Facilities or the Undertaking;

       (f) none of the Loan Parties nor, to each Loan Party's actual knowledge (without conducting any due diligence or other investigation), none of their respective predecessor's in title, is or has been on notice of, or subject to, a claim, administrative order or other demand either to take decontamination or restoration or other action under any Environmental Laws, or to reimburse any Person who has taken such action, in connection with a Facility or other property or is or has been the object of any stop order, control order, directive, order, programme approval, certificate or depollution programme relating to an Environmental Activity or any other environmental matter which mandates any work, repairs, construction, modifications, capital expenditures or any preparation of contingency plans binding upon any Loan Party;

       (g) none of the Loan Parties nor, to each Loan Party's actual knowledge (without conducting any due diligence or other investigation), any of their respective predecessors in title, has, contrary to any Environmental Laws, used, generated, treated, stored, recycled, reused or Discharged any Contaminant in, on, under, or from any property now or previously owned, operated, leased or occupied by any Loan Party or any of their respective predecessors in title or on any adjoining premises;

       (h) each Loan Party and, to each Loan Party's actual knowledge (without conducting any due diligence or other investigation), their respective predecessors in title, has reported promptly to appropriate Governmental Bodies the occurrence of any Environmental Activity or any other event where required to do so by Environmental Laws in respect of any of the Facilities and the Undertaking;

       (i) there are no environmental Liens or registrations under any Environmental Laws on any Facility and no actions have been taken which could subject any Facility to such environmental Liens or registrations;

       (j) there is no fact, condition or circumstance relating to the Facilities or the Undertaking that could result in any liability under any Environmental Laws;

       (k) none of the Loan Parties has any liability or contingent liability under any Environmental Laws in connection with the Facilities or the Undertaking (whether or not such contingent liability is required under GAAP to be reflected in the financial statements of any Loan Party or any Subsidiary);

       (l) there are no unauthorized locations in Canada and the United States to which Contaminants have been shipped or disposed of by any Loan Party;

       (m) all facilities and all transporters and handlers engaged by any Loan Party to transport or dispose of any Contaminants had, at the time of shipment or disposal, all required Governmental Approvals; and

       (n) Borrower has provided to Agent copies of all environmental reports, reviews and audits prepared within the past five years and all reasonably available and current information pertaining to actual or potential environmental liabilities, in each case, relating to each Loan Party.

3.18 Insurance Policies. Schedule 3.18 lists all insurance of any nature maintained for current occurrences by each Loan Party, as well as a summary of the terms of such insurance. Such insurance complies with the standards set forth in Annex F.

3.19 Bank Accounts and Lock Boxes. Schedule 3.19 lists all banks and other financial institutions at which each Loan Party maintains deposits and/or other accounts and lock boxes, including the Disbursement Accounts, the Blocked Accounts and the Lock Boxes, and such Schedule correctly identifies the name, address and telephone number of each such financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number. None of the Loan Parties maintains any post office or other type of lock box.

3.20 Solvency. Each Loan Party is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. Each Loan Party, after giving effect to the transactions contemplated by this Agreement and the other Loan

Documents, will have an adequate amount of capital to conduct its business until the Commitment Termination Date.

3.21 Inventory. All Inventory purchased by each Loan Party is purchased free and clear of any and all adverse claims other than unpaid suppliers' rights to repossess goods under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and such suppliers' substantially similar rights under the Civil Code of Quebec.

3.22 Corporate Structure. Borrower is a wholly owned Subsidiary of ICP and McDonald is a wholly owned Subsidiary of Borrower. Borrower has no Subsidiaries other than McDonald. McDonald has no Subsidiaries.

3.23 Government Contracts. The aggregate amount of the Accounts of all Loan Parties that are subject to the Financial Administration Act (Canada) or any other similar Applicable Law does not exceed $150,000 in any Fiscal Year.

3.24 Customer and Trade Relations. As of the Closing Date, there exists no actual or threatened termination or cancellation of, or any material adverse modification or change in:

       (a) the business relationship of any Loan Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of any Loan Party; or

        (b) the business relationship of any Loan Party with any supplier material to its operations.

Except as set out in Schedule 3.24, none of the Loan Parties purchases Inventory from any Affiliate of any Loan Party other than from another Loan Party.

3.25 Agreements and Other Documents. As of the Closing Date, each Loan Party has provided to Agent or its counsel accurate and complete copies of all of the following agreements or documents to which it or any of its properties is subject and each of which is listed on Schedule 3.25:

      (a) supply agreements and purchase agreements not terminable by any Loan Party within sixty (60) days following written notice issued by such Loan Party and involving transactions in excess of $50,000 per annum;

      (b) any lease of Equipment requiring aggregate rental and other payments in excess of $50,000 per annum;

      (c) all material licenses and permits held by any Loan Party necessary for the conduct of each Loan Party's business;

      (d) instruments (including guarantees) or documents evidencing Indebtedness of any Loan Party or Affiliate Corporation and any security interest granted by any Loan Party with respect thereto;

      (e) all licence agreements and collective agreements and other material agreements to which any Affiliate Corporation is a party or any of their property is bound;

      (f)      any lease of Real Property; and

      (g) instruments and agreements relating to equity securities, rights, options, or warrants of any Loan Party.

3.26 ICP Indebtedness. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of all documents evidencing or delivered in connection with the ICP Indebtedness and there is no other Indebtedness of any Loan Party to any Affiliate of any Loan Party other than trade credit permitted under Section 6.4. Borrower has the corporate power and authority to incur the ICP Indebtedness. All Obligations, including the Obligations to pay principal of and interest on the Revolving Credit Loan, rank in all respects in priority to the ICP Indebtedness as provided in the ICP Postponement and Subordination Agreement. Each Loan Party acknowledges that Agent and each Lender are entering into this Agreement and are extending the Revolving Credit Commitments in reliance upon the provisions of the ICP Postponement and Subordination Agreement.

3.27 Emerson Indebtedness. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of all documents evidencing or delivered in connection with the Emerson Indebtedness. Borrower has the corporate power and authority to incur the Emerson Indebtedness. All Obligations, including the Obligations to pay principal of and interest on the Revolving Credit Loan, rank in all respects in priority to the Emerson Indebtedness as provided in the Emerson Postponement, Subordination and Assignment Agreement.

Each Loan Party acknowledges that Agent and each Lender are entering into this Agreement and are extending the Revolving Credit Commitments in reliance upon the provisions of the Emerson Postponement, Subordination and Assignment Agreement.

3.28   Collateral.

       (a) The Liens granted to Agent, on behalf of Agent and Lenders, pursuant to the Collateral Documents will be, at the Closing Date, fully perfected first priority Liens in and to the Collateral described therein, subject only to any Liens permitted by Section 6.7.

       (b) As of the Closing Date, each Loan Party has used reasonable commercial efforts to deliver or cause to be delivered to Agent a landlord waiver and consent or bailee agreement, as applicable, each in form and substance acceptable to Agent, duly executed by each lessor of each leased property of each Loan Party on which Collateral is located on the Closing Date or each processor, customer, agent, warehouseman or consignee on whose property Collateral is located on the

Closing Date, as applicable. Each Loan Party has delivered to Agent on or before the Closing Date all landlord waivers and consents and landlord consents and acknowledgements (in any form) received by any Loan Party from any landlord of such Loan Party.

SECTION 4   FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices. Each Loan Party covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, in sufficient numbers for Agent and each Lender, the applicable financial statements, projections and notices at the times and in the manner set forth in Annex E.

4.2 Communication with Accountants. Each Loan Party authorizes Agent to communicate directly with its Accountants and authorizes or will arrange for authorization for those Accountants to make available to Agent any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to its business, financial condition and other affairs. At or before the Closing Date and annually thereafter, the Loan Parties shall deliver to Agent a letter from the Accountants (the "Accountant's Letter"), addressed to Agent and Lenders, in which the Accountants agree to respond to questions given to them in writing by Agent regarding the business and financial condition of the Loan Parties based solely on their audit of the Loan Parties. After the Closing Date, if any Loan Party engages the services of accountants other than the Accountants, such Loan Party shall deliver to Agent from such accountants and a letter addressed to Agent and Lenders containing the same terms and provisions as the Accountant's Letter.

SECTION 5   AFFIRMATIVE COVENANTS

Each Loan Party jointly and severally covenants and agrees that, unless Agent shall otherwise consent in writing with the agreement of the Required Lenders, from and after the date hereof and until the Termination Date:
5.1 Maintenance of Existence and Conduct of Business. Each Loan Party shall:
       (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;

       (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

       (c) at all times maintain, preserve and protect all of its Intellectual Property, and keep, maintain and preserve its Equipment, fixtures and all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

       (d) not change its legal name or transact business under additional business style names in addition to those set forth in Schedule 3.2 unless Agent is given notice at least 30 days prior to any change in its legal name or the transaction of business under any such business style name.

5.2 Payment of Obligations, Charges and Claims. Each Loan Party shall pay and discharge in accordance with the terms thereof,

               (a) all of its Indebtedness, Obligations and obligations represented by rental or lease payments payable in respect of any location at which Collateral is located at any time or in respect of any computer software of hardware rented or leased by any Loan Party at any time, in each case, as and when due and payable;

               (b) all Charges imposed upon it or its income and profits, or any of its property (real, personal or mixed); and

               (c) all lawful claims for labour, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its property;

provided, that none of the Loan Parties shall be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof:

       (1) no Default or Event of Default shall have occurred and be continuing,

       (2) adequate reserves with respect thereto are established and are maintained in accordance with GAAP,

       (3) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence,

       (4)   none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest,

       (5) no Lien, except for Permitted Encumbrances, shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding unless the full amount of such Charge or claim is covered by insurance satisfactory in all respects to Agent, and

       (6) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

        The applicable Loan Party shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to that Loan Party or the conditions set forth in this
Section 5.2 are no longer satisfied.

5.3 Books and Records. Each Loan Party shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.

5.4 Litigation. Each Loan Party shall notify Agent in writing, promptly upon learning thereof, of any litigation, action, claim or proceeding being commenced or threatened against any Loan Party at law, in equity or otherwise and of the institution against any such Person of any litigation, action, claim or proceeding which:

       (a) may involve an amount in excess of $100,000, or the Equivalent Amount thereof, individually or in the aggregate;

       (b) if determined adversely, could have or result in a Material Adverse Effect;

       (c)     seeks injunctive relief;

       (d)     alleges any criminal misconduct on the part of any Loan Party;

               or

       (e) challenges any Loan Party's right, power or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder.

5.5   Insurance, Damage to or Destruction of Collateral.

      (a) Each Loan Parties shall, at its sole cost and expense, maintain the policies of insurance in such amounts and as otherwise described in Annex F in form and with insurers recognized as adequate by Agent. If any Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Loan Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

       (b) Agent reserves the right at any time, upon review of any Loan Party's risk profile (including any change in the product mix maintained by any Loan Party or any laws affecting the potential liability of such Loan Party), to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Loan Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Loan Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

       (c) Each Loan Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to all of its (1) "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (2) general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Loan Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as such Loan Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Loan Party on any cheque or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power of attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance. Each Loan Party agrees that it will not settle or adjust any claim under such "All Risk" policies of insurance where the anticipated insurance proceeds exceed $500,000 without the prior written consent of Agent. Agent is hereby authorized to directly collect all insurance proceeds relating to the Collateral, so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $500,000. After deducting from such proceeds the reasonable expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.12, or permit the relevant Loan Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. So long as no Default or Event of Default shall have occurred and be continuing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect or such insurance proceeds do not exceed $500,000 in the aggregate, Agent shall permit each Loan Party to replace, restore, repair or rebuild the property; provided that if the relevant Loan Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.12. All insurance proceeds which are to be made available to a Loan Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Credit Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (A) Borrower shall request a Revolving Loan Advance in the amount requested to be released; (B) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Loan Advance; and (C) the reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.12.

       (d) Each Loan Party shall, promptly upon such Loan Party learning of the institution of any proceeding for the expropriation or other taking of any Collateral, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding and such Loan Party from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation. Agent shall (and is hereby authorized to) collect any and all awards, payments or other proceeds of any such expropriation or taking. If all amounts collected are less than $250,000 and no Default or Event of Default has occurred and is continuing, the applicable Loan Party shall be entitled to use such amounts, within 180 days of receipt by the Agent, to replace, such expropriated or taken Collateral as provided in Section 5.5(g). Otherwise, Agent may apply such amounts to the reduction of the Obligations in the manner set forth in Section 1.12 or, at Agent's option in its sole discretion, permit the applicable Loan Party to use such amounts, or any part thereof, to replace, such Collateral as provided in
Section 5.5(g).

       (e) If, notwithstanding the provisions hereof which require that Agent be the sole loss payee with respect to the Collateral, a cheque or other instrument from an insurer is made payable to any Loan Party solely or jointly with Agent, Agent may endorse such Person's name thereon and take such other action as Agent may elect to obtain the proceeds thereof. After deducting from such proceeds the reasonable expenses, if any, incurred by Agent in the collection or handling thereof, Agent may apply such proceeds to the reduction of the Obligations in the manner set forth in Section 1.12.
If, notwithstanding that all proceeds of insurance in respect of any Collateral shall be payable to Agent, any Loan Party receives any proceeds of insurance in respect of any

Collateral in respect of the policies required to be maintained under this Agreement, such proceeds shall be held in trust by that Loan Party for Agent and, unless Agent otherwise permits, such proceeds shall be forthwith deposited in accordance with the cash management system described in Annex B.

       (f) Subject to the terms and conditions hereof (including Section 2.2), after application of the proceeds of any loss or taking of any Collateral to the reduction of the Obligations pursuant to Section 5.5(e) Borrower may borrow Revolving Credit Advances for the purpose of replacing, repairing or restoring any Collateral subject to such loss or taking in accordance with Section 5.5(g).

       (g) Any Collateral which is to be replaced, repaired or restored pursuant to this Section 5.5 shall be replaced, repaired or restored pursuant to such terms and conditions as Agent may require and with materials and workmanship of substantially as good a quality as existed before such loss or taking, and each Loan Party shall commence such replacement, repair or restoration as soon as practicable and proceed diligently with it until completion to Agent's satisfaction. Borrower shall provide to Agent written progress reports, other information and evidence of compliance with the foregoing.

       (h) Before or contemporaneously with the amendment, supplementation or other modification of any Loan Party's insurance coverage under which Agent is to be named as a loss payee under the terms of this Agreement, Borrower agrees to deliver to Agent:

       (1) an Assignment of Monies Payable Under Insurance Policies duly executed by the applicable Loan Party;

       (2) a duly executed confirmation of the applicable insurer confirming the receipt of the transfer and assignment and authorization provided for in such Assignment of Monies Payable Under Insurance Policies and the duly executed agreement of the applicable insurer to pay all proceeds of insurance in accordance with the same; and

       (3) a legal opinion of counsel acceptable to Agent in form and substance acceptable to Agent as to the Assignment of Monies Payable Under Insurance Policies being enforceable against the applicable Loan Party.

5.6 Compliance with Laws. Each Loan Party shall comply in all material respects with all Applicable Laws; provided that, each Loan Party shall comply in all respects with all Applicable Laws regarding the withholding, collection, payment and deposit of employee's income, unemployment and health insurance or other benefits and social security.

5.7 Agreements. Each Loan Party shall perform and comply with, within all required time periods in all material respects, all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including any Material Contracts, leases, licences and customer contracts to which it is a party provided that, each Loan Party shall perform and comply with, within all required time periods, all of its obligations and enforce all of its rights thereunder where the failure to so perform and enforce could have or result in a Material Adverse Effect. Each Loan Party shall take such actions or omit to take such actions so as not to cause a breach of the representations and warranties hereunder and under the other Loan Documents.

5.8 Supplemental Disclosure. On the request of Agent or upon becoming aware of an event that causes a Material Adverse Effect or a Default or an Event of Default, and in any event not less frequently than once each Fiscal Quarter, Borrower will supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement or at the time the representations and warranties are renewed as provided in Section 2.2, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate by such matter; provided, that with respect to the requirement to provide supplements once each Fiscal Quarter, such Schedule, representation or warranty shall not be deemed to be inaccurate pending delivery of such supplements and provided further (a) no such supplement to any such Schedule or representation shall be or be deemed a waiver by Agent or Lenders of any Default or Event of Default resulting from the matters disclosed in such supplement except as consented to in writing by Agent (with the consent of the Required Lenders) and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date. Each Loan Party shall, if so requested by Agent, furnish to Agent and Lenders as often as they reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail, and each Loan Party shall advise Agent and Lenders promptly, in reasonable detail, of:

       (1) any Lien, other than as permitted pursuant to Section 6.7, attaching to or asserted against any of the Collateral;

       (2)    any material change in the composition of the Collateral; and

       (3) the occurrence of any other event which would have a Material Adverse Effect upon the Collateral and/or Agent's and/or Lenders' Lien thereon.

       Any supplement or other information provided hereunder which combines existing information with new information or deleted information shall be presented in such a manner that the new information or deleted information is identifiable.

5.9    Environmental Matters.

       (a)    Each Loan Party:

       (1)    shall be at all times in compliance with all Environmental
              Laws; and

       (2) shall similarly ensure that the Facilities and the Undertaking are in compliance with all Environmental Laws and that no Contaminants are, contrary to any Environmental Laws, Discharged, generated, used, stored, transported or otherwise dealt with.

       (b) Borrower shall deliver to Agent promptly following the completion thereof a copy of any environmental assessments or audits that it or any other Loan Party conducts or has conducted by a third party. If Agent requests, in its reasonable discretion, in connection with Agent's monitoring and the protection of the Collateral, an Environmental Assessment, Borrower shall, upon the request of Agent, provide to Agent an Environmental Assessment concerning any Facility or element of the Undertaking, which Environmental Assessment must prove satisfactory to Agent, acting reasonably.

If Borrower does not initiate such Environmental Assessment within 30 days of Agent's request and diligently proceed with such Environmental Assessment thereafter, Agent may, but is not required to, retain an independent, qualified engineer or environmental consultant to conduct the Environmental Assessment. Each Loan Party shall grant full and complete access to the Facilities, including, but not limited to, the right to enter upon, investigate, and collect air, surface water, groundwater, and soil samples, provided, that such entry, investigation and sampling shall not unduly interfere with the normal business and operations of such Loan Party. All costs of such an Environmental Assessment will be paid by Borrower upon demand.

       (c) Borrower shall promptly, and in any event within five Business Days of the receipt by Borrower, notify Agent of any written notice or communication received by any Loan Party of the following:

       (1) any report to a Governmental Body pursuant to any applicable Environmental Laws or Governmental Approvals of any
              Environmental Activity relating to the Facilities or the Undertaking, made by or known to any Loan Party;

       (2) any notification to any Loan Party by a Governmental Body to the effect that:

              (A) it intends to cancel, suspend or refuse to renew a Governmental Approval relating to Environmental Laws or has so cancelled, suspended or refused to renew the same,

              (B) it intends to impose or has imposed terms, provisions, conditions or limitations in a Governmental Approval relating to Environmental Laws,

              (C) it has imposed or intends to impose any order, requirement, directive, program approval or certificate relating to Environmental Laws which mandates any work, repairs, construction, standby equipment, modifications or capital expenditure,

              (D) it has imposed or intends to impose any stop order or control order under an Environmental Law relating to any Loan Party, or

              (E) a Loan Party may be liable, in whole or in part, for any remedial action, including decontamination or restoration work;

       (3) any investigation, inquiry, search (whether effected pursuant to a search order, search warrant or powers conferred by statute), characterization work, sampling, excavation or drilling by a Governmental Body relating to any Environmental Activity or other environmental matter concerning any Loan Party, but not including routine and periodic inspections or site visits by members of a Governmental Body dealing with pollution abatement;

       (4)    any administrative or judicial complaint or order filed against any Loan Party alleging violation of any Environmental Laws or Governmental Approval;

       (5) any injunction, prosecution, action, charge or proceeding, whether before a court or a regulatory body, dealing with Environmental Laws;

       (6)    any request or order by a Governmental Body that any Loan Party perform any evaluation, assessment, characterization work, study or test relating to any Environmental Activity;

       (7) any change in Governmental Approvals issued to any Loan Party applicable to the generation, transportation, storage or disposal by such Loan Party of Contaminants; and

       (8) any process, investigation or order which could result in liability to any Loan Party for any cleanup or remedial action,

              including decontamination or restoration work, associated with any Environmental Activity relating to any Facility or the Undertaking or for any damages resulting from such Environmental Activity.

       (d) Borrower shall, upon receiving a written request therefor from Agent, within 20 days of delivering to Agent a notice mentioned in Section 5.9(c), deliver to Agent a written estimate, prepared by an independent environmental consulting firm and in form and substance satisfactory to Agent, of the cost of the action, works or measures required pursuant to an Environmental Law and mentioned in such notice.
(e)Borrower shall promptly, and in any event within 10 days, forward to Agent a copy of any Government Approval or application obtained or filed by any Loan Party under any Environmental Laws to the extent that failure to hold or apply for the same could have a Material Adverse Effect.

5.10   Canadian Benefit and Pension Plans.

       (a) For each existing Canadian Pension Plan set forth in Schedule 3.12, each Loan Party shall:

       (1) use its best efforts to ensure that such plan retains its registered status under and is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other Applicable Laws; and

       (2) cause all reports and disclosures relating to such plan that are required by such plan or any Applicable Laws to be filed or distributed are filed or distributed in a timely manner.

       (b) For each Canadian Pension Plan hereafter adopted by any Loan Party which is required to be registered under the ITA or any other Applicable Laws, that Loan Party shall:

       (1) use its best efforts to seek and receive confirmation in writing from the applicable Governmental Bodies to the effect that such plan is unconditionally registered under the ITA or such other Applicable Laws;

       (2) from and after the adoption of any Canadian Pension Plan, use its best efforts to ensure such plan retains its registered status under and is administered in all respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other Applicable Laws; and

       (3) cause all reports and disclosures relating to such plan that are required by such plan or any Applicable Laws to be filed or distributed are filed or distributed in a timely manner.

       (c) For each existing Canadian Pension Plan and Canadian Benefit Plan set forth in Schedule 3.12 or hereafter adopted, each Loan Party shall in a timely fashion:

       (1) perform all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor;

       (2) make all contributions and pay all premiums required to be made or paid by that Loan Party to such plan in accordance with the terms of such plan and all Applicable Laws;

       (3) withhold by way of authorized payroll deductions or otherwise collect and pay into such plan all employee contributions required to be withheld or collected by that Loan Party in accordance with the terms of such plan and all Applicable Laws; and

       (4)     ensure that such plan is fully funded both on an ongoing basis and on a solvency basis using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Bodies and which are consistent with generally accepted actuarial principles.

       (d)     Borrower shall deliver to Agent:

       (1) promptly after the filing thereof by any Loan Party with any applicable Governmental Body, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan;

       (2) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Loan Party may receive from any applicable Governmental Body with respect to any Canadian Pension Plan; and

       (3) notification within 30 days of any increases in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing.

       (e) Without limiting Section 5.10(d) above, Borrower shall cause any actuarial valuation required by Applicable Law with respect to any of the Canadian Pension Plans as of any specified date to be completed, filed with the applicable Government Body and delivered to the Agent all within 100 days of such specified date.

5.11 Landlord's, Warehouseman/Bailee and Mortgagee Agreements. Each Loan Party shall, unless otherwise agreed to by Agent in writing, use reasonable commercial efforts to obtain or cause to be obtained a landlord agreement or warehouseman/bailee agreement, each in form and substance acceptable to Agent with the lessor of each present or future leased premises of that Loan Party or the warehouseman or bailee of each present or future warehouse or other location at which any Collateral is located at any time, as applicable.
After the Closing Date, if within 10 Business Days following notification from Borrower to Agent that a Loan Party proposes to keep, maintain or store Collateral at any new location (that is, a location at which Collateral is not kept, maintained or stored as of the Closing Date), Agent requests a landlord waiver and consent or a bailee agreement, as applicable, Borrower shall use reasonable commercial efforts to deliver to Agent such landlord waiver and consent or bailee agreement requested in form and substance satisfactory to Agent before any Collateral is kept, maintained or stored at any such location. For greater certainty, with respect to each location at which Inventory of any Loan Party is located, if Borrower is unable to deliver to Agent a landlord waiver and consent or a bailee agreement, as applicable, under which Agent is granted access to the Collateral located at such location and containing a waiver of all rights of distraint against such Collateral and otherwise in form and substance satisfactory to Agent, acting reasonably, Eligible Inventory at that location may be subject to a reserve determined by Agent in the exercise of its reasonable credit judgment for purposes of calculating Revolving Credit Availability. The reserve provided for in the immediately preceding sentence shall not exceed (a) the aggregate amount of arrears of rent payable (if any) in respect of all locations at which Collateral is located plus (b) Agent's reasonable estimate of the aggregate amount of rent that would be payable during the period that Agent reasonably estimates could be necessary to permit Agent and Lenders to exercise their rights and remedies in respect of Collateral located at any and/or all locations, including sales of Collateral at such locations or removal of Collateral from such locations to other locations and storage and eventual sales of Collateral at such other locations; plus (c) in all cases, all costs and expenses ancillary thereto.

5.12 Certain Obligations Respecting Subsidiaries. Borrower shall take such action from time to time as shall be necessary to ensure that McDonald is a direct wholly-owned Subsidiary of Borrower and is owned directly only by Borrower.

5.13 Report to Other Creditors; Letters of Credit and Foreign Exchange Contracts. Borrower shall provide to Agent copies of any statement or report provided to any other party by any Loan Party pursuant to the terms of each contract or agreement relating to Indebtedness of any Loan Party and not otherwise required to be provided to Agent pursuant to this Agreement promptly following the provision to such other party. Borrower shall deliver to Agent concurrently with the application by any Loan Party for a letter of credit a copy of such application and concurrently with the entry by any Loan Party into a foreign exchange contract a copy of such foreign exchange contract.

5.14 Intellectual Property. If before the Termination Date, any Loan Party shall:

       (a)     obtain rights to any new Intellectual Property; or

       (b) become entitled to the benefit of any Intellectual Property, Borrower shall give to Agent prompt written notice thereof.

In addition, each Loan Party shall:

       (1) prosecute diligently each Intellectual Property registration application pending as of the Closing Date or thereafter until the Termination Date, as is appropriate in its best interests;

       (2)     make applications to register its Intellectual Property, as is appropriate in its best interests;

       (3) use its best efforts to preserve and maintain all rights in its Intellectual Property, as is appropriate in its best interests, and to ensure that Agent and Lenders have the unqualified right to use all Intellectual Property in any way associated with or relating to the Collateral for the purpose of exercising their rights and remedies in respect of the Collateral which rights and remedies may not be adversely affected by any event, including without limitation the bankruptcy, insolvency or reorganization of any Loan Party or any Affiliate of any Loan Party or any other Person;

       (4) Borrower shall duly comply with all requirements of any Governmental Body applicable to any Intellectual Property owned or used by Borrower and with all covenants, terms or conditions upon which any such Intellectual Property is owned or used; and

       (5)      Borrower shall notify Agent in writing:

                (A) forthwith of the failure of any licensee or other Person to pay or perform any obligations due to Borrower in respect of any Intellectual Property owned or licensed by Borrower;

                (B) forthwith of any proceedings before any court, administrative board or other tribunal which could materially adversely affect Borrower or any Intellectual Property and of any action or proceeding that may affect Borrower's rights in the Intellectual Property and of each allegation that the Intellectual Property infringes upon or violates the rights of any Person; and

                (C) at least thirty (30) days prior to any change of name of Borrower, any transfer or license of the Intellectual Property or any part thereof or any change in the location of the Intellectual Property or any part thereof.

Each Loan Party shall, and Borrower shall instruct the solicitor or agent prosecuting or filing any Intellectual Property applications of a Loan Party to, take all necessary steps to perfect Agent's security in the Intellectual Property that is the subject of such applications and to deliver to Agent as soon as practically possible a legal opinion from counsel, in form and substance satisfactory to Agent, stating that Agent's security is enforceable and duly perfected. With respect to each Loan Party's options to acquire rights or rights to use any Intellectual Property acquired after the Closing Date, Borrower shall deliver to Agent a copy of each Licence Agreement evidencing such options or rights, as applicable, (other than any Licence Agreement relating solely to non-customized commercial software that is available for sale to the general public and such Licence Agreement is the owner's standard pre-printed agreement used for selling such software to the general public) and an agreement duly executed by each owner and (in the case of rights sublicensed to each Loan Party) each licensor of such Intellectual Property, in form and substance satisfactory to Agent, together with a legal opinion relating to such security from counsel, and in form and substance, satisfactory to Agent. None of the Loan Parties shall abandon any right to file or register any Intellectual Property material to its business without the consent of Agent. At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the right, but shall in no way be obligated, to bring suit in its own name, on its behalf and on behalf of Lenders, to enforce all Intellectual Property of each Loan Party and, if Agent shall determine that it shall commence any such suit, each Loan Party shall do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement and Borrower hereby indemnifies Agent and Lenders and shall, promptly, upon demand from Agent, reimburse Agent for all costs and expenses incurred by Agent in the exercise of its rights under this Section 5.14.

5.15 Bank Act Security. If at any time, any Lender is a bank to which the Bank Act (Canada) applies, each Loan Party shall, upon any request from Agent on behalf of such Lender, execute and deliver to Agent on behalf of such Lender security under Section 427 of the said Act including, without limitation, a notice of intention to give security, a promise to give security and an assignment, containing terms substantially similar to the existing Collateral Documents charging or creating a security interest in Inventory of such Loan Party and, otherwise in form and substance satisfactory to Agent, together with a legal opinion and report, from a Person or Persons acceptable to Agent, with respect to the execution, delivery and enforceability of such documentation and its proper registration, all in form and substance satisfactory to Agent.

5.16 New Locations. Borrower shall advise Agent in writing not less than 30 days before any Loan Party:

       (a) changes the location of its chief executive office or principal places of business or the location of its records or acquiring any new such locations from those listed in Schedule 3.2; or

       (b) keeps, maintains or stores Inventory at any location other than the locations listed in Schedule 3.2;

provided, in each case, that any such new location must be within Canada. Before changing any such location or acquiring another such location (whether by purchase, lease or otherwise), the applicable Loan Party shall provide Agent and Lenders with such financing statements, charges, assignments, hypothecs, security interests, other Loan Documents, landlord agreements, warehouseman/bailee agreements and agreements (as contemplated under Section 5.11) and legal opinions as Agent may reasonably require in order to assure and maintain a first priority, perfected Lien on the Collateral, subject only to Liens permitted by Section 6.7, and to assure access thereto.

5.17 Leased and Other Locations of Collateral that are Not Owned. Each Loan Party shall timely and fully pay their respective monetary obligations and otherwise perform their respective material obligations under all leases and other agreements with respect to each leased location or public warehouse or other location that is not owned by such Loan Party where any Collateral may be located. Borrower shall promptly deliver to Agent copies of:

       (a) each default notice received under or with respect to any such leased location or public warehouse or other location; and

       (b) such other notices or documents as Agent may request in its reasonable discretion.

5.18 Security. Each Loan Party shall defend the Lien granted pursuant to the Loan Documents against claims and demands of all Persons whomsoever.
Each Loan Party shall maintain the Collateral so as not to be commingled with the assets of any other Person thereby becoming indistinguishable from that of another Person (other than another Loan Party). Each Loan Party will advise Agent in writing of any material change to Collateral or acquisition of Collateral out of the ordinary course within one (1) Business Day of such change or acquisition. Upon the request of Agent, Borrower will furnish to Agent statements and schedules further identifying and describing Collateral.

Prior to any Loan Party purchasing any Inventory from any Affiliate (other than another Loan Party), Borrower shall use reasonable commercial efforts to deliver to Agent a Supplier Waiver and Assignment duly executed by that Affiliate, together with a legal opinion of counsel, and in form and substance, acceptable to Agent as to such Supplier Waiver and Assignment being duly authorized, executed and delivered by that Affiliate.

5.19 Inventory Reporting and Tracking. Each Loan Party shall at all times maintain a perpetual inventory system which is updated on a daily basis, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and of Eligible Inventory, its cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during the Loan Party's usual business hours at the request of any of the Agent's officers, employees or agents.

5.20 MOEE Search Results. Within 90 days after the Closing Date, Borrower shall provide to Agent in writing the results of a review of the records of the Ministry of Energy and Environment pertaining to the Facilities and the Undertaking.

SECTION 6   NEGATIVE COVENANTS

      Each Loan Party jointly and severally covenants and agrees that, without the prior written consent of Agent and the Required Lenders, from and after the date hereof and until the Termination Date:

6.1 Mergers, Subsidiaries, Etc. No Loan Party shall, directly or indirectly, by operation of law or otherwise, amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or shares of, or otherwise combine with, any Person or form or acquire any Subsidiary.

6.2 Investments. No Loan Party shall, directly or indirectly, make, maintain any Investment except:

       (a)     as otherwise permitted by Sections 6.3, 6.4 or 6.6;

       (b)     Investments outstanding on the date hereof and listed in
               Schedule 6.2, but not any additional Investment therein;

       (c) Cash Equivalents acquired, made or renewed only when there are no Obligations in respect of Revolving Credit Loans against which amounts deposited to the Collection Accounts can be applied; and

       (d) demand deposit accounts maintained in the ordinary course of business and in accordance with Annex B and in which the aggregate amount on deposit in all such accounts does not at any time exceed the amount referred to in Section 6.24.

6.3 Indebtedness. No Loan Party shall create, incur, assume or permit to exist any Indebtedness, except:

       (a)     the Obligations;

       (b)     deferred Taxes as shown on the Financials;

       (c) Capital Lease Obligations and Purchase-Money Indebtedness permitted under clause (d) of Section 6.7;

       (d) the ICP Indebtedness and any accrued but unpaid interest thereon;

       (e) the Emerson Indebtedness and any accrued but unpaid interest thereon;

       (f) other Indebtedness set forth in Schedule 3.9, but not any increase in the amount of any thereof, and any amendment, refinancing or refunding of any thereof shall be on terms no less favourable than the terms in existence on the Closing Date (as determined by Agent) to any Loan Party, the Agent or any Lender; and

       (g) trade credit incurred by Borrower in favour of ICP (USA) in accordance with Section 6.4.

6.4 Affiliate and Employee Loans and Transactions. None of the Loan Parties shall, directly or indirectly, enter into, assume or permit to exist any lending, borrowing or other commercial transaction with any of its Affiliates (other than another Loan Party) or employees, including payment of any management, consulting, servicing, advisory or similar fee, unless such transaction or series of related transactions is in accordance with Applicable Law (including financial assistance restrictions thereunder) and provided that:

       (a) if such transaction or series of related transactions is with any Affiliate of a Loan Party,

               (1) such transaction or series of related transactions is permitted by Section 6.15; or

               (2) such transaction or series of related transactions is on terms set out in writing that are no less favourable to the applicable Loan Party than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate of such Loan Party and, if such transaction or series of related transactions, other than transactions involving trade accounts incurred in the normal course of business, involves aggregate payments in excess of $250,000, or the Equivalent Amount, Borrower has provided to Agent the documentation evidencing such transaction or series of related transactions; and

       (b) if such transaction or series of related transactions is with any employee of any Loan Party,

               (1) such transaction or series of related transactions is permitted by Section 6.15; or

               (2) such transaction or series of related transactions consists of loans to such employee that are evidenced in writing and are made on an arm's length basis in the ordinary course of business for travel expenses and relocation expenses up to $50,000, or the Equivalent Amount, for any single employee and $500,000, or the Equivalent Amount, in the aggregate for all such employees of all Loan Parties at any one time outstanding.

6.5 Capital Structure and Business. Except as permitted under Section 5.1, no Loan Party shall:

       (a) make any changes in its business objectives, purposes, or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect;

       (b)     make any change in its capital structure as described in
               Schedule 3.9 (including the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock) other than the issuance of additional stock by McDonald to Borrower which shall be subject to the Borrower Pledge Agreement;

       (c) amend its articles of incorporation, or other constating documents; or

       (d) engage in any business other than the business currently engaged in by such Person.

6.6 Guaranteed Indebtedness. No Loan Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except:

       (a) by endorsement of instruments or items of payment for deposit to the general account of such Person;

       (b)     the Obligations; and

       (c)     the Emerson Indebtedness.

6.7 Liens. No Loan Party shall create or permit to exist any Lien on any of its properties or assets except for:

       (a) presently existing or hereafter created Liens in favour of Agent or Lenders to secure the Obligations;

       (b) Liens set forth in Schedule 6.7 existing on the Closing Date, but not any increase in the amount secured by any such Liens;

       (c)     Permitted Encumbrances;

       (d) Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) in connection with Purchase-Money Indebtedness with respect to Equipment acquired by any Loan Party in the ordinary course of business to secure (and not to exceed) the purchase price of such Equipment or to secure Indebtedness or Capital Lease Obligations incurred solely for the purpose of financing the acquisition of such Equipment, in a maximum aggregate amount outstanding not to exceed:

               (1)     $500,000 outstanding at any time,

               (2)     $250,000 incurred in any Fiscal Year, and

               (3) $250,000 per obligation without the prior written approval of the Agent;

               and so long as such Equipment is not a component, part or accessory installed on, or an accession, addition or attachment to, any other Equipment or other property (other than computer hardware components) of any Loan Party on which a Lien exists in favour of Agent or Lenders; and

       (e)     the Emerson Lien.

6.8 Sale of Assets. No Loan Party shall sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; provided, that the foregoing shall not prohibit:

       (a)     the sale of Inventory in the ordinary course of business;

       (b) the sale or disposition of any assets which have become obsolete or surplus to the business of any Loan Party where the Net Proceeds thereof are less than or equal to $250,000 in the aggregate for any Fiscal Year; and

       (c) the sale of all of the issued and outstanding shares of McDonald or all or substantially all of its assets, provided in each case the Net Proceeds thereof are, upon receipt by the relevant Loan Party paid to Agent in repayment of the then outstanding Obligations.

6.9 Material Contracts. No Loan Party shall cancel or terminate any Material Contract or amend or otherwise modify any Material Contract, or waive any default or breach under any Material Contract, or take any other action in connection with any Material Contract that would have a Material Adverse Effect.

6.10 ERISA. No Loan Party shall carry on any business, employ any employees or own any assets outside Canada. No Loan Party shall become a party to, employ any employees who are or who may become participants in, or take any action which may have the effect of acknowledging, accepting or creating any liability whatsoever under or in respect of, any employee benefit plan which is governed by ERISA. No Loan Party shall create, assume or incur, or suffer to be created, assumed or incurred or to exist, any Lien in favour of the PBGC or any other Person in connection with any liability under or in connection with ERISA.

6.11 Canadian Benefit and Pension Plans. No Loan Party shall, directly or indirectly:

       (a) terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability to any Loan Party which could have a Material Adverse Effect;

       (b) permit to exist any event or condition in respect of any Canadian Pension Plan which presents the risk of liability to any Loan Party which could have a Material Adverse Effect;

       (c) enter into any new Canadian Pension Plan or Canadian Benefit Plan or modify any such existing plans so as to increase its obligations thereunder which could result in any liability to any Loan Party and which could have a Material Adverse Effect;

       (d) permit the greater of the going concern unfunded liability and the solvency deficiency under each Canadian Pension Plan, but only to the extent they are permitted to remain unfunded under Applicable Laws, to exceed, in the aggregate, taking into account all Canadian Pension Plans of all Loan Parties, $300,000;

       (e) fail to make minimum required contributions to amortize any funding deficiencies under a Canadian Pension Plan within the time period set out in Applicable Laws;

       (f) fail to make a required contribution under any Canadian Pension Plan or Canadian Benefit Plan which could result in the imposition of a Lien upon the assets of any Loan Party within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Section 5.2;

       (g) make any improper withdrawals or applications of assets of a Canadian Pension Plan or Canadian Benefit Plan;

       (h)     accept payment of any amount from any Canadian Pension Plan;
               or

       (i)     merge any Canadian Pension Plan with any other pension plan.

6.12 Financial Covenants. Borrower shall not breach or fail to comply with any of the financial covenants set forth in Annex G, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder).

6.13 Sale-Leasebacks, Etc. No Loan Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its property or assets.

6.14 Cancellation of Indebtedness. No Loan Party shall cancel any claim or Indebtedness owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business, or directly or indirectly, voluntarily prepay, redeem, defease or repurchase any principal of, interest on or other amount payable in respect of Indebtedness (other than the Obligations).

6.15 Restricted Payments. No Loan Party shall make any Restricted Payment to any Person, other than (a) Restricted Payments to Affiliates who are individuals and serve as directors, officers or employees of any Loan Party consisting of reasonable compensation or indemnification of such Affiliates in the ordinary course and consistent with past practice and Applicable Laws;
(b) so long as no Default or Event of Default has occurred and is continuing and after receipt by Agent of the audited consolidated financial statements of Borrower referred to in Annex E for a Fiscal Year of Borrower, Restricted Payments by Borrower to ICP not exceeding 50% of the Net Income of Borrower for such Fiscal Year based on such audited financial statements, excluding from the calculation of Net Income extraordinary noncash income, extraordinary noncash losses and current tax expense to the extent of any retained earnings adjustment; (c) payments by Borrower to Emerson on account of the Emerson Indebtedness to the extent permitted by the Emerson Postponement, Subordination and Assignment Agreement; and (d) payments by any Loan Party on account of any other Indebtedness (not mentioned above) of that Loan Party to the extent permitted under Section 6.3.

6.16   Leases.

       (a) No Loan Party shall enter into any Lease after the date of this Agreement if after entering into such Lease the aggregate of all payments by all Loan Parties in any Fiscal Year would exceed $100,000 under all such Leases to which one or more Loan Parties is a party or has an obligation.

       (b) No Loan Party shall enter into any operating lease after the date of this Agreement for equipment or personal property if after entering into any such lease the aggregate of all payments by all Loan Parties in any Fiscal Year would exceed $100,000 under all such leases to which one or more Loan Parties is a party or has an obligation.

6.17 Lock Boxes and Bank Accounts. None of the Loan Parties shall maintain any lock boxes, deposit, operating or other bank accounts except for those accounts identified in Schedule 3.19.

6.18 No Speculative Transactions. No Loan Party shall engage in any speculative transaction, including, without limitation any speculative transaction involving commodity options, futures contracts or interest rate or currency hedging.

6.19 Limitation on Negative Pledge Clauses, Etc. No Loan Party shall, directly or indirectly, enter into any agreement with any Person which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the agreements with Agent or Lenders pursuant to a Loan Document and other than Lien restrictions in a Capital Lease or other purchase-money financing arrangement permitted hereunder relating to the asset financed thereunder. No Loan Party shall enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

6.20 Sale of Stock. No Loan Party shall sell (whether in a public or private offering or otherwise) any of its Stock other than the sale by McDonald of its stock to Borrower which Stock shall be subject to the Borrower Pledge Agreement.

6.21 Accounting Changes. No Loan Party shall make any significant change in accounting treatment and reporting practices except for changes concurred in by their Accountants.

6.22 Fiscal Year. No Loan Party shall change its Fiscal Year from December 31 in each year.

6.23 Changes Relating to ICP Indebtedness and Emerson Indebtedness. No Loan Party shall change or amend the terms of the ICP Indebtedness or the Emerson Indebtedness (or any indenture or agreement in connection therewith) if the effect of such amendment is to:

       (a) increase the interest rate on any of the ICP Indebtedness or the Emerson Indebtedness;

       (b) change the dates upon which payments of principal or interest are due on any of the ICP Indebtedness or the Emerson Indebtedness, other than to extend such dates;

       (c) change any default or event of default, other than to delete or make less restrictive any default provision therein, or add any covenant with respect to any of the ICP Indebtedness or the Emerson Indebtedness;

       (d) change the redemption or prepayment provisions of any of the ICP Indebtedness or Emerson Indebtedness, other than to extend the term therefor or to reduce the premiums payable in connection therewith;

       (e) grant any security or collateral to secure payment of any of the ICP Indebtedness or the Emerson Indebtedness (other than the subordinate security held by Emerson from Borrower as of the date hereof and assigned by Emerson to the Agent and the Lenders pursuant to the Emerson Postponement, Subordination and Assignment Agreement); or

       (f) change or amend any other term if such change or amendment would materially increase the obligations of the Loan Party or confer additional material rights on any Affiliate or Emerson in a manner adverse to Agent or any Lender.

6.24 Cash Management. No Loan Party shall accumulate or maintain cash in the Disbursement Accounts as of any date of determination in an aggregate amount more than $250,000 in the aggregate in excess of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

6.25 3285 Jean-Beraud Avenue and Collateral Located outside of Quebec and Ontario. No Loan Party shall keep, maintain or store Inventory, equipment or other tangible personal property at 3285 Jean-Beraud Avenue, Laval, Quebec. No Loan Party shall keep, maintain or store Inventory, equipment or other tangible personal property at any location outside the Provinces of Quebec and Ontario if the aggregate book value of such property at all such locations exceeds $1,000,000 unless the Loan Party has notified the Agent in writing and Agent has confirmed to Loan Party in writing that either it has obtained a first ranking Lien on such property subject only to Prior Claims that have not been filed, recorded or registered and in respect of which no other action has been taken to make the Prior Claim enforceable by the holder thereof, or it has decided for the time being not to obtain such a first ranking Lien.

SECTION 7   TERM

7.1 Duration. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date. On the Commitment Termination Date, the Revolving Credit Commitments shall terminate and the Revolving Credit Loan and all other Obligations shall immediately become due and payable in full, in immediately available funds.

7.2 Survival of Obligations. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of any Loan Party, or the rights of Agent or any Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Loan Party, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date, provided that any indemnity obligations of any Loan Party contained in the Loan Documents and the provisions contained in Section 11 hereof shall survive the Termination Date.

SECTION 8   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

       (a) any Loan Party shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on, or Fees in respect of, the Revolving Credit Loan;

       (b) any Loan Party shall fail or neglect to perform, keep or observe any of the provisions of Section 1.5, Section 1.9,
               Section 4.1, Section 5.1(d), Section 5.5, Section 5.16,
               Section 5.18 or Section 6, including any of the provisions set forth in Annex B, Annex E, Annex F or Annex G;

       (c) any Loan Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement or of any of the other Loan Documents (other than any such term or provision referred to in paragraph (a) or (b) above), and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after any Loan Party shall receive written notice of any such failure from Agent or any Lender or ten (10) days after any Loan Party shall become aware thereof;

       (d) a default shall occur under the documents governing the terms and conditions of the ICP Indebtedness or the Emerson Indebtedness, other than the failure to pay interest provided that neither ICP, in the case of the ICP Indebtedness, nor Emerson, in the case of the Emerson Indebtedness, has taken any step, action or proceeding whatsoever to collect such interest;

       (e) a default shall occur under any other agreement, document or instrument in respect of borrowed money or Guaranteed Indebtedness to which any Loan Party or Affiliate Corporation is a party or by which any such Person or its property is bound, and such default:

               (1) involves the failure to make any payment (whether of principal, interest or otherwise) due and owed (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Person in an aggregate amount exceeding $250,000 or the Equivalent Amount thereof, or

               (2) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $250,000, or the Equivalent Amount thereof, to become due prior to its stated maturity or before its regularly scheduled date of payment, regardless of whether such default is waived or such right is exercised by such holder or trustee;

       (f) any Borrowing Base Certificate shall be untrue or incorrect in any respect, or any representation or warranty herein or in any other Loan Document or in any written statement pursuant thereto or hereto, or in any report, financial statement or certificate made or delivered to Agent or any Lender by any Loan Party shall be untrue or incorrect in any material respect as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2);

       (g) assets of any Loan Party, with a value of more than $100,000 shall be attached, seized, levied upon or subjected to a writ, execution, distress warrant, or similar process, or come within the possession of any administrator, receiver, trustee, custodian, assignee or bailiff for the benefit of creditors of such Person and shall remain unstayed or undismissed for 30 consecutive days; or any Person, other than a Loan Party, shall apply for the appointment of an administrator, receiver, trustee, custodian, assignee, bailiff or similar official for any assets of any Loan Party and shall remain unstayed or undismissed for 30 consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any Insolvency Statute, fraudulent conveyance or other similar law by whatever name called and in whatever jurisdiction;

       (h) the commencement of a case or proceeding, or the presentation of a petition, against any Loan Party or Affiliate Corporation in or to a court having competent jurisdiction seeking a decree or order:

               (1)     under any Insolvency Statute,

               (2) appointing a custodian, administrator, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Loan Party or Affiliate Corporation or for all or any substantial part of its properties or assets, or

               (3) ordering the winding up or liquidation of the affairs of any Loan Party or Affiliate Corporation,

               and such case or proceeding shall remain undismissed or unstayed for 30 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding;

       (i)     any Loan Party or Affiliate Corporation shall:

               (1) suspend or threaten to suspend or cease to carry on its business,

               (2)     commence a proceeding, (including, without limitation,

                       the filing of a petition or an assignment or a proposal or a notice of intention to make a proposal) under any Insolvency Statute,

               (3) consents to the institution of proceedings under any Insolvency Statute or to the filing of any such petition or to the appointment of or taking possession by a custodian, administrator, receiver, liquidator, assignee, trustee, bailiff or sequestrator (or similar official) of any Loan Party or Affiliate Corporation or of any substantial part of the property of any Loan Party or Affiliate Corporation,

               (4) be unable to meet its liabilities generally as they become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent under any Insolvency Statute or otherwise;

               (5) shall take any corporate action in furtherance of any of the foregoing action;

       (j) final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $100,000, or the Equivalent Amount thereof, in the aggregate shall be rendered against any Loan Party, unless the same shall be vacated, stayed, bonded, paid or discharged within a period of 30 days from the date of such judgment;

       (k) there shall occur any event which causes a Material Adverse Effect which shall not have been cured (or waived by Required Lenders) within ten (10) days of notice thereof from Agent or the Required Lenders to Borrower;

       (l) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Loan Party, Emerson or ICP shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority in any of the Collateral purported to be covered thereby (except to the extent otherwise permitted herein or by any Collateral Documents);

       (m)     there shall occur a Change in Control;

       (n) the amount of trade credit made available by ICP (USA) to Borrower as of the date of this Agreement shall be directly or indirectly cancelled, reduced or otherwise restricted in any manner whatsoever or the term of such trade credit, being net 60 days, shall be shortened;

       (o) at any time 80% of the sum of the book values of the Accounts and Inventory of Borrower, based on Borrower's financial statements provided to Agent for the most recent Fiscal Month, less the amount of the Obligations outstanding at such time, is less than Cdn$20,550,000 which amount shall be permanently reduced from time to time to the extent the principal amount of the CHL Obligations falls below Cdn$20,550,000 when converted from USD to Cdn$ at an exchange rate of Cdn$1.37 for each USD1.00; or

       (p) at any time the sum of the book values of the Cash, Accounts and Inventory of Borrower, based on Borrower's financial statements provided to Agent for the most recent Fiscal Month, divided by the sum of the amounts of the Obligations outstanding at such time and the current liabilities of Borrower (excluding non-trade indebtedness owing to Affiliates of Borrower), all based on such financial statements, is less than the ratio of 1:1.

With respect to Sections 8.1(o) and 8.1(p), if Borrower does not provide to Agent and Emerson the financial statements referred to therein within 60 days after the close of a Fiscal Month, an Event of Default under such Sections shall be deemed to have occurred on the expiry of such 60 day period.

8.2    Remedies.

       (a) If any Default or Event of Default shall have occurred and be continuing, Agent may, or if requested by Required Lenders, shall without notice:

       (1) suspend or terminate this facility with respect to any obligations of the Lenders to make further Revolving Credit Advances, whereupon, subject to Section 1.1(a), any further Revolving Credit Advances shall be made in Agent's sole discretion or Required Lenders' sole discretion (if termination occurred at the request of Required Lenders); and/or

       (2) increase the rate of interest applicable to the Revolving Credit Loan and other Obligations to the Default Rate as provided in Section 1.6(d) or 1.6(e), as applicable, effective as of the date of occurrence of the Default;

provided that, if such Default is remedied before becoming an Event of Default, Agent and Required Lenders' rights under this Section 8.2(a) shall cease in respect of such Default upon such remediation.

       (b) If any Event of Default shall have occurred and be continuing, Agent may, or if requested by the Required Lenders, shall, without notice, take any one or more of the following actions:

       (1) terminate the Revolving Credit Commitments whereupon Lenders' obligations to make further Revolving Credit Advances shall terminate;

       (2) declare all or any portion of the Obligations to be forthwith due and payable, including the Revolving Credit Loan, whereupon such Obligations shall become and be immediately due and payable without presentment, demand or protest of any kind by or to any Person, all of which are expressly waived by the Loan Parties;

       (3) exercise any rights and remedies provided to Agent or Lenders under the Loan Documents and/or at law or equity,

provided, that upon the occurrence of an Event of Default specified in Sections 8.1(g), 8.1(h) or 8.1(i) the rate of interest applicable to all Obligations shall automatically be increased to or charged at, as appropriate, the Default Rate as provided in Section 1.6(d) or 1.6(e), as applicable, and the Revolving Credit Commitments of each Lender shall immediately terminate and the Obligations shall become immediately due and payable, in each case, without declaration, presentment, demand or protest of any kind by or to any Person, all of which are expressly waived by each Loan Party.

8.3 Waivers by Loan Parties. Except as otherwise provided for in this Agreement and under Applicable Laws, to the full extent permitted by Applicable Laws, each Loan Party waives:

       (a) presentment, demand and protest and notice of presentment, dishonour, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by Agent or any Lender on which any Loan Party may in any way be liable, and each Loan Party hereby ratifies and confirms whatever Agent or any Lender may do in this regard;

       (b) all rights to notice and a hearing before Agent's or Lenders' taking possession or control of, or to Agent's or Lenders' replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court before allowing Agent or Lenders to exercise any of their remedies; and

       (c) the benefit of any right of redemption and all valuation, appraisal, marshalling and exemption laws.

Each Loan Party acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.

8.4 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Obligations, the proceeds of the Collateral shall be applied by Agent to payment of the Obligations in the following order, unless Lenders otherwise agree in writing or a court of competent jurisdiction shall otherwise direct:

       (a) FIRST, to payment of all costs and expenses of Agent and Lenders incurred in connection with the preservation, collection and enforcement of the Obligations, or of any of the Liens granted to Agent pursuant to the Collateral Documents or otherwise, including, without limitation, any amounts advanced by Agent or Lenders to protect or preserve the Collateral;

       (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees and indemnities payable under Section 1 and Annex D in accordance with the proportion which the accrued interest and fees and indemnities payable under Section 1 and Annex D constituting the Obligations owing to Agent and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under such Section 1 and Annex D constituting the Obligations owing to the Agent and all Lenders at such time until such interest, fees and indemnities shall be paid in full;

       (c) THIRD, to payment of the principal of the Obligations, ratably amongst Lenders in accordance with the proportion which the principal amount of the Obligations owing to each such Lender bears to the aggregate principal amount of the Obligations owing to all Lenders until such principal of the Obligations shall be paid in full;

       (d) FOURTH, to the payment of all other Obligations, ratably amongst Lenders in accordance with the proportion which the amount of such other Obligations owing to each such Lender bears to the aggregate principal amount of such other Obligations owing to all Lenders until such other Obligations shall be paid in full; and

       (e) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall, except as otherwise provided in any Loan Document, be paid over to such other secured or unsecured Person or Persons as may be required by law.

       Each Loan Party acknowledges and agrees that it shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in the first through fourth clauses above.

SECTION 9   AGENT

9.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes GE Capital Canada to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. As between the Agent and the Lenders, Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

       (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender;

       (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder;

       (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document;

       (d) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction (after all possible appeals have been exhausted). Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

9.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all Lenders (or in the absence of such instructions so requested by Agent), as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

9.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Revolving Credit Loan or of Fees) unless Agent has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default" or "Notice of Event of Default". If Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such nonpayment). Agent shall (subject to Section 9.7) take such action with respect to such Default or Event of Default as shall be directed by Required Lenders; provided, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all Lenders, as is required in such circumstance.

9.4 Rights as a Lender. With respect to the Revolving Credit Commitment of GE Capital Canada and all Revolving Credit Advances made by GE Capital Canada (and any successor acting as Agent), GE Capital Canada (and any successor acting as Agent) shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. GE Capital Canada (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any Loan Party (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and GE Capital Canada and its affiliates may accept fees and other consideration from any Loan Party or any Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting the obligations of Borrower hereunder) promptly following demand therefore ratably in accordance with the aggregate principal amount of the Revolving Credit Advances held by Lenders (or, if no Revolving Credit Advances are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all Claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that any Loan Party is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction (after all possible appeals have been exhausted). Without limiting the foregoing, each Lender agrees to reimburse Agent promptly after demand for its rateable share of out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document (to the extent that Agent is not reimbursed by Borrower hereunder and without limiting the obligations of any Loan Party hereunder).

9.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Loan Party and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of a Default or Event of Default received by Agent from Borrower and with any notice of a Default or Event of Default delivered by Agent to Borrower; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction (after all possible appeals have been exhausted). Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) that may come into the possession of Agent or any of its affiliates nor to update or correct any information previously given which becomes incorrect or which Agent learns is incorrect.

9.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder:

       (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document,

       (b) if such action would, in the opinion of Agent, expose Agent to environmental liabilities, or

       (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action.

9.8 Successor Agent. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or receipt of notice of removal, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, that shall be a Lender (and satisfy the criteria set out in Section 10.2(a)).
Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent (retiring by reason of its resignation or removal) shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

9.9    Consents under Loan Documents.  Except as otherwise provided in
Section 11.1 with respect to this Agreement, Agent may, with the prior consent of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided, that without the prior consent of each Lender, Agent shall not (except as provided herein or in the Collateral Documents) release any material portion of the Collateral or otherwise terminate any Lien under any Collateral Document with respect to any material portion of the Collateral, or agree to additional obligations being secured by such Collateral, except that no such consent shall be required, and Agent is hereby authorized and instructed, to release any Lien covering Collateral:

       (a)     which is the subject of a disposition permitted hereunder;

       (b)     which secures Indebtedness to the extent permitted under
               Section 6.3;

       (c) to which Required Lenders have consented (except as otherwise provided in Section 11.1); or

       (d) the value of which does not exceed $100,000, or the Equivalent Amount thereof, in any Fiscal Year.

9.10   Collateral Matters.

       (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has not been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the relevant borrowing base, or whether any particular reserves are appropriate, or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty or care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that:

       (1) in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as a Lender; and

       (2) that Agent shall have no duty or liability whatsoever to any other Lender, other than liability solely resulting from its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction (after all possible appeals have been exhausted).

       (b) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interests in assets which can be perfected by possession and which are so perfected. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

9.11   Non-Funding Lender; Actions by Lenders.

       (a) The failure of any Lender (such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligation to make its Revolving Credit Advance, on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

       (b) Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Revolving Credit Notes or the other Loan Documents (including exercising any rights of offset) without first obtaining the prior written consent of Agent and Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement, the Notes or the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent and Required Lenders and not individually by a single Lender.

9.12   Settlement Procedures.

       (a) The Revolving Credit Loan balance may fluctuate from day to day due to Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and Lenders, Revolving Credit Advances may be made by Agent and payments in respect thereof will be settled according to the procedures set forth in this Section 9.12. Notwithstanding these procedures, each Lender's obligation to fund its portion of any Revolving Credit Advance will commence on the date such Revolving Credit Advance is made. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

       (b) Notwithstanding anything to the contrary contained in this Agreement, Agent may elect, at its sole option, to fund the entire amount of any Revolving Credit Advance requested by Borrower. If Agent makes such election, such Revolving Credit Advance made by Agent shall be deemed, and shall constitute, as of the date of making thereof, a Revolving Credit Advance made by each Lender to Borrower in an amount equal to such Lender's pro rata share thereof, and each Lender shall be obligated to deliver to Agent such share of such Revolving Credit Advance on the Weekly Settlement Date in accordance with the procedure for weekly settlement set forth in
Section 9.12(c) or as otherwise provided in Section 9.12(a). Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating interest payable to any Lender:

       (1) Agent shall be deemed a "Lender" with respect to any outstanding Revolving Credit Advances funded by Agent; and

       (2)     the amount of Revolving Credit Advances of any Lender that are outstanding on any day shall be equal to the amount of such Lender's Revolving Credit Advances outstanding on such day:

               (A) excluding any Revolving Credit Advances that have been funded entirely by Agent with respect to which such Lender has not funded its pro rata share, and

               (B) including Revolving Credit Advances of such Lender which have been repaid by Borrower to Agent but not yet received by such Lender from Agent.

       (c) Each Lender shall settle with Agent, upon Agent's request, on the second Business Day of each week (or on such other day of the week as may be designated from time to time by Agent) in each successive week (the "Weekly Settlement Date"), on the net Revolving Credit Advances and payments since the date of the last settlement. On each Weekly Settlement Date, before 12:00 noon, Agent shall notify each Lender by telephone or telecopy or other form of electronic transmission, of such Lender's pro rata share of the outstanding Revolving Credit Advances and the amount of the payment necessary to adjust such Lender's outstanding Revolving Credit Advances to such Lender's pro rata share of such Revolving Credit Advances as of such Weekly Settlement Date (on a net basis taking into account any funds in the Collection Account which Agent determines are available). Any such payment shall be made by the party from which such payment is due to the other party, in same day funds, not later than 1:00 p.m. on such Weekly Settlement Date. If any Lender shall, for any reason, not settle with Agent within one (1) Business Day after the Weekly Settlement Date, such Lender agrees to pay and Borrower agrees to repay (assuming Borrower has received such funds from the Agent), severally, to Agent forthwith on demand the amount due Agent on such Weekly Settlement Date together with interest thereon for each day from such Weekly Settlement Date until the day such amount is paid to Agent, at:

       (1) in the case of such Lender, the Prime Rate in effect for the first three (3) days for which such amount remains unpaid and thereafter at the rate then in effect with respect to the applicable type of Revolving Credit Advances pursuant to
               Section 1.6, and

       (2) in the case of Borrower, the rate then in effect with respect to Revolving Credit Advances pursuant to Section 1.6.

If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance and, if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly pay over to Borrower such corresponding amount in same day funds, but Borrower shall remain obligated for all interest thereon at the rate then in effect with respect to Revolving Credit Advances pursuant to Section 1.6.

       (d)     As an alternative to the weekly settlement provided for in
Section 9.12(c), Agent may elect at its sole option, to use the following same day settlement procedure for borrowings of Revolving Credit Advances. Before 12:00 noon on any date specified for a borrowing of a Revolving Credit Advance in a Notice of Revolving Credit Advance, Agent may notify each Lender by telephone, telecopy or other form of electronic transmission, of the requested Revolving Credit Advance. Not later than 1:00 p.m. on the date of such proposed Revolving Credit Advance, each Lender shall make available to Agent, in same day funds, to such account as Agent may designate, such

Lender's pro rata share of such Revolving Credit Advance. Notwithstanding the foregoing, to the extent that there are available funds in the Collection Account, Agent may, at Agent's discretion, notify each Lender that such Lender's obligation to make available to Agent same day funds as provided in the preceding sentence shall be satisfied to the extent of its pro rata share out of such funds in the Collection Account, or such portion of such funds as Agent shall indicate are to be applied to fund such Revolving Credit Advance.

SECTION 10   SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Loan Party, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. No Loan Party may assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of each Loan Party, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

10.2   Assignments and Participations.

       (a) Each Lender may, with the prior written consent of Agent, resell (through syndication, assignment or participation) all or a portion of its rights and obligations under this Agreement (including all or a part of its Revolving Credit Advances, Revolving Credit Commitments and Revolving Credit Note), in minimum increments of $5,000,000, to any other Person; provided that, after giving effect to such resale, the selling Lender, if it retains any Revolving Credit Commitments, shall have retained Revolving Credit Commitments in an amount at least equal to $5,000,000 and; provided further that, if any Lender sells, transfers or assigns all or any portion of its rights and obligations under this Agreement to a nonresident of Canada for purposes of the ITA, the purchaser shall not be entitled to the benefit of Section 1.18 if such section would not be applicable had the sale, transfer or assignment been made to a resident of Canada for purposes of the ITA.

       (b) In the case of an assignment by any Lender under this Section 10.2, the purchaser shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder; provided, that each such assignment shall be of a constant, and not a varying, percentage of the selling Lender's rights and obligations under this Agreement. Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and assignee and delivered to Agent and Borrower of an executed copy of such instrument, together with payment to Agent of a processing fee of $5,000, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Each Loan Party hereby acknowledges and agrees that any assignment will give rise to a direct obligation of each of the Loan Parties to the assignee and that the assignee shall be considered to be a "Lender" hereunder and under the other Loan Documents. In all instances, each Lender's liability to make Revolving Credit Advances shall be several and not joint and shall be limited to such Lender's pro rata share thereof. Upon any such assignment, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Revolving Credit Note of the assignor Lender a new Revolving Credit Note to the order of the assignor Lender in an amount equal to the Revolving Credit Commitment assumed by such assignee Lender, and if the assignor Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assignor Lender in an amount equal to such retained Revolving Credit Commitment. Such new Revolving Credit Note shall be dated the Closing Date and shall otherwise be in the form of the Revolving Credit Note replaced thereby. The Revolving Credit Note surrendered to Agent shall be returned by Agent to Borrower marked "cancelled".

       (c)     In the case of a participation by any Lender under this
Section 10.2,

       (1) all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the participating Lender shall remain a "Lender" for all purposes under this Agreement;

       (2) any such grant of a participation will be made in compliance with all Applicable Laws; and

       (3) such Lender shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would:

               (A) extend the final maturity date for payment of the Revolving Credit Loan,

               (B) reduce the interest rate or the amount of principal or Fees applicable to the Revolving Credit Loan, or

               (C) release all or substantially all of the Collateral, except as expressly provided herein or in the Loan Documents.

In those cases in which a Lender grants rights to its participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses (A) through (C), the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of the participating Lender's portion of the Revolving Credit Loan (irrespective of whether held by such Lender or participated), shall control the vote for all of such Lender's portion of the Revolving Credit Loan. In the case of any participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation, provided, that with respect to Sections 1.16, 1.18, 1.19 and 11.7, participants shall be deemed to have the rights of a Lender.

       (d) Except as otherwise provided in this Section 10.2, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Credit Loan or other Obligations owed to such Lender. Subject to
Section 11.13 any Lender permitted to sell assignments and participations under this Section 10.2 may furnish any information concerning any Loan Party in the possession of that Lender from time to time to assignee and participants (including prospective assignees and participants).

       (e) Each Loan Party shall assist each Lender permitted to sell assignments or participations under this Section 10.2 in whatever manner necessary in order to enable or effect any such assignment or participation, including the execution and delivery of any and all agreements, notes, confirmations of Obligations, and other documents and instruments as shall be reasonably requested and the preparation and delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings with, potential assignees or participants. Each Loan Party shall certify the correctness, completeness and accuracy as at the date thereof of all descriptions of the Loan Parties and their respective affairs contained in any selling materials and all information to the extent such descriptions and information are provided by it and included in such materials and approved by it. No Loan Party shall have any obligation in respect of any selling material or information included therein unless such materials shall have been submitted to it for approval and such approval obtained before any use or distribution thereof by Agent or any Lender. The Loan Parties shall not be entitled to receive any reimbursement for any out-of-pocket costs or expenses that any Loan Party incurs as a result of providing such assistance in connection with any sale of participations or assignments and shall not have any obligations in respect of Agent's or any Lender's costs or expenses incurred in connection with any sale of participations or assignments.

       (f) Each Lender that resells (through syndication, assignment or participation) all or a portion of its rights and obligations under this Agreement shall advise Agent and Borrower of the identity of the purchaser.

SECTION 11   MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), including the Commitment Letter. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Lenders; provided, that no such change, waiver, discharge or termination shall, without the consent of each affected Lender and Agent:

       (a) extend the scheduled final maturity of the Revolving Credit Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-Default or Event of Default increase in interest rates) thereon or Fees, or reduce the principal amount thereof, or increase the Revolving Credit Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Revolving Credit Commitment of any Lender);

       (b) release Collateral with a fair market value of more than $250,000, or the Equivalent Amount in any year;

       (c)     amend, modify or waive any provision of this Section, or
               Section 1.11, 1.16, 9.5, 11.2 or 11.7;

       (d) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

       (e) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement.

No provision of Section 9 may be amended without the prior written consent of Agent.

11.2   Fees and Expenses.

       Borrower shall reimburse Agent on demand for all out-of-pocket expenses incurred in connection with the preparation, negotiation, execution, delivery and registration of the Commitment Letter and of the Loan Documents (including the reasonable fees and expenses of its counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to clauses (d) and (e) below, all Lenders) for all reasonable fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

       (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Revolving Credit Advances;

       (b)     currency conversion transaction costs (if any);

       (c) any amendment, modification or waiver of, consent with respect to, or interpretation of, any of the Loan Documents or advice in connection with its rights hereunder or thereunder;

       (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Loan Party or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any Loan Party or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any workout or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

       (e) any enforcement of any remedies of Agent or any Lender under any of the Loan Documents against any or all of the Loan Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any enforcement of any such remedies in the course of any workout or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

       (f) any workout or restructuring of the Revolving Credit Loans during the pendency of one or more Events of Default;

       (g) efforts to (1) monitor the Revolving Credit Loan or any of the other Obligations, (2) evaluate, observe or assess any of the Loan Parties or their respective affairs, and (3) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including all legal counsel's and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.2 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.3 No Waiver. No failure on the part of Agent or Lenders, at any time or times, to require strict performance by any Loan Party, of any provision of this Agreement or any of the other Loan Documents shall waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or Event of Default shall not suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent thereto, and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Loan Party shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Required Lenders or all Lenders if required hereunder and directed to Borrower or other Loan Party specifying such suspension or waiver.

11.4 Remedies. The rights and remedies of Agent and Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.6 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control; provided, however, that any provision contained in this Agreement shall not be in conflict with, or be inconsistent with, any provision in any of the other Loan Documents unless the relevant Loan Party cannot comply with both provisions.

11.7 Right of Setoff. Subject to Sections 1.14 and 9.11, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify Agent and the applicable Loan Party after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including other rights of setoff) which such Lender may have.

11.8   Judgment Currency.

       (a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.8 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding:

       (1) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

       (2) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.8(a) being hereinafter in this Section 11.8 referred to as the "Judgment Conversion Date").

       (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency, as the case may be, which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

       (c) Any amount due from a Loan Party under Section 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

       (d) The term "rate of exchange" in this Section 11.8 means the 12:00 noon rate of exchange quoted on any Business Day on Telerate News Service (Page 3194 or such other Page as may replace such Page on such Screen for the purpose of displaying currency exchange rates) for the sale of Canadian Dollars against the Judgment Currency.

11.9 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon one party by the other party, or whenever one party desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered:

       (a) upon transmission, when transmission occurs at or before 5:00 p.m. on any Business Day, or, if a transmission occurs after such time on the Business Day immediately following such Business Day, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery as otherwise provided in this Section 11.9);

       (b) when delivered, if hand-delivered by messenger or courier service, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number)
              as may be substituted by notice given as herein provided.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Loan Party, Agent or any Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication:

               (1) Communications with Agent (and with GE Capital Canada in its capacity as Lender hereunder) under this
                       Section 11.9 shall be addressed as follows:

                              General Electric Capital Canada Inc.
                              150 York Street
                              Suite 300
                              Toronto, Ontario
                              M5H 3A9

                              Attention: Vice President, InterCity Account
                              Telecopier No.:  (416) 365-0202
                       with a copy to:
                              General Electric Capital Corporation
                              105 West Madison
                              Suite 1600
                              Chicago, Illinois
                              USA 60602

                              Attention: Account Manager, InterCity Account Telecopier No.: (312) 419-5977

                       and

                              General Electric Capital Corporation
                              201 High Ridge Road
                              Stamford, Connecticut 06927-5100

                              Attention: Regional Counsel, InterCity Account Telecopier No.: (203) 316-7822

               (2) communications with each Lender (other than GE Capital Canada) shall be addressed to the address of such Lender set forth under its name on the signing pages of this Agreement, with a copy, in each case, to Agent and each Person to whom copies of communications with Agent are to be given or served under Section 11.9;

               (3) communications with Borrower under this Section 11.9 shall be addressed as follows:

                              InterCity Products Corporation (Canada)
                              141 Cidermill Avenue
                              Vaughan, Ontario
                              L4K 4G5

                              Attention: Director of Finance
                              Telecopier No.: (905) 738-7555

               (4) communications with McDonald under this Section 11.9 shall be addressed as follows:

                              G.C. McDonald Supply Limited
                              c/o InterCity Products Corporation (Canada)
                              141 Cidermill Avenue
                              Vaughan, Ontario
                              L4K 4G5

                              Attention:  Director of Finance
                              Telecopier No.: (905) 738-7555

11.10 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

11.12 Time of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

11.13   Confidentiality.

        (a) Each Loan Party agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by the Loan Documents without the prior written consent of Agent.

        (b) Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Loan Parties and designated as confidential for a period of three (3) years following receipt thereof, except that Agent and each Lender may disclose such information (1) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Revolving Credit Loan and the Revolving Credit Commitment; (2) to any actual or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.13 (and any such bona fide assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (1) above); (3) as required or requested by any Governmental Body or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (4) as, in the opinion of Agent's or such Lender's counsel, required by law; (5) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any action, claim, lawsuit, demand, investigation or proceeding before any Governmental Body to which Agent or such Lender is a party; or (6) which ceases to be confidential through no fault of Agent or such Lender.

       (c) The Loan Parties have furnished and will furnish to Agent certain information concerning the Loan Parties which is non-public, proprietary or confidential in nature ("Confidential Information"). Agent and each Lender confirm to the Loan Parties that it is Agent's and such Lender's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit, and that it will protect the confidentiality of Confidential Information submitted to it with respect to any Loan Party under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, provided, however, that (1) nothing contained herein shall prevent Agent or any Lender from disclosing Confidential Information (A) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Revolving Credit Loan and the Revolving Credit Commitment on the condition that such information not be further disclosed except in compliance with this Section 11.13(c); (B) as required or requested by any Governmental Body or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (C) as, in the opinion of Agent's or such Lender's counsel, required by law; (D) to any actual or potential assignee of or participant in any Lender's rights and obligations under this Agreement pursuant to Section 10.2 to the extent such actual or potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this Section 11.13(c) (and any such bona fide assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (1) above) and (E) in connection with the exercise of any of its rights and remedies under this Agreement or any of the other Loan Documents or in connection with any action, claim, lawsuit, demand, investigation or proceeding before any Governmental Body to which Agent or such Lender is a party; (2) the terms of this Section 11.13(c) shall be inapplicable to any information provided to Agent or such Lender which is in its possession prior to the delivery to it of such information by any Loan Party or otherwise has been obtained by it on a nonconfidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of Agent's or such Lender's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when a Loan Party delivered it to Agent; and (3) the determination by Agent or any Lender as to the application of any of the circumstances described in the foregoing clauses (1) and (2) will be presumed correct if made in good faith.

       (d) Notwithstanding paragraphs (a) and (b) above, each Loan Party consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

11.14 Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario applicable to contracts made and performed in such province, and any laws of Canada applicable therein without reference to principles of conflicts of law, except that, with respect to registration, perfection and enforcement of hypothecs, charges, assignments and security interests on, of or in Collateral located in jurisdictions other than the Province of Ontario, to the extent required by the law of such jurisdictions, such law shall govern. Borrower hereby covenants and agrees that the courts located in the Province of Ontario shall have nonexclusive jurisdiction to hear and determine any claims or disputes pertaining to the Loan Documents or to any matter arising out of or related to any of the Loan Documents; provided, however, that nothing in the Loan Documents shall be deemed or operate to preclude the Agent from bringing suit or taking other legal action in any other jurisdiction to collect amounts owing under any of the Loan Documents, to realize on the Collateral or any other security for the Obligations, or to enforce a judgement or other court order in favour of the Agent.

11.15 Further Assurances. Each Loan Party shall, from time to time, upon each request from Agent, at Borrower's cost and expense, make, do, execute and cause to be made, done and executed, all such further and other lawful acts, documents and assurances whatsoever which Agent determines in its reasonable opinion may be necessary in order to give effect to the provisions, purposes and intent of this Agreement and the other Loan Documents and to complete the transactions contemplated by this Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties have executed this Agreement.

INTERCITY PRODUCTS CORPORATION (CANADA)


By:
   -------------------------------------
Name:
Title:


G.C. McDONALD SUPPLY LIMITED


By:
   -------------------------------------
Name:
Title:


GENERAL ELECTRIC CAPITAL
CANADA INC, as Agent



By:
   --------------------------------------
Name:
Title:


Lenders:

Revolving Credit Commitment:
Cdn$30,000,000

GENERAL ELECTRIC CAPITAL
CANADA INC.

By:
   ---------------------------------------
Name:
Title:

            ANNEXES, SCHEDULES AND EXHIBITS

                         TO

                  CREDIT AGREEMENT

            Dated as of December 19, 1996

                      between

       INTERCITY PRODUCTS CORPORATION (CANADA)

                    as Borrower

                        and

           G.C. McDONALD SUPPLY LIMITED

                  as a Loan Party

         THE LENDER OR LENDERS PARTY THERETO

                        and

         GENERAL ELECTRIC CAPITAL CANADA INC.
                     as Agent

       INDEX OF ANNEXES, SCHEDULES AND EXHIBITS


Annex A            -      Definitions; Rules of Construction
Annex B            -      Cash Management System
Annex C            -      Schedule of Closing Documents
Annex D            -      Schedule of Certain Fees
Annex E            -      Financials, Projections and Notices
Annex F            -      Insurance Requirements
Annex G            -      Financial Covenants


Schedule 1.17      -      Location of Electronically Recorded Data
Schedule 3.2       -      Chief Executive Office; Collateral Locations;
                          Corporate Names
Schedule 3.4       -      Financials and Projections
Schedule 3.5       -      Material Adverse Changes and Restricted Payments
Schedule 3.6       -      Real Property and Leases
Schedule 3.7       -      Material Contracts
Schedule 3.8       -      Labour Matters
Schedule 3.9       -      Ventures, Subsidiaries and Affiliates; Outstanding
                          Stock and Indebtedness
Schedule 3.10      -      Taxes
Schedule 3.12      -      Canadian Benefit and Pension Plans
Schedule 3.13      -      Litigation
Schedule 3.15      -      Intellectual Property
Schedule 3.17      -      Environmental Matters
Schedule 3.18      -      Insurance Policies
Schedule 3.19      -      Bank Accounts and Lock Boxes
Schedule 3.24      -      Customer and Trade Relations
Schedule 3.25      -      Agreements and Other Documents
Schedule 6.2       -      Investments
Schedule 6.7       -      Liens


Exhibit 1.1(c)     -      Form of Notice of Revolving Credit Advance
Exhibit 1.1(d)     -      Form of Revolving Credit Note
Exhibit 1.1(e)     -      Form of Borrowing Base Certificate
Exhibit 1.2        -      Form of Notice of Rollover
Exhibit 1.3        -      Form of Notice of Conversion
Exhibit 3.4        -      Projections
Exhibit A          -      Form of Compliance Certificate
Exhibit B          -      Form of Supplier Waiver and Assignment

                                                  Annex A to Credit Agreement


DEFINITIONS:  RULES OF CONSTRUCTION


1. Definitions. Capitalized terms used in this Agreement and the other Loan Documents have (unless otherwise provided elsewhere in this Agreement and the other Loan Documents) the following respective meanings:

       ACCOUNT DEBTOR means, as to any Person, any other Person who is or who may become obligated to such Person under, with respect to, or on account of, an Account.

       ACCOUNTANTS means, with respect to each Loan Party, Price Waterhouse, or such other chartered public accountants who shall be a nationally recognized accounting firm.

       ACCOUNTANT'S LETTER has the meaning given to it in Section 4.2.

       ACCOUNTS means all "accounts", as such term is defined in the PPSA (Ontario), now owned or hereafter acquired by any Loan Party, including, without limitation:

       (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments or a security) now owned or hereafter received or acquired by or belonging or owing to any Loan Party, whether arising out of goods sold or services rendered by it or from any other transaction;

       (b) all of each Loan Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services;

       (c) all of Borrower's or any other Loan Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods);

       (d) all monies due or to become due to any Loan Party under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by any Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of any Loan Party) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; and

       (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

       ADDITIONAL COMPENSATION means has the meaning given to it in Section
1.19.

       ADVANCE DATE has the meaning given to it in Section 1.13.
Affiliate means, with respect to any Person,

       (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person;

       (b) each Person that controls, is controlled by or is under common control with such Person; or

       (c) each of such Person's officers, directors, joint ventures and partners.

For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided that when used in reference to any Loan Party, the term Affiliate shall specifically exclude Agent and each Lender.

       AFFILIATE CORPORATION means any of ICP, CHL or ICP (USA).

       AGENT has the meaning given to it in the first paragraph of this Agreement or any successor thereto pursuant to Section 9.8.

       AGENT'S COLLECTION ACCOUNTS means Agent's Canadian Dollar account number 1011519 in the name of GE Capital Canada at Royal Bank of Canada, 200 Bay Street, 14th Floor, Royal Bank Plaza, Toronto, Ontario, transit number 00002, or such other account as may be designated by Agent.

       AGREEMENT means the Credit Agreement to which this Annex A is attached and of which it forms a part, including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, all restatements, modifications and supplements hereof or hereto, and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect as of the Closing Date, unless otherwise provided in a written amendment thereto.

       APPLICABLE LAWS means, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) and all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Body having authority over such Person, except that wherever the term "Applicable Laws" is used in Sections 3, 5 and 6, the term shall be read as requiring all elements thereof to have the force of law.

       ASSIGNMENT OF RENTS AND BENEFITS means each assignment of rents and benefits between any Loan Party and Agent, for the benefit of Agent and Lenders, in form and substance satisfactory to Agent, including all amendments, restatements, modifications and supplements thereto, in form and substance satisfactory to Agent, and shall refer to each Assignment of Rents and Benefits as the same may be in effect at the time such reference becomes operative.

       ASSIGNMENTS OF MONIES PAYABLE UNDER INSURANCE POLICIES means each assignment of monies which may become payable under insurance policies to be executed by each Loan Party in favour of Agent, for the benefit of Agent and Lenders, including all restatements, amendments, modifications and supplements thereto, and shall refer to the Assignments of Monies Payable Under Insurance Policies as the same may be in effect at the time such reference becomes operative.

       BA RATE means, in respect of any Interest Period applicable to a BA Rate Loan, the rate of interest per annum determined by Agent by reference to the average rate (rounded upwards to the nearest basis point) quoted on Telerate News Service (Page 3197, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers' acceptances) applicable to Canadian Dollar bankers' acceptances with a term comparable to such Interest Period as of 10:00 a.m. (Toronto time) two Business Day before the first day of such Interest Period. If for any reason the Telerate News Service rates are unavailable, BA Rate means the rate of interest determined by Agent which is equal to the arithmetic mean of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada, and Canadian Imperial Bank of Commerce, in respect of Canadian Dollar bankers' acceptances with a term comparable to such Interest Period as of 10:00 a.m. two Business Day before the first day of such Interest Period.

       BA RATE LOAN means a loan that bears interest at a rate based on the BA Rate.

       BANK ACT SECURITY has the meaning given to it in Section 5.15.

       BLOCKED ACCOUNT has the meaning given to it in Annex B.

       BLOCKED ACCOUNTS AGREEMENT means each blocked accounts agreement to be executed by each Loan Party in favour of Agent, for the benefit of Agent and Lenders, in form and substance satisfactory to Agent, including all restatements, amendments, modifications and supplements thereto, in form and substance satisfactory to Agent, and shall refer to each Blocked Accounts Agreement as the same may be in effect at the time such reference becomes operative.

       BLOCKED CONCENTRATION ACCOUNT has the meaning given to it in Annex B.

       BLOCKED CONCENTRATION ACCOUNT BANK has the meaning given to it in Annex B.

       BORROWER has the meaning given to it in the first paragraph of this Agreement.

       BORROWER PLEDGE AGREEMENT means the pledge agreement dated as of December 19, 1996 between Borrower and Agent, for the benefit of Agent and Lenders, pledging all of the issued shares of McDonald to Agent, including all restatements, amendments, modifications and supplements thereto, and shall refer to the Borrower Pledge Agreement, as the same may be in effect at the time such reference becomes operative.

       BORROWING BASE means, at any time, an amount determined by Agent to be equal to the sum at such time of:

       (a) eighty five percent (85%) of Eligible Accounts (based on the lower of the accounts receivable aging or the general ledger value),

       plus

       (b) fifty percent (50%) of Eligible Inventory, valued on a firstin, firstout basis (at the lower of (x) market or (y) the lower of cost from the general ledger of the Borrower or from the perpetual ledger of the Borrower), and minus

       (c) the amount of any reserves, including, without limitation, in respect of Prior Claims and, in the case of Eligible Inventory, a revaluation reserve and excess/obsolete reserve, (if any), as Agent may, from time to time, determine appropriate, in its reasonable credit judgement.

       BORROWING BASE CERTIFICATE means a certificate in substantially the form attached hereto as Exhibit 1.1(e).

       BUSINESS DAY means any day that is not

       (a) a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or the Province of Ontario; or

       (b)     a day on which Agent is not open for business.

       CANADIAN BENEFIT PLANS means all material employee benefit plans maintained or contributed to by any Loan Party that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of Borrower or any of its Subsidiaries employed in Canada participate or are eligible to participate but excluding all stock option or stock purchase plans.

       CANADIAN DOLLARS AND CDN$ means lawful money of Canada.

       CANADIAN PENSION PLANS means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by Borrower or any of its Subsidiaries for its or any of its Subsidiaries' employees or former employees.

       CAPITAL EXPENDITURES shall mean, with respect to any period, all payments of Borrower and its Subsidiaries during such period for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, and, in any event, shall include Capital Lease Obligations and all asset purchases giving rise to a Lien securing Purchase-Money Indebtedness.

       CAPITAL LEASE means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

       CAPITAL LEASE OBLIGATION means, as of any date, the amount of the obligation of the lessee under a Capital Lease.

       CASH EQUIVALENTS means:

       (a) securities with maturities of 30 days or less from the date of acquisition, issued or fully guaranteed or insured by the governments of Canada or the United States of America or any agency thereof;

       (b) certificates of deposit, overnight bank deposits and bankers' acceptances issued by commercial banks incorporated under the laws of Canada or the United States of America, each having capital and surplus in excess of Cdn$500,000,000, or the Equivalent Amount thereof, having maturities of 30 days or less from the date of acquisition; and

       (c) commercial paper of an issuer rated at least A1 by Standard & Poor's Corp. or at least P1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, with maturities of not more than 30 days from the date acquired.

       CHANGE IN CONTROL means the time when:

       (a) any Loan Party has sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of its assets;

       (b) ICP ceases to be the beneficial owner and registered holder of all of the issued and outstanding shares of Borrower;

       (c) Borrower ceases to be the beneficial owner and registered holder of all of the issued and outstanding shares of McDonald unless the Net Proceeds of any sale of such shares are, upon receipt by Borrower, paid to Agent in repayment of the then outstanding Obligations; or

       (d)     with respect to ICP,

               (1) any Person or group of Persons acting jointly or in concert shall have acquired beneficial ownership of, or the power to exercise control or direction over, 20% or more of the issued and outstanding shares of any class of shares in the capital Stock of ICP having the right to vote for the election of directors of ICP under ordinary circumstances, excluding the acquisition by any Person or group of Persons of all or any part of the shares of ICP owned at the date of this Agreement by The Mortgage Insurance Company of Canada ("MICC") (it being represented by Borrower that at the date of this Agreement MICC is the registered owner of approximately 32% of such issued and outstanding shares of ICP); or

               (2) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of ICP (together with any new directors whose election by the board of directors of ICP or whose nomination for election by the stockholders of ICP was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, excluding, for purposes of calculating such majority, any directors who are nominees or representatives of MICC.

       CHARGES means all Taxes or Liens in respect of Taxes upon or relating to:

       (a)     the Collateral;

       (b)     the Obligations;

       (c)     the employees, payroll, income or gross receipts of any Loan
               Party;

       (d)     the ownership or use by any Loan Party of any of its assets;
               or

       (e)     any other aspect of any Loan Party's business.

       CHATTEL PAPER means all "chattel paper", as such term is defined in the PPSA (Ontario), now owned or hereafter acquired by Borrower, wherever located.

       CHL means CHL Holdings, Inc.

       CHL OBLIGATIONS means all indebtedness, liabilities and obligations of CHL under a credit agreement between CHL and Suntrust Bank, Nashville, N.A. dated as of December 19, 1996.

       CLAIM has the meaning given to it in Section 1.16.

       CLOSING DATE means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied, in Agent's sole discretion, or waived in writing by Agent, and on which the initial Revolving Credit Advance shall be made (which date shall in any event be on or before December 31, 1996).

       CLOSING FEE has the meaning ascribed to it in Annex D.

       COLLATERAL means the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favour of Agent or Lenders to secure any or all of the Obligations.

       COLLATERAL DOCUMENTS means the Security Agreements, the Hypothecs, the Debentures, the Debenture Delivery Agreement, the General Assignments of Book Debts, the Intellectual Property Security Agreements, Supplier Waivers and Assignments, the Assignments of Rents and Benefits, the Blocked Accounts Agreements, the Assignments of Monies Payable Under Insurance Policies, the McDonald Guarantee, the Borrower Pledge Agreement, the ICP Postponement and Subordination Agreement, and the Emerson Postponement, Subordination and Assignment Agreement and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or the obligations of McDonald under the McDonald Guarantee.

       COLLATERAL EXAMINATION CHARGE has the meaning given to it in Annex D.

       COLLATERAL MANAGEMENT FEE has the meaning given to it in Annex D.

       COMMITMENT LETTER means the Commitment Letter, dated October 10, 1996 made by GE Capital Canada and agreed to and accepted on behalf of the Borrower on October 15, 1996, together with the appendix attached thereto.

       COMMITMENT TERMINATION DATE means the earliest of:

       (a)     the third anniversary of the Closing Date;

       (b) the date of termination of the Revolving Credit Commitments pursuant to Section 8.2; and

       (c) the date of termination of the Revolving Credit Commitments in accordance with the provisions of Section 1.4.

       COMPLIANCE CERTIFICATE means a certificate in the form attached hereto as Exhibit A.

       CONTAMINANT means any substance, solid, liquid or gaseous matter, fuel (including, without limitation, petroleum or petroleum products, crude oil, natural gas, natural gas liquid, liquified natural gas, synthetic fuel or any combination of the above), microorganism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter, whether or not animate or inanimate, container, transient reaction intermediate, nuclear material or any combination of the above deemed hazardous, toxic, a pollutant, a deleterious substance, a hazardous material, a waste, a hazardous waste, a contaminant or a source of pollution or contamination under any Environmental Laws or the presence of which in the Environment is likely to affect adversely the quality of the Environment in any way, including, without limitation, affecting adversely the life, health, safety, welfare or comfort of human beings, or causing damage to or otherwise impairing the quality of the soil, vegetation, wildlife or property.

       DEBENTURE means each agreement between each Loan Party and Agent, for the benefit of Agent and Lenders, in form and substance satisfactory to Agent, including all amendments, restatements, modifications and supplements thereto, in form and substance satisfactory to Agent, and shall refer to each Debenture as the same may be in effect at the time such reference becomes operative.

       DEFAULT means any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

       DEFAULT RATE means:

       (a) with respect to principal owing on Revolving Credit Advances, a rate per annum equal to:

               (1)     two percent (2%),
       plus

               (2) the rate or rates of interest otherwise in effect hereunder from time to time therefor; and

       (b) with respect to interest on other Obligations (excluding principal on the Revolving Credit Advances), a rate per annum equal to:

               (1)     the Prime Rate in effect from time to time,

       plus

               (2)     two and one quarter (2.25%).

       DEPRECIATION AND AMORTIZATION EXPENSE shall mean, with respect to any fiscal period of Borrower, all depreciation or amortization expenses of Borrower on a consolidated basis for such period.

       DISBURSEMENT ACCOUNTS has the meaning given to it in Annex B.

       DISCHARGE means the emission, deposit, issue, discharge, release, escape, leaching, dispersal, migration, spraying, spill, leakage or seepage of a Contaminant into the Environment.

       EBITDA shall mean, with respect to any fiscal period of Borrower:

       (a)     Net Income,

       plus

       (b) Interest Expense to the extent deducted or added in determining Net Income;

       plus

       (c)     Tax Expense to the extent deducted or added in determining Net
               Income;

       plus

       (d) Depreciation and Amortization Expense to the extent deducted or added in determining Net Income;

       minus

       (e) to the extent added in determining Net Income, extraordinary, nonrecurring or nonoperating gains of Borrower and its Subsidiaries on a consolidated basis;

       plus

       (f) to the extent deducted in determining Net Income, extraordinary, nonrecurring or nonoperating losses of Borrower and its Subsidiaries on a consolidated basis.

       ELIGIBLE ACCOUNT means the gross outstanding balance of Accounts of each Loan Party denominated in Canadian Dollars or USD, which Agent, in accordance with Section 1.7, shall from time to time deem eligible, less, all finance charges, late fees, other fees that are unearned, and all allowances, rebates and discounts for volume, advertising, defective returns, markdown allowances, cash payment and booking discounts, credit card payments, for the account of an Account Debtor, warehouse delivery and booking discounts and such other amounts as Agent, in its sole discretion, shall from time to time deem appropriate. Without in any way limiting the discretion given to Agent hereunder to deem an Account of any Loan Party ineligible or to change the following eligibility criteria, an Account of any Loan Party shall not be an Eligible Account if:

       (a)     (1)     such Account is owing by an Account Debtor which is
                       unable to pay its debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent, or makes, or files a notice of intention to make, a proposal under any Insolvency Statute; or

               (2) any notice of intention is filed or any voluntary case or involuntary case or proceeding is commenced under any Insolvency Statute, or incorporation or other law, now or hereinafter in effect, for the

                       (i)     bankruptcy, liquidation, windingup,
                               dissolution or suspension of general
                               operations of such Account Debtor,

                       (ii) composition, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts of such Account Debtor,

                       (iii) appointment of a trustee, receiver, receiver and manager, liquidator, custodian or other similar official for, or for all or a substantial part of the assets of, such Account Debtor, or

                       (iv) possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of such Account Debtor;

       (b)     the Accounts originated outside of Canada;

       (c) the Account originated in provinces in which each Loan Party has not made such filings necessary to enable each Loan Party to sustain an action for collection;

       (d) in the case of an Account subject to a volume rebate, such Account shall be deemed ineligible to the extent of the amount of the volume rebate;

       (e) the Account is owing by an Affiliate of any Loan Party or by any other person related to or operating at non-arm's length to any Loan Party;

       (f) the Account is represented by invoices for goods or services which have not been provided in the ordinary course of business of any Loan Party;

       (g) the Account is due from an obligor whose indebtedness to any Loan Party exceeds the credit limit specified by such Loan Party for such obligor;

       (h) any warranty, representation or covenant contained in this Agreement or any of the other Loan Documents applicable either to Accounts of any Loan Party in general or to any such specific Account has been breached with respect to such Account in any material respect;

       (i) such Account has remained unpaid after the earlier to occur of:

               (1) 60 days after the date on which payment is specified to be due in the original applicable invoice, and

               (2) 120 days after the date of such original applicable invoice provided that such period may be up to 150 days after the date of the original applicable invoice under Borrower's booking program for room air conditioners, provided in each case that such terms are consistent with the terms in effect on the date of this Agreement;

       (j) such Account is payable by an Account Debtor which is a supplier or creditor of any Loan Party to the extent that any Loan Party is indebted to such Account Debtor;

       (k) Accounts represented by invoices for goods or services which have not been delivered and accepted or fully performed, as the case may be;

       (l) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

       (m) Agent believes, in its reasonable discretion, that the collection of such Account is insecure or that such Account may not be paid;

       (n) such Account is subject to any claim by or dispute with the Account Debtor, to the extent of such claim or dispute;

       (o) such Account is subject to any right of setoff by the Account Debtor, to the extent of such right;

       (p) Agent does not have a perfected first ranking Lien in and to such Account, subject to no Lien other than (1) Prior Claims (that have not been filed, recorded or registered and in respect of which no other action has been taken to make the Prior Claim enforceable by the holder thereof) that secure amounts that are not yet due and payable and (2) the Emerson Lien which is subordinated under the Emerson Postponement, Subordination and Assignment Agreement;

       (q) such Account is not evidenced by an invoice or other writing in form acceptable to Agent in its reasonable discretion;

       (r)     such Account is an Account owing by a Governmental Body;

       (s) in order to be entitled to collect it, any Loan Party is required to perform any additional service for, or perform or incur any additional obligation to, Account Debtor;

       (t) such Account is owing by an Account Debtor whose Indebtedness to any Loan Party on Accounts which are otherwise ineligible exceeds 50% of such Account Debtor's total Indebtedness to any Loan Party;

       (u) such Account is an Account in respect of which Account Debtor takes a deduction or credit not authorized or otherwise agreed to by any Loan Party to the extent of such unauthorized deduction or credit;

       (v) Accounts due from an Account Debtor to the extent that the Account Debtor's total Indebtedness to the Loan Parties exceeds 15% of the aggregate amount of all Accounts of the Loan Parties; or

       (w) Accounts due on account of loans or other financial assistance made or provided by any Loan Party.

       ELIGIBLE INVENTORY means such Inventory of any Loan Party that consists of finished goods and which Agent, in its discretion, shall from time to time deem eligible. Without in any way limiting the discretion given to Agent hereunder to deem Inventory of any Loan Party ineligible or to change the following eligibility criteria, Inventory of any Loan Party shall not be Eligible Inventory if:

       (a) it is placed by any Loan Party on consignment or held by any Loan Party on consignment from another Person;

       (b) it is Inventory not located in the Provinces of Quebec or Ontario;

       (c)     it is Inventory in transit;

       (d)     it is Inventory held on or at any leased premises unless:

               (1) the Inventory at any one location has a value of more than $50,000,

               (2)     the Inventory is identifiable as a Loan Party's
                       Inventory, and

               (3) the landlord of such premises has executed a landlord agreement, in form and substance satisfactory to Agent and that remains effective at all times;

       (e) it is Inventory in the possession or control of a bailee, warehouseman, processor, converter, finisher or other Person other than any Loan Party, unless:

               (1) the Inventory at any one location has a value of more than $50,000,

               (2)     the Inventory is identifiable as a Loan Party's
                       Inventory, and

               (3)     Agent is in possession of such agreements, instruments

                       and documents as Agent may require (each in form and content acceptable to Agent and duly executed, as appropriate by the bailee, warehouseman, processor, converter or other Person in possession or control of such Inventory, as applicable) including warehouse receipts in Agent's name covering such Inventory;

       (f) it is not insured in accordance with insurance requirements of Annex F;

       (g) Agent does not have a perfected first ranking Lien in and to such Inventory, subject to no prior ranking Lien other than
               (1) Prior Claims (that have not been filed, recorded or registered and in respect of which no other action has been taken to make the Prior Claim enforceable by the holder thereof) that secure amounts that are not yet due and payable and (2) the Emerson Lien which is subordinated under the Emerson Postponement, Subordination and Assignment Agreement;

       (h) it does not meet all standards imposed by any Applicable Law or promulgated by any Governmental Body including, without limitation, all Applicable Laws governing product labelling, care labelling and country of origin labelling;

       (i) it is not owned by any Loan Party free and clear of all Liens and rights of others, except (1) first priority Liens in favour of Agent, (2) Prior Claims (that have not been filed, recorded or registered and in respect of which no other action has been taken to make the Prior Claim enforceable by the holder thereof) that secure amounts that are not yet due and payable and (3) and the Emerson Lien which is subordinated under the Emerson Postponement, Subordination and Assignment Agreement;

       (j) it in any material respect fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document;

       (k) it is Inventory in respect of which any Loan Party does not maintain adequate records satisfactory to Agent;

       (l) it is not sold in the ordinary course of a Loan Party's business;

       (m) it consists of display items, samples, packaging and shipping materials, defective goods or goods which have been returned by buyers;

       (n) it is covered by a negotiable document of title which has not been delivered to Agent on terms satisfactory to Agent;

       (o) such Inventory is subject to a distribution agreement, licence or similar agreement with a third party which could restrict Agent, Lenders and/or their agents from exercising their rights and remedies in respect of such Inventory and Agent does not hold an agreement duly executed by such third party and in form and substance satisfactory to Agent under which that third party consents to Agent, Lenders and/or their agents exercising Agent's and Lenders' rights and remedies under the Collateral Documents in respect of such Inventory; or

       (p) it is not otherwise acceptable to Agent in its reasonable credit judgment.

       EMERSON means Emerson Electric Co., a corporation formed and existing under the laws of the State of Missouri.

       EMERSON GUARANTEE means the guarantee agreement dated as of December 19, 1996 executed by Borrower in favour of Emerson in respect of the indebtedness, liabilities and obligations of ICP under a reimbursement agreement dated as of December 19, 1996 executed by ICP in favour of Emerson and shall refer to the Emerson Guarantee, as the same may be in effect at the time such reference becomes operative.

       EMERSON INDEBTEDNESS means all debts, liabilities and obligations of Borrower to Emerson under the Emerson Guarantee.

       EMERSON LIEN means the second ranking Lien, subordinated to the Lien of the Agent and the Lenders constituted by the Loan Documents as provided in the Emerson Postponement, Subordination and Assignment Agreement, in all Collateral of Borrower to secure the Emerson Indebtedness.

       EMERSON POSTPONEMENT, SUBORDINATION AND ASSIGNMENT AGREEMENT means the agreement dated as of December 19, 1996 between Emerson, Agent, Borrower and ICP, including all restatements, amendments, modifications and supplements thereto, postponing the Emerson Indebtedness to the Obligations, subordinating the security for the Emerson Indebtedness to the security for the Obligations and assigning the Emerson Indebtedness and the security therefor to the Agent, for the benefit of Agent and Lenders, as security for the Obligations, and shall refer to the Emerson Postponement, Subordination and Assignment Agreement as the same may be in effect at the time such reference becomes operative.

       ENVIRONMENT means all components of the Earth, including, all layers of the atmosphere, air, land (including, all underground spaces and cavities and all land submerged under water), soil, water (including surface and underground water), all organic and inorganic matter and living organisms, animal life, vegetation, and the interacting natural systems that include components referred to above in this definition.

       ENVIRONMENTAL ACTIVITY means any past, present or future activity, event or circumstance in respect of a Contaminant (including, without limitation, its storage, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling, transportation, deposit, recycling, elimination, sale, distribution, import or export or its Discharge into the Environment) or which is otherwise regulated by Environmental Laws.

       ENVIRONMENTAL ASSESSMENT means an environmental audit conducted by a Person approved in writing by Agent in respect of any or all of the Facilities.

       ENVIRONMENTAL LAWS means all applicable federal, state, provincial, national, and local laws, including treaties, statutes, regulations, directives, ordinances, codes, orders, rules, subordinate legislation, Governmental Approvals and other governmental actions, restrictions and requirements, and all judgments, orders, instructions and awards of any court of competent authority and all codes of practice and guidance, from time to time, having the force of law, relating to environmental matters (including Environmental Activities or occupational health and safety), including, the Environmental Protection Act (Ontario), the Occupational Health and Safety Act (Ontario), the Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), the Transportation of Dangerous Goods Act (Canada) and the Hazardous Materials Information Review Act (Canada), all as amended, and includes all regulations made under such statutes.

       EQUIPMENT means all equipment as such term is defined in the PPSA (Ontario), and, in any event, shall include all machinery, equipment, furnishings, fixtures and vehicles and any and all additions, accessions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

       EQUIVALENT AMOUNT means, on any date, with respect to obligations or valuations denominated in one currency (the "First Currency") the amount of the First Currency which is required to purchase a fixed amount in another currency (the "Other Currency") on any Business Day at the 12:00 noon rate quoted on Telerate News Service (Page 3194 or such other Page as may replace such Page on such Screen for the purpose of displaying currency exchange rates) on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrower and Agent.

       ERISA means the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

       EVENT OF DEFAULT has the meaning given to it in Section 8.1.

       EXISTING CREDIT AGREEMENTS means the loan agreement between Borrower and The Toronto-Dominion Bank dated as of March 19, 1990 as amended by amending agreements dated as of December 23, 1992, March 11, 1993, March 22, 1994, March 31, 1995 and letter agreements dated February 21, 1996 and February 22, 1996 as further amended by an amending agreement made as of July 19, 1996 and the letter loan agreement between G.C.McDonald Supply Limited and The Toronto-Dominion Bank dated February 25, 1995.

       FACILITIES means the moveable, personal, immoveable and real properties (including buildings, equipment, machinery and lands) from time to time, owned, leased, managed, controlled or operated by Borrower or any of its Subsidiaries.

       FEES means the fees due to Agent and Lenders as set forth in Annex D, and any other fees due to Agent or Lenders pursuant to the Loan Documents.

       FINANCIALS means the financial statements referred to in Section 3.4.

       FISCAL MONTH means each of the monthly accounting periods adopted by Borrower before the Closing Date.

       FISCAL QUARTER means each of four consecutive accounting periods in each Fiscal Year consisting of three Fiscal Months.

       FISCAL YEAR shall mean the annual accounting period ending on December 31 in each year.

       GAAP means, subject to Section 2.(a) of this Annex A, with respect to each Loan Party, generally accepted accounting principles in Canada in effect from time to time, applied on a consistent basis.

       GE CAPITAL means General Electric Capital Corporation, a corporation organized under the banking laws of the State of New York.

       GE CAPITAL CANADA means General Electric Capital Canada Inc., a Canada corporation, having an office at 2300 Meadowvale Blvd., Mississauga, Ontario, L5N5P9.

       GE RATE with respect to any calendar month means the rate of exchange announced by GE Capital Canada to its customers before the beginning of such calendar month as the rate of exchange GE Capital Canada will use throughout such calendar month to convert USD to Cdn$.

       GENERAL ASSIGNMENT OF BOOK DEBTS means each general assignment of debts to be executed by each Loan Party in favour of Agent, for the benefit of Agent and Lenders, in form and substance satisfactory to Agent, including all restatements, amendments, modifications and supplements thereto, in form and substance satisfactory to Agent, and shall refer to each General Assignment of Book Debts as the same may be in effect at the time such reference becomes operative.

       GOVERNMENTAL APPROVAL means any authorization, certificate, attestation, permit, approval, grant, licence, consent, right, privilege, registration, filing, commitment, order, judgment, direction, ordinance or decree issued or granted by or under law or by any Governmental Body as well as any acquired or vested right required or recognized pursuant to Environmental Laws.

       GOVERNMENTAL BODY means any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, arbitrator or panel of arbitrators or court or other law, regulation or rule making entity (including a Minister of the Crown), having or purporting to have jurisdiction on behalf of any nation, state, province, municipality or district, or any subdivision thereof.

       GUARANTEED INDEBTEDNESS means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person:

       (a)     to purchase or repurchase any such primary obligation;

       (b)     to advance or supply funds:

               (1) for the purchase or payment of any such primary obligation, or

               (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor;

       (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

       (d) to indemnify the owner of such primary obligation against loss in respect thereof.

The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

       HYPOTHEC means the hypothec to be executed by each Loan Party, Agent and Lenders in favour of Lenders, including all restatements, amendments, modifications and supplements thereto, and shall refer to each Hypothec, as the same may be in effect at the time such reference becomes operative.

       ICP means InterCity Products Corporation, a corporation incorporated and subsisting under the laws of Canada.

       ICP (USA) means InterCity Products Corporation (USA), a corporation formed under the laws of the State of Delaware.

       ICP (USA) ACKNOWLEDGEMENT AND CONSENT means the acknowledgement and consent dated as of December 19, 1996 between ICP (USA) and Agent, for the benefit of Agent and Lenders, with respect to the Intellectual Property owned by ICP (USA) including all restatements, amendments, modifications and supplements thereto, and shall refer to the ICP (USA) Acknowledgement and Consent, as the same may be in effect at the time such reference becomes operative.

       ICP INDEBTEDNESS means the Indebtedness advanced to Borrower by ICP in an amount not less than $37,900,000 and subordinated on terms set out in the ICP Postponement and Subordination Agreement.

       ICP POSTPONEMENT AND SUBORDINATION AGREEMENT means the postponement and subordination agreement dated as of December 19, 1996 between ICP and Agent postponing and subordinating the ICP Indebtedness to the Obligations, including all restatements, amendments, modifications and supplements thereto, and shall refer to the ICP Postponement and Subordination Agreement, as the same may be in effect at the time such reference becomes operative.

       INDEBTEDNESS of any Person means:

       (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business);

       (b) all obligations evidenced by notes, bonds, debentures or similar instruments;

       (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

       (d)     all Capital Lease Obligations;

       (e)     all Guaranteed Indebtedness;

       (f)     all Indebtedness referred to in clause (a), (b), (c), (d) or
               (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

       (g)     in respect of the Borrower, the Obligations.

       INDEMNIFIED PERSON has the meaning given to it in Section 1.16.

       INSOLVENCY STATUTE means either of the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.

       INSTRUMENTS means all "instruments", as such term is defined in the PPSA (Ontario), now owned or hereafter acquired by Borrower, wherever located.

       INTELLECTUAL PROPERTY means, all intellectual and industrial property, including, without limitation, all patents, industrial designs, copyrights, trademarks, trade names, trade secrets, and options and rights to use any of the foregoing and, when the context permits, all registrations and applications that have been made or shall be made or filed in any office in any jurisdiction in respect of the foregoing, and all reissues, extensions and renewals thereof.

       INTELLECTUAL PROPERTY SECURITY AGREEMENT means each agreement between each Loan Party and Agent, for the benefit of Agent and Lenders, in form and substance satisfactory to Agent, including all amendments, restatements, modifications and supplements thereto, in form and substance satisfactory to Agent, and shall refer to each Intellectual Property Security Agreement as the same may be in effect at the time such reference becomes operative.

       INTEREST EXPENSE shall mean with respect to any fiscal period of Borrower, interest expense of Borrower on a consolidated basis for such period, including amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness other than the Obligations, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any Capital Lease Obligation.

       INTEREST PERIOD means with respect to any BA Rate Loan bearing interest at a fixed rate, a period of 30, 60 or 90 days commencing on the day of the month specified by Borrower in its Notice of Revolving Credit Advance, Notice of Rollover or Notice of Conversion with respect to such BA Rate Loan delivered to Agent in accordance with Section 2.2.

       INVENTORY means, as to any Person, all goods, wares and merchandise manufactured, produced or purchased for resale or lease by such Person, and all goods, wares and merchandise used in or procured for the packing or packaging of goods, wares and merchandise so manufactured, produced or purchased for resale or lease.

       INVESTMENT means, for any Person:

       (a) the acquisition (whether for cash, property, services or securities or otherwise) of shares, bonds, notes, debentures, partnership or other debt instruments or ownership interests or other securities of any other Person or any agreement to make any such acquisition;

       (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and

       (c) the entering into of any Guaranteed Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

       ITA means the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

       JUDGMENT CONVERSION DATE has the meaning given to it in Section 11.8.

       JUDGMENT CURRENCY has the meaning given to it in Section 11.8.

       LEASES means all of those leasehold estates in real property now owned or hereafter acquired by any Loan Party, as lessee or sublessee.

       LENDER and LENDERS have the meanings provided in the first paragraph of this Agreement.

       LICENCE AGREEMENTS means all agreements pursuant to which a Loan Party has obtained rights or an option to acquire rights or has granted to a Person rights or an option to acquire rights to use any Intellectual Property owned by a Person or a Loan Party, respectively.

       LIEN means any mortgage, deed to secure debt or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement, deemed trust, garnishment rights or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Applicable Laws of any jurisdiction) whether or not filed, recorded or otherwise perfected under such Applicable Laws.

       LOAN DOCUMENTS mean this Agreement, the Revolving Credit Notes, the Collateral Documents and all agreements, instruments, documents and certificates in favour of Agent and/or Lenders executed in connection with the transactions contemplated by this Agreement, including, without limitation, those that are identified in the Schedule of Closing Documents attached as Annex C, and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to Agent and/or Lenders in connection with this Agreement or the financing transactions contemplated hereby.

       LOAN PARTY means Borrower or McDonald.

       LOCK BOX has the meaning given to it in Annex B.

       MATERIAL ADVERSE EFFECT means:

       (a)     a material adverse effect on:

               (1) the business, assets, operations, prospects, or financial or other condition of any Loan Party or the industry within which any Loan Party operates other than a material adverse effect generally affecting such industry,

               (2) Borrower's ability to pay or perform the Obligations in accordance with the terms thereof or any other Loan Party's ability to perform its obligations under any Loan Document to which it is a party,

               (3) the Collateral or Agent's or Lenders' Liens on the Collateral or the priority of any such Liens, or

               (4) the rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents; or

       (b) the incurrence by any Loan Party of any liability, contingent or liquidated, that has an actual or estimated incurrence of liability, or exposure or loss, greater than $1,500,000 as of any date of determination or the Equivalent Amount thereof (net of any tax effect) to any Loan Party.

       MATERIAL CONTRACT means each contract to which any Loan Party is now or hereafter a party which:

       (a) involves aggregate consideration payable to or by any Loan Party, contingent or otherwise, in excess of $250,000 payable in any five year period, or the Equivalent Amount thereof, except contracts as to which the remaining consideration payable to or by any Loan Party is less than $250,000 payable in any five year period, or the Equivalent Amount thereof; or

       (b) is otherwise material to the business or operations of any Loan Party.

       MAXIMUM REVOLVING CREDIT COMMITMENT means, on any date, an amount equal to $30,000,000, as reduced or terminated in accordance with the terms of this Agreement.

       MCDONALD means G.C.McDonald Supply Limited, a corporation formed and subsisting under the laws of the Province of Ontario.

       MCDONALD GUARANTEE means the guarantee agreement to be executed by McDonald in favour of Agent, for the benefit of Agent and Lenders, including all restatements, amendments, modifications and supplements thereto, and shall refer to the McDonald Guarantee, as the same may be in effect at the time such reference becomes operative.

       NET INCOME shall mean, with respect to any fiscal period of Borrower, the aggregate net income (or loss) of Borrower on a consolidated basis from continuing operations for such period.

       NET PROCEEDS means (a) with respect to any asset disposition (other than sales of Inventory of any Loan Party in the ordinary course of business which shall be subject to the cash management system required under Section 1.9) permitted by Section 6.8 ("Asset Disposition"), the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the assets so disposed of or received in any other noncash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of any Stock of any Loan Party after the Closing Date, cash or readily marketable cash equivalents received (but excluding any other noncash form) therefrom, whether at the time of such disposition or subsequent thereto, net, in either (a) or (b) above, of all legal, title and recording tax expenses, underwriting discounts, commissions and other reasonable fees, costs and expenses incurred and all Taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by Applicable Law, be repaid out of the proceeds from such Asset Disposition.

       NON-FUNDING LENDER has the meaning given to it in Section 9.11.

       NON-USE FEE has the meaning given to it in Annex D.

       NOTICE OF CONVERSION has the meaning given to it in Section 1.3.

       NOTICE OF REVOLVING CREDIT ADVANCE has the meaning given to it in
Section 1.1(b).

       NOTICE OF ROLLOVER has the meaning given to it in Section 1.2.

       OBLIGATIONS means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by one or more Loan Parties to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding referred to in Section 8.1(h) or 8.1(i)), all Fees, Charges, Claims, expenses, counsel fees and any other sum chargeable to Borrower or any other Loan Party under any of the Loan Documents.

       OTHER LENDER has the meaning given to it in Section 9.11.

       PAYOR has the meaning given to it in Section 1.13.

       PBGC means the Pension Benefit Guaranty Corporation or any successor thereto.

       PERMITTED ENCUMBRANCES means the following encumbrances:

       (a) Liens for Taxes (that have not been filed, recorded or registered and in respect of which no other action has been taken to make the Lien enforceable by the holder thereof) either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2 of this Agreement;

       (b) Liens (that have not been filed, recorded or registered and in respect of which no other action has been taken to make the Lien enforceable by the holder thereof) securing obligations not yet due and payable under unemployment insurance, workers' compensation or similar legislation;

       (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Loan Party is a party as lessee made in the ordinary course of business;

       (d) deposits or other security securing public or statutory obligations of any Loan Party, or given to a public utility or any governmental or public authority when required in connection with the operations of any Loan Party;

       (e) inchoate or statutory workers', mechanics', suppliers', construction or similar liens arising in the ordinary course of business; provided, that such liens are not registered against the title to any real or personal property or are being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a reserve (segregated to the extent required by GAAP) in an amount which is reasonably adequate with respect thereto;

       (f) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing Indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $50,000, at any time;

       (g) easements, servitudes, rights of way, licences, encroachments, restrictions, agreements, notices, orders, deposits, covenants and other rights in real property, statutory exceptions to title, reservations, limitations, provisions and conditions, if any, expressed in any original grant from the Crown or zoning or other restrictions on the use of real property or other minor defects or irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value or marketability of such real property, leases or leasehold estates;

       (h) any applicable municipal bylaws, regulations or ordinances and any registered restrictions in each case applicable to the zoning or use of any real property;

       (i) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Loan Party is a party;

       (j) any attachment or judgment lien which does not cause a Default or Event of Default under Section 8.1(j);

       (k)     the Emerson Lien;

       (l) Liens arising under the Loan Documents or any other security in favour of Agent or the Lenders;

       (m)     the Liens listed in Schedule 6.7 hereto; and

       (n) any right of expropriation, access or use or similar rights conferred or reserved by or in any statute, laws or regulations or other governmental enactments;

       PERSON means any individual, sole proprietorship, partnership, joint venture, trust, trustee, executor, administrator or other legal representative, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Body.

       PPSA (ONTARIO) means the Personal Property Security Act (Ontario) as the same may, from time to time, be in effect in the Province of Ontario.

       PRIME RATE means, at any date, the greater of:

       (a) the annual rate of interest determined by Agent which is equal to the then current highest annual prime rate of interest announced from time to time by any of The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce, as being its reference rate in effect on such date (or if such date is not a Business Day, on the Business Day immediately preceding such date) for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada (commonly referred to by each bank as its "prime rate"), in each case regardless of whether any of such banks actually charges such rate of interest in connection with extensions of credit in Canadian dollars to debtors; and

       (b) the BA Rate in respect of an Interest Period of thirty (30) days starting on such date plus one (1%) percent.

       PRIME RATE LOAN means a loan that bears interest at a rate based on the Prime Rate.

       PRIOR CLAIMS means, at any time, all Liens created by Applicable Laws which rank, or are capable of ranking, prior to or pari passu with Agent's security against all or part of the Collateral including, without limitation, for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, income taxes, employer health taxes, municipal taxes, workers' compensation, government royalties, pension fund obligations and overdue rents.

       PROJECTIONS means the projections referred to in paragraph 2 of
Schedule 3.4 and any other projections required to be delivered by Borrower to Agent or any Lender under this Agreement.

       PURCHASE-MONEY INDEBTEDNESS means, with respect to any Person, all obligations of such Person:

       (a) consisting of the deferred purchase price of any property, conditional sale obligations, obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business) and other purchase money obligations, in each case, where the maturity of such obligation does not exceed the anticipated useful life of the property being financed; and

       (b) incurred to finance the acquisition or construction of such property, including additions and improvements;

provided, however, any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed, including additions or improvements to such asset.

       REAL PROPERTY has the meaning given to it in Section 3.6.

       RELATED TRANSACTIONS means the initial Revolving Credit Advance, the repayment of all obligations under the Existing Credit Agreements, the payment of all Fees, costs and expenses associated with the foregoing and the execution and delivery of all agreements and documents necessary to consummate all such transactions.

       REGULATORY CHANGE means, with respect to any Lender, any change after the date of this Agreement in Applicable Law or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including such Lender of or under any Applicable Law (whether or not failure to comply therewith would be unlawful) by any court or Governmental Body or monetary authority charged with the interpretation or administration thereof.

       RELATIONSHIP BANKS has the meaning given to it in Annex B.

       REQUIRED LENDERS means, at any time, Lenders holding more than 50% of the aggregate of the Revolving Credit Commitments of all Lenders at such time (or, if the Commitment Termination Date has occurred, in lieu of the Revolving Credit Commitments, the Revolving Credit Loan then outstanding).

       REQUIRED PAYMENT has the meaning given to it in Section 1.13.

       RESTRICTED PAYMENT means, with respect to any Person:

       (a) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock;

       (b) any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly;

       (c) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of such Person;

       (d) any payment, purchase, redemption, retirement or other acquisition for value or setting apart of any money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, or to obtain the surrender of, or any payment (scheduled, voluntary or other) of principal of or interest on, or any other amount owing in respect of Indebtedness; or

       (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Stock of such Person, or of a claim for indemnification or contribution arising out of or relating to any such claim for damages or rescission.

       REVOLVING CREDIT ADVANCE has the meaning given to it in Section
1.1(a).

       REVOLVING CREDIT AVAILABILITY means, at any time, the amount equal to:

       (a)     the lesser of:

               (1)     the Borrowing Base at such time, and

               (2)     the Maximum Revolving Credit Commitment at such time;

       minus

       (b)     the Revolving Credit Loan at such time.

       REVOLVING CREDIT COMMITMENT means, as to each Lender, the commitment of such Lender to make Revolving Credit Advances to Borrower pursuant to
Section 1.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on the signature pages of this Agreement or specified in any amendment hereto or any assignment hereof pursuant to Section 10.2 hereof, as such amount may be reduced or terminated in accordance with the terms of this Agreement.

       REVOLVING CREDIT LOAN means, at any time, an amount equal to the aggregate of the principal amount of Revolving Credit Advances outstanding at such time.

       REVOLVING CREDIT NOTES means the promissory notes provided for by
Section 1.1(d) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be restated, amended, modified and supplemented and in effect from time to time.

       ROLLING PERIOD shall mean, as of the end of any Fiscal Quarter of Borrower, the immediately preceding four Fiscal Quarters, including the Fiscal Quarter then ending.

       SECURITY AGREEMENT means each general security agreement to be executed by each Loan Party in favour of Agent, for the benefit of Agent and Lenders, including all restatements, amendments, modifications and supplements thereto, and shall refer to such Security Agreement, as the same may be in effect at the time such reference becomes operative.

       SHAREHOLDERS EQUITY means, at any time, the shareholders equity of Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

       STOCK means all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity, whether voting or non voting.

       SUBSIDIARY means, with respect to any Person:

       (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise; and

       (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

       SUPPLIER WAIVER AND ASSIGNMENT means each agreement to be executed by each Affiliate supplier of a Loan Party (other than another Loan Party) in favour of Agent in respect of the Affiliates rights under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or similar Applicable Laws, for the benefit of Agent and Lenders, substantially in the form of Exhibit D, including all amendments, restatements, modifications and supplements thereto, in form and substance satisfactory to Agent, and shall refer to each Supplier Waiver and Assignment as the same may be in effect at the time such reference becomes operative.

       TANGIBLE NET WORTH means the aggregate of Shareholders Equity, retained earnings and the principal amount of the ICP Indebtedness, minus intangible assets.

       TAX EXPENSE shall mean, with respect to any fiscal period of Borrower, provision for Taxes (excluding sales, use or like taxes) of Borrower on a consolidated basis for such period.

       TAX and TAXES includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imports, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Body, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

       TAX RETURNS means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, laws, rules and regulations of any federal, provincial, state, municipal or foreign governmental taxing authority and "Tax Return" shall mean any one thereof.

       TERMINATION DATE means the date on which:

       (a) the Revolving Credit Commitments have been terminated in full, and Lenders shall have no further obligation to make any credit extensions or financial accommodations hereunder; and

       (b) all Obligations have been indefeasibly paid in full in immediately available funds.

       TERMINATION FEE has the meaning given to it in Annex D.

       UNDERTAKING means the business, undertaking and operations of Borrower and its Subsidiaries and of their predecessors in title.

       USD means lawful money of the United States of America.

       WEEKLY SETTLEMENT DATE has the meaning given to it in Section 9.12(c).

2.     Certain Matters of Construction.

       (a) Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations shall be computed on a consolidated basis in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the standards or terms used in this Agreement, then Borrower, Lenders and Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as equitably to reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after giving effect to such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes" means:

       (1) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions), and

       (2) changes in accounting principles concurred in by Borrower's Accountants.

If the parties to this Agreement shall have agreed upon any such required amendment, then, after such amendment has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the parties to this Agreement cannot agree upon any required amendment within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered in accordance with Annex E to this Agreement and all standards, terms and covenants used in this Agreement shall be prepared, used and calculated without regard to the underlying Accounting Change, except that the annual audited financial statements of the Borrower and its Subsidiaries may be prepared giving effect to the Accounting Change provided that it is accompanied by a report of the Auditors, in form and substance acceptable to the Agent, indicating appropriate adjustments to be made to the annual financial statements if such statements were to disregard the Accounting Change.

       (b) Unless otherwise specified, all references to dollar amounts in this Agreement or the other Loan Documents shall mean Canadian Dollars.

       (c) Unless otherwise specified, any reference to a time of day means local time in the City of Toronto, Province of Ontario, Canada.

       (d) The words "herein", "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be restated, amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

       (e) For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply:

       (1) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;

       (2) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary;

       (3) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and

       (4) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                                  Annex B to Credit Agreement

                          CASH MANAGEMENT SYSTEM

       Each Loan Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

       (a) On or before the Closing Date and until the Termination Date, each Loan Party shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Attachment I and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the second Business Day after the date of receipt thereof, all cash, cheques, notes, drafts, electronic funds remittances or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in such Loan Party's name or any such Subsidiary's name (collectively, the "Blocked Accounts") at banks set forth on Attachment I (each, a "Relationship Bank"). On or before the Closing Date, each Loan Party shall have established a concentration account in its name (the "Blocked Concentration Account") at the bank which shall be designated as the Blocked Concentration Account bank for such Loan Party on Attachment I (the "Blocked Concentration Account Bank") which bank shall be satisfactory to Agent.

       (b) On or before the Closing Date (or such later date as Agent shall consent to in writing), the Blocked Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and each Loan Party and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent (the "Blocked Account Agreements"), which shall become operative on or prior to the Closing Date. Each such Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in the Blocked Account subject to such Blocked Account Agreement and proceeds thereof deposited in the Blocked Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such Blocked Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned cheques or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is located, such bank agrees to forward immediately all amounts in each Blocked Account to the Blocked Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Blocked Concentration Account and (B) with respect to the Blocked Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Blocked Concentration Account to the Agent's Collection Account through daily sweeps from such Blocked Concentration

Account into the Agent's Collection Account. No Loan Party shall, nor shall it cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in an aggregate amount more than $250,000 in excess of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

       (c) So long as no Default or Event of Default has occurred and is continuing, each Loan Party may amend Attachment I to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Blocked Concentration Account or any Disbursement Account; provided, however, that
(i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, such Loan Party and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party Blocked Account Agreement, in form and substance satisfactory to Agent. Each Loan Party shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within thirty (30) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any triparty Blocked Account Agreement with such bank is no longer acceptable in Agent's reasonable judgment.

       (d) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Blocked Concentration Account shall be cash collateral accounts, with all cash, cheques and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Loan Party and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents.

       (e) All amounts deposited in the Agent's Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.12 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Agent's Collection Account.

       (f) Each Loan Party may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a Relationship Bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.5. All the Disbursement Accounts as of the Closing Date are listed under the heading "Disbursement Accounts" in Attachment I hereto.

       (g) Each Loan Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with any Loan Party (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by any Loan Party or any such Related Person, and
(ii) within one (1) Business Day after receipt by each Loan Party or any such Related Person of any checks, cash or other items or payment, deposit the same into a Blocked Account. Each Loan Party and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Blocked Accounts.

       (h) Each Loan Party hereby constitutes and irrevocably appoints Agent its true and lawful attorney, with full power of substitution, to demand, collect, receive and, following an Event of Default that is continuing, sue for all amounts which may become due or payable under any account (including any Blocked Account or Disbursement Account), to receive all payments and other documents or instruments delivered to the Lock Box, and to execute all withdrawal receipts or other orders for such Loan Party, in its own name or in such Loan Party's name or otherwise, which Agent deems necessary or appropriate to protect and preserve its right, title and interest in such accounts.

       (i) Upon the request of Agent, each Loan Party shall forward to Agent, on a daily basis, evidence of the deposit of all items of payment received by any Loan Party into its Blocked Accounts and copies of all such cheques and other items, together with a statement showing the application of those items relating to payments on Collateral and a collection report with regard thereto in form and substance satisfactory to Agent and such other documentation and information that Agent may reasonably request in connection with any Lock Box, Blocked Account, the Blocked Concentration Account or any Disbursement Account.

                     ATTACHMENT I TO ANNEX B

LIST OF BLOCKED ACCOUNT, BLOCKED CONCENTRATION ACCOUNT, DISBURSEMENT ACCOUNTS AND LOCK BOX

1.     Blocked Accounts.

       (a)     *

               Account No.:  *

               Branch, bank and transit number:   *

       (b)     *

               Account No.:  *

2.     Blocked Concentration Account

       (a)     *

               Account No.:  *

               Branch, bank and transit number:   *

3.     Disbursement Account.

       (a)     *

               Account No.:  *

               Branch, bank and transit number:   *


4.     Lock Box

       *


       No.:    *

                                                  Annex C to Credit Agreement

                     SCHEDULE OF CLOSING DOCUMENTS

       In addition to this Agreement, duly executed by Borrower, as required by Section 2.1(a), Agent and Lenders shall have received the following, each, unless otherwise specified below or agreed to by Agent, dated the Closing Date, in form and substance satisfactory to Agent, Lenders and their counsel, unless otherwise specified below:

1.             PRINCIPAL LOAN DOCUMENTS.

       (a) Revolving Credit Note. A duly executed Revolving Credit Note denominated in Canadian Dollars payable to the order of each Lender.

       (b) Borrowing Base Certificate. An original Borrowing Base Certificate, duly executed by the Senior Vice President, Canadian Operations of Borrower.

       (c) Notice of Revolving Credit Advance. An original Notice of Revolving Credit Advance, duly executed by an authorized officer of Borrower requesting the initial Revolving Credit Advance.

       (d) Compliance Certificate. An original Compliance Certificate, prepared as of the Closing Date, duly executed by the Senior Vice President, Canadian Operations of Borrower.

2.             COLLATERAL DOCUMENTS.

       (a) Security Agreement. The Security Agreement, duly executed by each Loan Party.

       (b)     Hypothec.  The Hypothec, duly executed by each Loan Party and
Lenders.

       (c) Assignments of Monies payable Under Insurance Policies. The Assignments of Monies Payable Under Insurance Policies, duly executed by each Loan Party.

       (d)     McDonald Guarantee.  The McDonald Guarantee, duly executed by
McDonald.

       (e) Borrower Pledge Agreement. The Borrower Pledge Agreement, duly executed by Borrower.

       (f) Intellectual Property Security Agreements. The Intellectual Property Security Agreements, duly executed by Borrower.

       (g) Debenture. The Debentures, duly executed by each Loan Party, as applicable.

       (h) ICP (USA) Acknowledgement and Consent. The ICP (USA) Acknowledgement and Consent, duly executed by ICP (USA).

       (i) Assignment of Rents and Benefits. Assignment of Rents and Benefits, duly executed by Borrower.

       (j) General Assignment of Book Debts. The General Assignment of Book Debts, duly executed by Borrower.

       (k) Supplier Waiver and Assignment. The Supplier Waiver and Assignment, duly executed by ICP (USA) of each Loan Party selling Inventory to any Loan Party.

       (l) ICP Postponement and Subordination Agreement. The ICP Postponement and Subordination Agreement, duly executed by ICP.

       (m) Financing Statements. Copies of proper financing statements or other applicable notices or registration documents (the "Financing Statements") duly filed under the PPSA (Ontario) and in proper form for filing under other applicable statutes or laws, of all jurisdictions as may be necessary or, in the reasonable opinion of Agent, desirable, to perfect the Liens created by the Collateral Documents referred to in paragraphs (a) through (g) inclusive above.

       (n) Lien Searches. Certified copies of searches or other evidence satisfactory to Agent, listing the Financing Statements referred to in paragraph (l) above and all other effective financing statements or other applicable registration documents which name any Loan Party (under its present name, any previous name or any trade name or name under which it does business) as debtor and which are filed in the jurisdictions referred to in paragraph (h) above, together with copies of such other financing statements or other applicable registration documents (none of which shall cover the Collateral purported to be covered by any Collateral Documents except for those financing statements or other applicable registration documents with respect to Liens permitted by this Agreement to exist after the Closing Date but only to the extent the Collateral covered thereby is so permitted to be covered thereby under this Agreement).

       (o) Recordings. Evidence of the completion of all other recordings and filings as may be necessary or, in the opinion of and at the request of Agent acting reasonably, desirable to perfect the Liens created by each Collateral Document.

       (p) Other Collateral Documents. Such other Collateral Documents duly executed by the Loan Parties as Agent may reasonably require in order that Agent shall have received a Lien in all property of each Loan Party contemplated by this Agreement to secure the payment of all of the Obligations or any guarantee thereof, together with such documents, instruments, certificates and opinions related thereto as Agent may reasonably require.

3.             THIRD PARTY AGREEMENTS.

       (a) Emerson Postponement, Subordination and Assignment Agreement. The Emerson Postponement, Subordination and Assignment Agreement, duly executed by Emerson.

       (b) Insurance. Evidence that the insurance required by the terms of this Agreement and the Collateral Documents is in full force and effect.

       (c) Cash Management System. Duly executed Blocked Accounts Agreements as contemplated by Annex B.

       (d) Warehouseman/Bailee Agreements, Landlord's Agreements and Mortgagees' Consents and Agreements. Bailee letters from each bailee, warehouseman, processor, converter, finisher or other Person (other than any Loan Party) in possession or control of Inventory owned by any Loan Party, and a landlord agreement from each landlord with respect to each leased location at which Collateral owned by any Loan Party is located.

4.             DOCUMENTS DELIVERED BY LOAN PARTIES.

       (a) Board Resolutions and Incumbency Certificates. A certificate of the Secretary or an Assistant Secretary of each Loan Party and of each of the Affiliate Corporations which is a party to a Loan Document certifying:

               (i) the resolutions adopted by the Board of Directors of such Loan Party or Affiliate Corporation, as the case may be, approving each Loan Document to which it is a party and the transactions contemplated thereby;

               (ii) all documents evidencing other necessary corporate action by such Loan Party or Affiliate Corporation, as the case may be, and required governmental and third party approvals with respect to each such Loan Document; and

               (iii) the names and true signatures of the authorized officers of such Loan Party or Affiliate Corporation.

       (b) Articles or Certificate of Incorporation; ByLaws and Good Standing Certificates. Each of the following documents:

               (i) the articles or certificate of incorporation of each Loan Party as in effect on the Closing Date, and the bylaws of such Loan Party as in effect on the Closing Date, each certified by the Secretary, Assistant Secretary or other appropriate officer or director of such Loan Party; and

               (ii) certificates of status or compliance for each Loan Party from the jurisdiction where such Loan Party is incorporated and from the jurisdictions in which such Loan Party is required to qualify as a foreign corporation authorized to transact business, in each instance, as of a date no more than five days before the Closing Date.

       (c) Financials. Copies of the Financials described in Section 3.4 in form and substance satisfactory to Agent.

       (d)     Projections.  Copies of the Projections described in Schedule
3.4 in form and substance satisfactory to Agent.

       (e) Officer's Certificates. A certificate of the Senior Vice President, Canadian Operations of Borrower affirming that the conditions set forth in Section 2.2 have been satisfied as of the Closing Date.

       (f) Payment Instructions. Payment instructions from Borrower providing for the payment in full of:

               (i)     all Fees payable to Agent and Lenders on the Closing
                       Date,

               (ii) the reasonable fees and expenses of McMillan Binch, special counsel to Agent, and of each local counsel to Agent in connection with the transactions contemplated by this Agreement.

5.             LEGAL OPINIONS.

       (a) An opinion of Osler, Hoskin & Harcourt, counsel to each of the Loan Parties and the Affiliate Corporations, in form and substance satisfactory to Agent.

       (b) Such opinions of local counsel to the Loan Parties which are acceptable to Agent as Agent may reasonably request.

6. Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or each Loan Party as Agent shall from time to time request in its reasonable discretion.

                                                  Annex D to Credit Agreement

                       SCHEDULE OF CERTAIN FEES

1. Closing Fee. Borrower shall pay to Agent a closing fee in the amount of $225,000 (the "Closing Fee") on the earlier of (a) the Closing Date, (b) the acceptance by Borrower of financing from another lender and (c) Borrower's termination of Agent's efforts to complete the financing provided for in the Commitment Letter (and for greater certainty, if the conditions precedent to closing of the Revolving Credit Facility set out in the Credit Agreement are not satisfied by December 31, 1996, such event shall constitute Borrower's termination under this clause), which fee is fully earned and non-refundable at the time it becomes due and payable as aforesaid, against which shall be credited any portion of the commitment fee paid concurrently with the acceptance of the Commitment Letter and the remaining balance of the underwriting deposit set forth in the Commitment Letter after deducting all expenses payable by Borrower under the Credit Agreement..

2. Non-Use Fee. Borrower shall pay to Agent, for the account of Lenders, an unused facility fee (the "Non-Use Fee"), equal to 0.375% per annum on the unused daily balance of the Maximum Revolving Credit Commitment, payable monthly in arrears (a) for the preceding calendar month, on the first Business Day of the succeeding calendar month, commencing December 1, 1996, and (b) on the Commitment Termination Date. All computations of the Non-Use Fee shall be made by Agent on the basis of a three hundred sixty five (365) day year, and for the actual number of days occurring in the period for which such fee is payable.

3. Termination Fee. Borrower shall pay to Agent, for the account of Lenders, a prepayment fee (the "Termination Fee") if, before the Commitment Termination Date, Borrower terminates the Revolving Credit Commitments, whether voluntarily or by reason of a default, in an amount equal to (a) 2% of the Revolving Credit Commitment if the termination occurs on or before the first anniversary of the Closing Date and (b) 1% of the Revolving Credit Commitment if the termination occurs after the first anniversary of the Closing Date and before the date which is 180 days before the Commitment Termination Date.

4. Collateral Examination Charge. Borrower shall pay to Agent, for Agent's own account, a collateral examination charge of $875 per day per individual, plus all travel and living expenses and other reasonable actual out-of-pocket expenses incurred, in connection with any field examination conducted by Agent (the "Collateral Examination Charge") payable on the Closing Date or as incurred after the Closing Date.

5. Collateral Management Fee. Borrower shall pay to Agent, for Agent's own account, a collateral management fee of $40,000 per annum payable in arrears in quarterly installments at the end of each Fiscal Quarter commencing December 31, 1996 for so long as any Obligations are outstanding or the Revolving Credit Commitment has not been terminated (the "Collateral Management Fee"). If the Revolving Credit Commitment is cancelled under the terms of the Credit Agreement, Borrower shall pay to Agent the Collateral Management Fee for the entire Fiscal Quarter in which such cancellation occurs.

                                                  Annex E to Credit Agreement

            FINANCIAL STATEMENTS, PROJECTIONS AND NOTICES


               The following (each to be in form and substance acceptable to Agent) shall be delivered to the Agent:


1. Within two (2) Business Days after the close of each week or more frequently if requested by the Agent, a Borrowing Base Certificate as of the last day of such week or relevant period if shorter.

2.             Within nine (9) Business Days after the close of each Fiscal
Month:

       (a)     a Borrowing Base Certificate as of the last day of such Fiscal
Month;

       (b) an accounts receivable report of the Loan Parties setting out the aging of the total outstanding balances of Accounts of each Loan Party, and a schedule detailing ineligible Accounts of the Loan Parties, as of the last day of such Fiscal Month;

       (c) a report on Inventory of the Loan Parties by product line and a schedule detailing ineligible Inventory of the Loan Parties as of the last day of such Fiscal Month;

       (d) an accounts payable report of the Loan Parties setting out the aging of the total outstanding balances of the accounts payable of the Loan Parties, as of the last day of such Fiscal Month; and

       (e) such other information as the Agent determines appropriate for monitoring the Revolving Credit Loan and the Collateral; and

in each case above accompanied by such supporting detail and documentation as Agent may reasonably request.

3.             Within 30 days after the close of each Fiscal Month and Fiscal
Quarter:

       (a) an internally prepared consolidated and consolidating income statement and statement of retained earnings and cash flows for Borrower and its Subsidiaries for such Fiscal Month and that portion of the current Fiscal Year ending as of the close of such Fiscal Month, and a consolidated and a consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Month, which financial and other information shall provide comparisons to the Projections and the prior year, both on a monthly and year-to-date basis;

       (b) reports of Borrower executed on its behalf by its Senior Vice President, Canadian Operations setting forth management's discussion and analysis of all current income statement, balance sheet and cash flow financial trends;

       (c) certificate of the Senior Vice President, Canadian Operations or Director of Finance of Borrower that all such financial statements are complete and do not contain any error, misstatement or omission and present fairly in accordance with GAAP (subject to normal yearend adjustments) the financial position and the results of operations and the cash flows of Borrower as at the end of such Fiscal Month or Fiscal Quarter, as the case may be, and for the period then ended, and that to his or her knowledge there was no Default or Event of Default in existence as of such time or specifying those Defaults or Events of Default of which he or she was aware and accompanied by a Compliance Certificate.

4. Within 30 days after the close of each Fiscal Quarter, a statement in reasonable detail showing the calculations used in determining Borrower's compliance with the financial covenants set forth in Annex G, accompanied by a Compliance Certificate.

5.             Within 90 days after the close of each Fiscal Year:

       (a) copies of the annual audited consolidated and consolidating financial statements of Borrower and its Subsidiaries, in each case consisting of a balance sheet, income statement and statement of retained earnings and cash flow, setting forth in comparative form the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by the Accountants, and accompanied by a statement in reasonable detail from such accountants showing the calculations used in determining Borrower's compliance with the financial covenants set forth in Annex G;

       (b) reports of Borrower executed on its behalf by its Senior Vice President, Canadian Operations setting forth management's discussion and analysis of all current income statement, balance sheet and cash flow financial trends; and

       (c) certificates of Borrower executed on its behalf by its Senior Vice President, Canadian Operations that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of Borrower as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or specifying those Defaults or Events of Default of which he or she was aware and accompanied by a Compliance Certificate.

6. Not later than 30 days after the last day of each Fiscal Year, a consolidated and consolidating operating plan approved by the Senior Vice President, Canadian Operations of Borrower for the next succeeding Fiscal Year which shall include monthly financial projections (including a Capital Expenditures budget) for Borrower and its Subsidiaries acceptable to Agent for the following Fiscal Year (similar in form and content to the Projections) approved by Borrower's Board of Directors and, in each case, which includes projected balance sheets, cash flow statements and income statements of Borrower for the following Fiscal Year, on a monthly basis and for each year thereafter until the Commitment Termination Date, on an annual basis, together with a description of major assumptions used in generating such balance sheets, cash flows and income statements, and other appropriate supporting details as requested by Agent.

7. Within 45 days after completion of Borrower's annual physical count of Inventory, a report in a form and with such specificity as may be satisfactory to Agent concerning such physical count of the Inventory.

8. As soon as practicable, but in any event within two (2) Business Days after a Loan Party becomes aware of the existence of any Default or Event of Default, or any development or other information that would have a Material Adverse Effect, written notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof.

9. Upon Agent's request, copies of all Tax Returns, reports and statements, (excluding sales, use or like taxes) filed by each Loan Party.

10. As soon as practicable, but in any event within two (2) Business Days after Borrower decides to make a filing or after the filing thereof with any securities regulatory authority, whichever is sooner, a copy of each material report, notice or other filing, if any, made by any Loan Party with such regulatory authority and promptly after receipt or delivery, a copy of each material written communication received by any Loan Party from or delivered by any Loan Party to any securities regulatory authority.

11. Promptly following provision to any other party, copies of any statement or report provided to any other party by any Loan Party pursuant to the terms of each contract or agreement relating to Indebtedness of any Loan Party and not otherwise required to be provided to Agent pursuant to this Agreement.

12. Upon the occurrence of a Default or an Event of Default, at the request of Agent and at Borrower's expense, a report of an independent collateral auditor (which may be, or be affiliated with, Agent and/or a Lender) with respect to the Eligible Inventory and the Eligible Accounts included in the Borrowing Base, which report shall indicate that, based upon a review by such auditors of the Inventory of each Loan Party (including verification as to the value, location and respective types), Accounts of each Loan Party (including verification as to amount, aging, indemnity and credit of the respective account debtors and the billing practices of each Loan

Party), the information set forth in the Borrowing Base Certificates relating to the periods covered by the audit is accurate and complete in all respects. Agent shall have the right to perform (or obtain an independent auditor to perform) the foregoing collateral audit; alternatively, Agent may request Borrower obtain such a collateral auditor and, upon such request, Borrower shall deliver to Agent the report of such auditor contemplated hereby within 30 days of Agent's request therefor.

13. Upon the occurrence of a Default or an Event of Default, at the request of Agent and at Borrower's expense, a report of an appraiser (which may be, or be affiliated with, Agent and/or a Lender) with respect to all or any part of the Collateral. Agent shall have the right to perform (or obtain an independent appraiser to perform) the foregoing appraisals; alternatively, Agent may request Borrower obtain such appraisals and, upon such request, Borrower shall deliver to Agent the report of such appraisers contemplated hereby within 30 days of Agent's request therefor.

14. Such other reports and information respecting any Loan Party's business, financial condition or prospects as Agent may, from time to time, reasonably request.

                                                  Annex F to Credit Agreement

                         INSURANCE REQUIREMENTS

1. Coverage Requirements. The insurance policies maintained by the Loan Parties shall provide for, without limitation, the following insurance coverage:

       (a) "all risk" physical damage insurance on all of the Loan Parties' tangible real and personal property and assets, wherever located, including Inventory located at premises not owned or leased by any Loan Party and covers, without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, environmental, liquids, theft, burglary, explosion, collapse, business interruption and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent, as its interests may appear, and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, provides that the insurance companies will give Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of any Loan Party or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage (that is, the standard mortgage clause);

       (b) comprehensive general liability insurance on an "occurrence basis" against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate. Such coverage includes premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

       (c)     statutory limits of workers' compensation insurance;

       (d) automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence;

       (e) umbrella insurance of $10,000,000 per occurrence and $10,000,000 in the aggregate; and

       (f) crime insurance with respect to employee dishonesty in an amount not less than $5,000,000.

       Each such policy (1) shall have deductibles acceptable to Agent; (2) shall provide that Agent will be notified by written notice at least 30 days prior to such policy's cancellation or modification; (3) is in full force and effect; (4) is in form and with insurers recognized as adequate by Agent (insurers with an A.M. Best rating lower than "A" will not be considered adequate); (5) covering property and physical damage shall contain the standard mortgage clause approved by the Insurance Bureau of Canada for use in Canada; and (6) provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of the Loan Parties and as otherwise acceptable to Agent. Borrower has delivered to Agent a certificate of insurance that Borrower represents and warrants evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement.

                                                  Annex G to Credit Agreement


                         FINANCIAL COVENANTS

1. Financial Covenants. Borrower shall not breach or fail to comply with any of the following financial covenants:

       (a) Minimum Operating Cash Flow to Interest Expense Ratio. Borrower shall maintain (or cause to be maintained), as of the end of each Fiscal Quarter ending from and after December 31, 1996, for each Rolling Period, a ratio of:

       (1) EBITDA in respect of such Rolling Period, minus Capital Expenditures made during such Rolling Period, to

       (2)     Interest Expense during such Rolling Period,

of not less 1.25:1.

       (b) Minimum Tangible Net Worth. Borrower shall maintain (or cause to be maintained), at all times, Tangible Net Worth of not less than

       (1) $16,000,000 in respect of the period from the Closing Date to December 31, 1996,

       (2) in respect of the period from January 1, 1997 to December 31, 1997, the Tangible Net Worth required under (1) above plus 70% of Borrower's positive net income plus retained earnings adjustment, if any, related to tax credits of Borrower, shown on the audited consolidated balance sheet of Borrower for the Fiscal Year ending December 31, 1996 less the amount of any Restricted Payments permitted under Section 6.15 and actually made by Borrower in respect of such Fiscal Year;

       (3) in respect of the period from January 1, 1998 to December 31, 1998, the Tangible Net Worth required under (2) above plus 70%

               of Borrower's positive net income plus retained earning adjustment, if any, related to tax credits of Borrower, shown on the audited consolidated balance sheet of Borrower for the Fiscal Year ending December 31, 1997 less the amount of any Restricted Payments permitted under Section 6.15 and actually made by Borrower in respect of such Fiscal Year; and

       (4) in respect of the period from January 1, 1999 to December 31, 1999, the Tangible Net Worth required under (3) above plus 70%

               of Borrower's positive net income plus retained earning adjustment, if any, related to tax credits of Borrower, shown on the audited consolidated balance sheet of Borrower for the Fiscal Year ending December 31, 1998 less the amount of any Restricted Payments permitted under Section 6.15 and actually made by Borrower in respect of such Fiscal Year.

       (c) Capital Expenditures. Borrower on a consolidated basis shall not make or commit to make Capital Expenditures exceeding $1,250,000 in the aggregate in respect of any Fiscal Year of Borrower.

                  Schedule 1.17 to Credit Agreement

              LOCATION OF ELECTRONICALLY RECORDED DATA


1.     in respect of Borrower,

       The Toronto-Dominion Bank
       Vaughan East Commercial Banking Centre
       1700 Langstaff Road, Suite 100
       Concord, Ontario
       L4K3S3
       Attention: Marlene Ferrante (Accounting Officer)
       Telephone No:  (905) 6600017
       Telecopier No: (905) 7383827

2.     in respect of LincolnBarriere (a division of Borrower),

       Brocourt Data Inc.
       750 Marcel Laurin, Suite 200
       St. Laurent, Quebec
       H4M 2M4

3.     in respect of McDonald,

       360 Elgin Street
       Brantford, Ontario
       N3T 5N3

                 Schedule 3.2 to Credit Agreement


               CHIEF EXECUTIVE OFFICES, COLLATERAL
               LOCATIONS, CORPORATE OR OTHER NAMES


InterCity Products Corporation (Canada)

Corporate Name:                 InterCity Products Corporation (Canada)
                                Corporation Produits InterCite (Canada)

Registered office:              44 Elgin Street
                                Brantford, Ontario
                                N3R 1E7

Chief Executive Office and
Principal place of business:    141 Cidermill Avenue
                                Vaughan, Ontario
                                L4K 4G5

Leased Premises:                141 Cidermill Avenue
                                Vaughan, Ontario
                                L4K 4G5

                                225 Henry Street
                                Brantford, Ontario
                                N3T 5PA

                                4001 Boulevard Industriel
                                Laval, Quebec
                                H7L 4S3

                                3285 Ave. Jean Beraud
                                Laval, Quebec
                                H7T 2L2

                                1866 King Edward Street
                                Winnipeg, Manitoba
                                R2R 0Z9
                                (This location has been subleased).

Warehouses re: inventory
locations:                      141 Cidermill Avenue
                                Vaughan, Ontario
                                L4K 4G5

                                44 Elgin Street
                                Brantford, Ontario
                                N3R 1E7

                                1065 Perron Avenue
                                Laval, Quebec
                                H7L 1K5

                                1253 Perron Avenue
                                Laval, Quebec
                                H7L 1K5

                                4001 Boulevard Industriel
                                Laval, Quebec
                                H7L 4S3

                                Transplex International Distributors Centers
                                345 English Drive
                                Moncton, New Brunswick
                                E1E 3Y8

                                Guardian Overseas Shipping
                                2232 Gladwin Crescent
                                Ottawa, Ontario
                                K1B 4S6

                                Canamex International Distribution
                                3811 North Fraser Way
                                Burnaby, British Columbia
                                V5J 5J2

                                Unit 10 Printing House
                                Hayes Fr. Middlex, United Kingdom

Records concerning collateral:  141 Cidermill Avenue
                                Vaughan, Ontario
                                L4K 4G5

                                and

                                InterCity Products
                                Lincoln Barriere Division
                                4001 Industrial Blvd.
                                Laval, Quebec
                                H7L 4S3

Trade Names:                    Heil Heating & Cooling Products
                                HVAC Supply (Ontario)

                                business names:

                                Heil Heating & Cooling Products
                                HVAC Supply (West)
                                HVAC Supply (East)
                                Fournisseur pour HVAC (Est)
                                HVAC Supply (Ontario)

                                trade names:

                                Heil Heating and Cooling Products
                                KeepRite Optima 2S
                                High Flyers
                                FAST & design
                                KeepRite
                                Tempstar & Design
                                Zoneaire & Design
                                Longlife
                                Comfortmaker
                                Arcoaire
                                Airquest

G. C. McDonald Supply Limited


Corporate Name:                 G. C. McDonald Supply Limited

Registered office:              P.O. Box 338
                                360 Elgin Street
                                Brantford, Ontario
                                N3T 5N3

Principal place of business:    P.O. Box 338
                                360 Elgin Street
                                Brantford, Ontario
                                N3T 5N3

Leased Premises:                P.O. Box 338
                                360 Elgin Street
                                Brantford, Ontario
                                N3T 5N3

                                608 Colby Drive
                                Waterloo, Ontario
                                N2V 1A2

Warehouses re: inventory
locations:                      P.O. Box 338
                                360 Elgin Street
                                Brantford, Ontario
                                N3T 5N3

                                608 Colby Drive
                                Waterloo, Ontario
                                N2V 1A2


Records concerning collateral:  P.O. Box 338
                                360 Elgin Street
                                Brantford, Ontario
                                N3T 5N3

Trade Names:                    First Name Fireplace Distribution

                   Schedule 3.4 to Credit Agreement


                      FINANCIALS AND PROJECTIONS


1. Financial Statements. All of the following balance sheets and statements of operations and cash flows of the Loan Parties, copies of which have been furnished by Borrower to Agent and Lenders prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP and present fairly respective the financial positions of the Loan Parties, as appropriate, in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal yearend audit adjustments and the absence of footnotes):

       (a) the audited and certified balance sheet of Borrower at December 31, 1995 and the income statements and statements of retained earnings and cash flows for the Fiscal Year then ended, with the unqualified opinion thereon of the Accountants;

       (b) the unaudited balance sheet of Borrower as at the Closing Date and the interim income statement and statements of retained earnings and cash flows for the period from September 30, 1996 to the Closing Date; and

       (c) the unaudited balance sheet of the Loan Parties as at the Closing Date after giving proforma effect to the transactions contemplated on or before the Closing Date under this Agreement.

2. Projections. The projections of (a) a capital budget (including planned capital expenditures), (b) operating profit and loss, (c) cash flows, and (d) balance sheets, in each case on a monthly basis for the period ending on December 31, 1997 and on an annual basis until the Commitment Termination Date (collectively, the "Projections"), each of which is included in an operating plan approved by the Senior Vice President, Canadian Operations of Borrower and copies of which have been previously delivered by Borrower to Agent and Lenders, updated, in a manner acceptable to Agent in both form and substance, to reflect the capital and debt structure of Borrower after giving effect to and the credit facilities provided for under this Agreement. The projections shall be made in compliance with the full disclosure requirements set out in Section 3.16.

                  Schedule 3.5 Credit Agreement


        MATERIAL ADVERSE CHANGES AND RESTRICTED PAYMENTS



InterCity Products Corporation (Canada)


Nil


G. C. McDonald Supply Limited


Nil

                 Schedule 3.6 to Credit Agreement


                     REAL PROPERTY AND LEASES


PART 1

InterCity Products Corporation (Canada)

Part 1 (a)   Owned Property

30 Elgin Street
Brantford, Ontario
N3R 1E7

44 Elgin Street
Brantford, Ontario
N3R 1E7

(36 Elgin Street and
50 Elgin Street
Brantford, Ontario
N3R 1E7
are now part of
44 Elgin Street)

45 Elgin Street
Brantford, Ontario
N3R 1E5

119 Elgin Street
Brantford, Ontario
N3R 1E7

Part 1 (b)   Leased Property

141 Cidermill Avenue
Vaughan, Ontario
L4K 4G5

225 Henry Street
Brantford, Ontario
N3T 5PA

1866 King Edward Street
Winnipeg, Manitoba
R2R 0Z9
(This location has been subleased).


LincolnBarriere (a division of Borrower)

Part 1 (a)   Owned Property

1065 Perron Avenue
Laval, Quebec
H7L 1K5

1253 Perron Avenue
Laval, Quebec
H7L 1K5

Part 1 (b)Leased Property

4001 Boulevard Industriel
Laval, Quebec
H7L 4S3

3285 Ave. Jean Beraud
Laval, Quebec
H7T 2L2

PART 2

All deeds, landlord waivers etc. have been renewed and registrations effected as required by Section 3.6 except:

141 Cidermill Avenue
Vaughan, Ontario
L4K 4G5

4001 Boulevard Industriel
Laval, Quebec
H7L 4S3

3285 Ave. Jean Beraud
Laval, Quebec
H7T 2L2


PART 3

Defaults of material obligations under any lease

Nil

Contractual rights to purchase or sell real property

Nil

Material damage to Real Property that has not been fully repaired

Nil


PART 1

G. C. McDonald Supply Limited

Part 1 (a)    Owned Property

Nil

Part 1 (b)    Leased Property

608 Colby Drive
Waterloo, Ontario
N2V 1A2

360 Elgin Street
Brantford, Ontario
N3T 5N3


PART 2

All deeds, landlord waivers etc. have been renewed and registrations effected as required by Section 3.6. except:

608 Colby Drive
Waterloo, Ontario
N2V 1A2


PART 3

Defaults of material obligations under any lease

Nil

Contractual rights to purchase or sell real property

Nil

Material damage to Real Property that has not been fully repaired

Nil

                   Schedule 3.7 to Credit Agreement


                         MATERIAL CONTRACTS


InterCity Products Corporation (Canada)


1. Lease for real property located at 141 Cidermill Avenue, Vaughan, Ontario between 760749 Ontario Ltd., as landlord and InterCity Products Corporation (Canada), as tenant dated December 15, 1995.

2.     Lease for real property located at 4001 Boulevard Industriel, Laval,
       Quebec.

3. Lease for real property located at 225 Henry Street, Brantford, Ontario between Brant Trade & Industrial Park Inc., as landlord and InterCity Products Corporation (Canada), as tenant dated January 30, 1992.

4.     Lease for real property located at 3285 Ave. Jean-Beraud, Laval,
        Quebec.

5. Collective Agreement between InterCity Products Corporation (Canada) and ICP Workers' Independent Union ratified September 26, 1996 and effective from October 1, 1996 to September 30, 1999.

6.     Collective Agreement between Lincoln Barriere (Division de:
       Corporation Produits InterCite (Canada)) and Metallurgistes Unis d'Amerique Local 7625 effective until October 31, 1997.

7. Pension Trust Agreement between InterCity Gas Corporation and Canada Trust Company dated October 1, 1986.

8. Trademark Licence Agreement between HeilQuaker Corporation and KeepRite Inc. dated November 1, 1988.

9. Trademark Licence Agreement InterCity Products Corporation (Canada) and National Refrigeration and Air Conditioning Products, Inc. dated September 26, 1996.

10. Sales Representative Agreement between InterCity Products Corporation (Canada) and Temacon Sales & Engineering Ltd. dated September 11, 1996.

11. Sales Representative Agreement between InterCity Products Corporation (Canada) and AirTech Sales of Ottawa dated July 1, 1996.

12. Letter of Understanding in respect of a proposed Supply Agreement between Applied Comfort Products Inc. and InterCity Products Corporation (Canada).

13. AS/400 Software License Agreement and Addendum between Information Systems Development, Inc. and InterCity Products Corporation (Canada) dated June 5, 1992.

14. Sales Agreement between InterCity Products Corporation (Canada), formerly "KeepRite Inc." and White Consolidated Industries Inc. acting through its division Frigidaire Company, Home Comfort Products made as of December 18, 1992.

15.    Employee Benefit Plans.

16. Retirement Plan for Brantford Hourly Employees of InterCity Products Corporation (Canada) (formerly KeepRite Inc.).

17. Retirement Plan for Salaried Employees of InterCity Products Corporation (Canada).

18. Agreement with Revenue Canada regarding Release of Goods from Customs prior to Payment of Duties dated August 27, 1996.


G. C. McDonald Supply Limited

1. Lease for real property located at 360 Elgin Street, Brantford, Ontario between Gerald-Carson McDonald and Christine McDonald, as landlord, and G. C. McDonald Supply Limited, as tenant dated July 3, 1992.

2. Lease for real property located at 608 Colby Drive, Waterloo, Ontario between Olmar Investments Inc., as landlord, and G. C. McDonald Supply Limited, as tenant dated April 1, 1996.

                  Schedule 3.8 to Credit Agreement


                          LABOUR MATTERS



InterCity Products Corporation (Canada)

Pending or Threatened Strikes or Labour Disputes

Nil

Collective Bargaining, Consulting and Management Agreements Requiring Payments in Excess of $250,000 in any Fiscal Year

Nil (except for Collective Bargaining Agreements referred to below)

Pending Demands for Recognition and Charges re:  termination of employment

Nil

Collective Bargaining Agreements

1. Collective Bargaining Agreement between InterCity Products Corporation (Canada) and ICP Workers' Independent Union ratified September 26, 1996 and effective from October 1, 1996 to September 30, 1999.

2.    Collective Bargaining Agreement between Lincoln Barriere (Division de:
      Corporation Produits InterCite (Canada)) and Metallurgistes Unis d'Amerique Local 7625 effective until October 31, 1997.


G. C. McDonald Supply Limited

Pending or Threatened Strikes or Labour Disputes

Nil

Collective Bargaining, Consulting and Management Agreements Requiring Payments in Excess of $250,000 in any Fiscal Year

Nil

Pending Demands for Recognition and Charges re:  termination of employment

Nil

Collective Bargaining Agreements

Nil

               Schedule 3.9 to Credit Agreement

           VENTURES, SUBSIDIARIES, AND AFFILIATES;
             OUTSTANDING STOCK AND INDEBTEDNESS

InterCity Products Corporation (Canada) ("Borrower")

1.     Subsidiaries, Joint Ventures, Partnerships and Affiliates:

       G. C. McDonald Supply Limited, a wholly owned subsidiary

2.     Issued and Outstanding Stock of Borrower:

       * 3,053,790 common shares with no par value registered in the name of ICP

3.     Outstanding Purchase Options, Warrants or Similar Plans

       Nil

4.     Outstanding Indebtedness of Borrower:

       * Amounts owing to The Toronto-Dominion Bank under the Existing Credit Agreement to be fully repaid and cancelled on the
Closing              Date

       * Longterm, non-interest bearing subordinated loan from ICP in an amount of not less than $37,900,000

       * Obligations arising under a guarantee of Borrower in favour of ICP under which Borrower guarantees the obligations of ICP to Emerson under a reimbursement agreement in respect of the indebtedness of CHL to SunTrust Bank

G. C. McDonald Supply Limited ("McDonald")

1.     Subsidiaries, Joint Ventures, Partnerships and Affiliates:

       Nil

2.     Issued and Outstanding Stock of McDonald:

       693,116 common shares registered in the name of Borrower as evidenced by share certificate number 21

3.     Outstanding Purchase Options, Warrants or Similar Plans

       Nil

4.     Outstanding Indebtedness of McDonald:

       * Uncommitted operating credit facility in the amount of $2,700,000 provided by The Toronto-Dominion Bank, to be repaid and cancelled on the Closing Date

                 Schedule 3.10 to Credit Agreement


                               TAXES


InterCity Products Corporation (Canada) ("Borrower")

1. Actions, suits, proceedings, investigations, audits or claims, threatened or pending against Borrower:

       Nil


2.     Notices of Assessments:

       * A Quebec CSST reassessment has been received. An amount equal to approximately $270,000 has been fully accrued.


G. C. McDonald Supply Limited ("McDonald")

1. Actions, suits, proceedings, investigations, audits or claims, threatened or pending against McDonald:

       Nil


2.     Notices of Assessments:

       Nil

                  Schedule 3.12 to Credit Agreement


                 CANADIAN BENEFIT AND PENSION PLANS

InterCity Products Corporation (Canada)


1.     Canadian Benefit Plans

       (a) Benefits for Salaried Employees. The benefits provided under this Plan include:

               (i)     Disability Benefits
               (ii)    Death Benefits
               (iii)   Optional Benefits
               (iv)    Medical Dental Benefits
               (v)     Employee Share Ownership Plan
               (vi)    Retirement Income (Pension Plan)

       (b) Benefits for Hourly Employees contained in the Collective Agreement which include:

               (i)     Life and Accidental Death and Dismemberment Insurance
               (ii)    Group Sickness and Accident Indemnity
               (iii)   Hospital, Medical, Drug and Dental
               (iv)    Longterm Disability
               (v)     Family Income Protection Plan
               (vi)    Short Week Work Benefit Plan

2.     Canadian Pension Plans

       (a) Retirement Plan for Brantford Hourly Employees of InterCity Products Corporation (Canada) (formerly KeepRite Inc.)

       (b) Retirement Plan for Salaried Employees of InterCity Products Corporation (Canada)

3.     ERISA Liability

       Nil


G. C. McDonald Supply Limited


1.     Canadian Benefit Plans

       (a) Group Insurance Plan provided by Empire Life Insurance Company. The benefits provided under this Plan include:

               (i)     Life Insurance
               (ii)    Dependent Life Insurance
               (iii)   Weekly Indemnity Benefit
               (iv)    Extended Health Care Benefit
               (v)     Dental Care


2.     Canadian Pension Plans

       Nil



3.     ERISA Liability

       Nil

                  Schedule 3.13 to Credit Agreement


                              LITIGATION


InterCity Products Corporation (Canada)

Please see the attached chart.


G. C. McDonald Supply Limited

Nil

                  INTER-CITY PRODUCTS CORPORATION (CANADA)
                            LITIGATION SCHEDULE
            Schedule 3.15 to
                                                            Credit Agreement

                          INTELLECTUAL PROPERTY

InterCity Products Corporation (Canada):

1.     PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES:

Patents:

Nil

Trademarks:

Trademark
(Country)            Serial No.     Filing     Issue No.   Issue    Renewal
----------           ----------      Date      ---------    Date      Date
                                    ------                 -----    -------
AUTOSWEEP              469,714      05/08/81    264,944   12/11/81  12/11/96
(Canada)

CLIMATIZER                                      A368256   11/17/81  11/17/02
(Australia)

CLIMETTE                                        A368258   11/17/81  11/17/02
(Australia)

CLIMETTE                                        81/2561   06/24/83  06/24/00
(Barbados)

CLIMETTE                                         13895    07/06/87  02/20/97
(Trinidad/Tobago)

CLIMETTE               578,649      01/21/86   1,410,368  09/23/86  09/23/06
(United States)

COMFORT YOU            546,978      07/31/85    332,230   09/25/87  09/25/02
CAN COUNT ON
(Canada)

ENERFLO                500,795      03/24/83    288,285   02/24/84  02/24/99
(Canada)

HI/RE/LI               478,058      11/10/81    273,702   11/12/82  11/12/97
(Canada)

Trademark
(Country)            Serial No.     Filing     Issue No.   Issue    Renewal
----------           ----------      Date      ---------    Date      Date
                                    ------                 -----    -------
HIGH FLYERS            752,932      05/06/94    450,165   11/17/95  11/17/10
(Canada)

HIGH FLYERS DESIGN     752,933      05/06/94    Pending
(Canada)

HVAC SUPPLY & DESIGN   721,876      02/03/93    421,640   12/24/93  12/24/08
(Canada)

INTERCITY PRODUCTS     662,415      07/18/90    418,064   10/15/93

INTERCITY PRODUCTS     672,741      12/19/90    417,767   10/08/93
& DESIGN

PRODUITS INTERCITE     670,020      11/07/90    412,255   05/14/93

KEEPRITE                                        B343843   03/13/80  03/13/01
(Australia)

KEEPRITE                                        81/2560   06/24/83  06/24/00
(Barbados)

KEEPRITE                                        B 13896   11/17/87  02/20/97
(Trinidad/Tobago)

LIMITROL                77,373      07/09/59    708,406   12/13/60  12/13/00
(United States)

LINCOLN                231/488      07/06/55    107,200   07/05/57  07/05/02
(Canada)

LINCOLN (stylized)     615,451      09/19/88    361,075   10/27/89  10/27/04
(Canada)

LINCOLN & DESIGN       231,313      06/29/55    111,417   09/05/90  09/05/03
(Canada)

TRIANGLES DESIGN       721,877      02/03/93    421,287   12/17/93  12/17/08
(Canada)

Trademark
(Country)            Serial No.     Filing     Issue No.   Issue    Renewal
----------           ----------      Date      ---------    Date      Date
                                    ------                 -----    -------
NORTHERN               455,961      08/09/80    279,212   05/06/83  05/06/98
(Canada)

PRECIPITRON            173,053      03/30/38   UCA09809   03/30/38  03/30/98
(Canada)

QUALITY YOU            546,977      07/31/85    335,336   12/18/87  12/18/02
CAN COUNT ON
(Canada)

SEASONALL                                       A368257   11/17/81  11/17/02
(Australia)

THE COMFORTING         633,619      06/06/89    402,495   09/11/92  09/11/07
CHOICE FOR
CANADIAN HOMES
(Canada)

VAPORMATIC             427,814      07/25/78    242,507   04/03/80  04/03/10
(Canada)

KEEPRITE             2,006,709      01/04/95              08/29/96  01/04/05
(Great Britain)

KEEPRITE             74/574,501     09/16/94   1,917,814  09/12/95  09/12/05
(United States)

KEEPRITE DESIGN       443,746       08/27/79     250,142  08/29/80  08/29/10
(Canada)

KEEPRITE OPTIMA       729,988       05/28/93    Pending
2-S & DESIGN
(Canada)

KEEPRITE              442,836       08/01/79     244,332  05/02/80  05/02/10
(Canada)

KEEPRITE              760,436       07/29/94     455,332  03/15/96
REFRIGERATION
(Canada)

Trademark
(Country)            Serial No.     Filing     Issue No.   Issue    Renewal
----------           ----------      Date      ---------    Date      Date
                                    ------                 -----    -------
KEEPRITE             2,006,708      01/04/95              04/09/96  01/04/05
REFRIGERATION
(Great Britain)

KEEPRITE            74/574,502      09/16/94   1,917,815  09/12/95  09/12/05
REFRIGERATION
(United States)

CLIMETTE              361,833       06/30/92    208,717   08/08/75  08/08/05
(Canada)                                                  renewed
                                                          08/08/00
                                                          Pending

KEEPRITE                                         46,911   06/12/89  06/13/09
CLASS 34
(Dominion Republic)

LINCOLN & Design      802,991        08/16/96   Pending
(Canada)

Copyrights:

Nil


2.     INFRINGEMENTS OF INTELLECTUAL PROPERTY:

Nil

3.     LICENSE AGREEMENTS:


Licensee Licence Agreements

1. Licence Agreement dated March, 1982 between KeepRite Inc. (now InterCity Products Corporation (Canada) and Electrohome Limited with respect to the names "Electrohome", and "Frost Guard" and the stylized "E" owned by Electrohome Limited.

2. License Agreement dated November 1, 1988 between HeilQuaker Corporation (now InterCity Products Corporation (USA)) and KeepRite Inc. (now InterCity Products Corporation (Canada)) with respect to HeilQuaker being the owner of trademarks in connection with the manufacture and sale of heating and cooling equipment. The trademarks which InterCity Products Corporation (Canada) ("InterCity") is licensed to use under this agreement are:

       (a)     TEMPSTAR, (registered in the US and Canada)
       (b)     TEMPSTAR (with design) (registered in the US and Canada)
       (c) all other trademark registrations and applications for the trademark TEMPSTAR and TEMPSTAR (with design) in all countries for these classes of goods

3. A licensing arrangement between InterCity and InterCity Products Corporation (USA) ("InterCity (USA)") whereby InterCity (USA) grants InterCity a license to use the trademarks "ARCOAIRE", "COMFORTMAKER" and "HEIL".

4. Software License Agreement and Addendum dated June 5, 1992 between InterCity Products Corporation (Canada) and Information Systems Development, Inc. in connection with distribution management system including order entry/invoicing, A/R, inventory management, production, purchasing, sales analysis, A/P and G/L.

Licensor Licence Agreements

1. A license agreement between InterCity Products Corporation (Canada) ("InterCity") and National Refrigeration and Air Conditioning Products Inc. ("NRAC") dated September 26, 1996 whereby InterCity has granted to NRAC a license to use the trademark "KEEPRITE REFRIGERATION" and other stylistic variations thereof.

Restrictions on Borrower's ability to assign or encumber rights re:

Intellectual Property

Nil

G. C. McDonald Supply Limited:


1.     PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES:


Patents:

Nil

Trademarks:

Nil

Copyrights:

Nil

2.     INFRINGEMENTS OF INTELLECTUAL PROPERTY:

Nil

3.     LICENSE AGREEMENTS:

Nil

Restrictions on McDonald's ability to assign or encumber rights re:

Intellectual Property

Not applicable

                 Schedule 3.17 to Credit Agreement


                       ENVIRONMENTAL MATTERS

InterCity Products Corporation (Canada)

Nil


G. C. McDonald Supply Limited

Nil

                  Schedule 3.18 to Credit Agreement


                         INSURANCE POLICIES

InterCity Products Corporation (Canada)

POLICY NO.
(Expiry Date)         ISSUED BY                  COVERING
-------------         ---------                  --------

#6065179              Royal Insurance Company    Canadian Commercial
(August 1, 1997)      of Canada                  General Liability
                                                 * products and completed
                                                   operations;
                                                 * non-owned
                                                   automobiles;
                                                 * employee benefits and
                                                   medical payments;
                                                 * property damage and
                                                   bodily injury;
                                                 * tenants legal liability;
                                                   and
                                                 * damage to hired vehicles

#25001766             Royal Insurance Company    Canadian Automobile
 25001767 (Quebec)    of Canada                  * third party liability
(August 1, 1997)                                 * accident benefits; and
                                                 * physical damage

#KC960039             Northfield Insurance       Primary Umbrella Liability
(August 1, 1997)      Company                    * commercial general
                                                   liability and automobile
                                                   liability (US and
                                                   Canada)
                                                 * employers liability

#79731203             Federal Insurance          First Excess Liability
(January 29, 1997)    Company (CHUBB)            (FEL)

#EUO3660964-01        Zurich Insurance Company   Second Excess Liability
(January 29, 1997)

#XXK0095616348        Fireman's Fund Insurance   Third Excess Liability
(January 29, 1997)    Co.

#WB24561              Fireman's Fund Insurance   Ocean Marine Cargo
(August 1, 1997)      Company                    * any one vessel, aircraft
                                                   or conveyance

#613801-96            The Protection Mutual      Property
(February 1, 1999)     Insurance Company          (Blanket Limit -
                                                 $792,865,000)
                                                 * contemplates reduced
                                                   amounts for flood,
                                                   earthquake, transit,
                                                   floater, etc.

#8127-85-19-DCCG      Federal Insurance          Crime and Fiduciary
(August 1, 1997)      Company (CHUBB)            (covers fiduciary loss,
                                                 employee dishonesty,
                                                 premises, transit, funds
                                                 transfer fraud, depositors
                                                 forgery)

#4490807              American Home Assurance    Directors' and Officers'
(August 1, 1997)      Company                    Liability

G. C. McDonald Supply Limited

POLICY NO.
(Expiry Date)         ISSUED BY                  COVERING
-------------         ---------                  --------

#60286310/R           Royal Insurance Company    * Commercial Building,
(December 11, 1997)   of Canada                    Equipment and Stock
                                                 * Rent or Rental Value
                                                   (Broad Form)
                                                 * Office Contents
                                                 * Liability (Commercial,
                                                   General and SPF No. 6
                                                   - Standard Non-owned
                                                   Automobile Policy

                 Schedule 3.19 to Credit Agreement

                   BANK ACCOUNTS AND LOCK BOXES


InterCity Products Corporation (Canada)

1.     Blocked Accounts

       (a)   Canadian Account

             Account No.:  18900316893

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556

                                       Transit #18902

       (b)    US Account

              Account No.:  18907302710

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556

                                       Transit #18902

2.     Blocked Concentration Account

       (a)   Canadian Account

       Account No.:  18900317253

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556
                                       Transit #18902

       (b)   US Account

       Account No.:18907302842

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556
                                       Transit #18902

3.     Disbursement Account

       (a)   Canadian Account

       Account No.:  14660524166

    Branch, bank and transit number:   Toronto-Dominion Bank (Vaughan East)
                                       1700 Langstaff Road
                                       Suite 100
                                       Concord, Ontario
                                       L4K 3S3

                                       (905) 660-0017
                                       Transit #14662

       (b)   US Account

       Account No.: 14667371751

     Branch, bank and transit number:  Toronto-Dominion Bank (Vaughan East)
                                       1700 Langstaff Road
                                       Suite 100
                                       Concord, Ontario
                                       L4K 3S3

                                       (905) 660-0017

                                       Transit #14662

4.     Lock Box

       (a)   Canadian Account

       No.:  T6216

       Bank and address:               Toronto-Dominion Bank
                                       P.O. Box 6100
                                       Postal Station "F"
                                       Toronto, Ontario
                                       M4Y 2Z2

       (b)   US Account

       No.:  T6216U

       Bank and address:               Toronto-Dominion Bank
                                       P.O. Box 6100
                                       Postal Station "F"
                                       Toronto, Ontario
                                       M4Y 2Z2

5.     Benefit Account

       (a)   Canadian Account

       Account No.:  21680302026

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Brantford Commercial Banking Centre
                                       58 Market Street
                                       Box 995
                                       Brantford, Ontario
                                       N3T 5S7

                                       (519) 756-0550

                                       Transit #21682


6.     Payroll Accounts

       (a)   Canadian Account

       Salary Payroll Account No.:  1172857

       Hourly Payroll Account No.:  1172873

    Branch, bank and transit number:   Royal Bank of Canada
                                       32 Market Street Branch
                                       32 Market Street
                                       Brantford, Ontario
                                       N3T 5P4

                                       (519) 753-4121

                                       Transit #00522

LincolnBarriere, Division of InterCity Products Corporation (Canada)

1.     Blocked Accounts

       (a)   Canadian Account

       Account No.:  18900316818

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556
                                       Transit #18902

       (b)   US Account
       Account No.:  18907302753

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556
                                       Transit #18902

2.     Blocked Concentration Account

       (a)   Canadian Account

       Account No.:  18900317253

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556
                                       Transit #18902

       (b)   US Account

       Account No.:18907302842

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 8515556

                                       Transit #18902

3.     Disbursement Account

       (a)   Canadian Account

       Account No.:   44400626488

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Laval Commercial Banking Centre
                                       3080 Boul Le Carresour
                                       Laval, Quebec
                                       H7T 2R5

                                       (514) 973-5400

                                       Transit #44401

       (b)   US Account

       Account No.:  44407300168

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Laval Commercial Banking Centre
                                       3080 Boul Le Carresour
                                       Laval, Quebec
                                       H7T 2R5

                                       (514) 973-5400
                                       Transit #44401

4.     Lock Box

       (a)    Canadian Account

       No.:   M2092

      Bank and address:                Toronto-Dominion Bank
                                       C.P. 11013
                                       Succursale CentreVille
                                       Montreal, Quebec
                                       H3C 4T9

       (b)   US Account

       No.:  M2092U

       Bank and address:               Toronto-Dominion Bank
                                       C.P. 11013
                                       Succursale CentreVille
                                       Montreal, Quebec
                                       H3C 4T9


G. C. McDonald Supply Limited

1.     Blocked Accounts

       (a)   Canadian Account

       Account No.:  18900316796

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556

                                       Transit #18902

2.     Blocked Concentration Account

       (a)   Canadian Account

       Account No.:   18900317253

    Branch, bank and transit number:   Toronto-Dominion Bank
                                       Pine Valley Commercial Banking Centre
                                       4499 Highway 7 at Pine Valley Drive
                                       Vaughan, Ontario
                                       L4L 9A9

                                       (905) 851-5556

                                       Transit #18902


3.     Disbursement Account

       (a)   Canadian Account

       Account No.:21680774564

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Brantford Commercial Banking Centre
                                       58 Market Street
                                       Box 995
                                       Brantford, Ontario
                                       N3T 5S7

                                       (519) 756-0550

                                       Transit #21682

       (a)   US Account

       Account No.:  21687316753

     Branch, bank and transit number:  Toronto-Dominion Bank
                                       Brantford Commercial Banking Centre
                                       58 Market Street
                                       Box 995
                                       Brantford, Ontario
                                       N3T 5S7

                                       (519) 756-0550

                                       Transit #21682


4.     Lock Box

       (a)   Canadian Account

       No.:  T6231

     Bank and address:                 Toronto-Dominion Bank
                                       P.O. Box 6100
                                       Postal Station "F"
                                       Toronto, Ontario
                                       M4Y 2Z2

                  Schedule 3.24 to Credit Agreement


                    CUSTOMER AND TRADE RELATIONS



Affiliates (other than McDonald) from whom InterCity Products Corporation (Canada) purchases Inventory:

ICP (USA)


Affiliates (other than Borrower) from whom G. C. McDonald Supply Limited purchases
Inventory:

Nil

                  Schedule 3.25 to Credit Agreement


                    AGREEMENTS AND OTHER DOCUMENTS


InterCity Products Corporation (Canada)


(a)    Supply and Purchase Agreements

       1. Sales Agreement between White Consolidated Industries, Inc., acting through its Division, Frigidaire Company, Home Comfort Products and InterCity Products Corporation (Canada) made as of December 18, 1992.

       2. Letter of Understanding in respect of a proposed Supply Agreement between Applied Comfort Products Inc. and InterCity Products Corporation (Canada).

(b)    Equipment Leases

       1.      IBM Total System Lease #0132 dated December 9, 1994

       2.      IBM Total System Lease #0133 dated February 21, 1995

(c)    Licenses and Permits

       1. Canada Customs Bond Number TM0003001714 effective June 17, 1996 in the amount of $65,000 deposited with Revenue Canada for the release of goods from Customs prior to payment of duties.

(d)    Documents evidencing Indebtedness and Security Interests Granted


       1.      Existing Credit Agreement as defined in Annex A

       2.      ICP Indebtedness as defined in Annex A


(e)    Real Property Leases


       1. Lease for real property located at 141 Cidermill Avenue, Vaughan, Ontario between 760749 Ontario Ltd., as landlord and InterCity Products Corporation (Canada), as tenant dated December 15, 1995.

       2. Lease for real property located at 225 Henry Street, Brantford, Ontario between Brant Trade & Industrial Park Inc.,

               as landlord and InterCity Products Corporation (Canada), as tenant dated January 30, 1992.

       3. Lease for real property located at 4001 Boulevard Industriel, Laval, Quebec.

       4. Lease for real property located at 3285 Ave. Jean-Beraud, Laval, Quebec.

       5. Lease for real property located at 1866 King Edward Street, Winnipeg, Manitoba (fully subleased).

(f)    Securities, Rights, Options or Warrants Agreements

Nil

G. C. McDonald Supply Limited


(a)    Supply and Purchase Agreements

Nil


(b)    Equipment Leases

Nil


(c)    Licenses and Permits

       1. Vendor Permit No. 25911406 dated September 17, 1996 pursuant to the Retail Sales Tax Act.


(d)    Documents evidencing Indebtedness and Security Interests Granted

       1. Uncommitted operating credit facility in the amount of $2,700,000 provided by The Toronto-Dominion Bank, to be repaid and cancelled on the Closing Date.


(e)    Real Property Leases

       1. Lease for real property located at 360 Elgin Street, Brantford, Ontario.

       2.      Lease for real property located at 608 Colby Drive, Waterloo,
               Ontario.


(f)    Securities, Rights, Options or Warrants Agreements

Nil

                  Schedule 6.2 to Credit Agreement


                            INVESTMENTS



InterCity Products Corporation (Canada)

* Ownership of all of the issued and outstanding shares in the capital stock of G. C. McDonald Supply Limited

* Obligations arising under a guarantee of Borrower in favour of ICP under which Borrower guarantees the obligations of ICP to Emerson under a reimbursement agreement in respect of the indebtedness of CHL to SunTrust Bank


G. C. McDonald Supply Limited

Nil

Schedule 6.7 to Credit Agreement


LIENS


Inter-City Products Corporation (Canada)

Inter-City Products Corporation (Canada)
Corporation Produits Inter-Cite (Canada)
----------------------------------------


                                                        Reference File No. &
Secured       Collateral       General Collateral       Registration
Party(ies)    Classification   Description              Number(s)
----------------------------------------------------------------------------
IBM Canada    Equipment,                                424906146-
 Limited      Accounts,                                 921009 1451 0043 4705
              Other                                     (5 years)

Toronto-      Inventory,                                007889139-
Dominion      Equipment,                                900402 1104 0043 9563
Bank of       Accounts, Other,                          (25 years)
Canada        Motor Vehicles

The Toronto-  Inventory,                                007889166-
Dominion Bank Equipment,                                900402 1104 0043 9561
              Accounts, Other,                          (25 years)
              Motor Vehicles


Inter-City Products Corporation (Canada)
----------------------------------------


                                                        Reference File No. &
Secured       Collateral       General Collateral       Registration
Party(ies)    Classification   Description              Number(s)
----------------------------------------------------------------------------
IBM Canada    Equipment,                                811027503-
Ltd           Accounts, Other                           941206 2155 1529 3383
                                                        (7 years)

QE Financial  Equipment, Other 2 Canon Laser Class 5500 075584349-
Services Inc.                  fax with accessories     941130 1441 0024 8534
                               2 Canon Laser Class 7500 (4 years)
                               fax with accessories c/n
                               584759 1/n 605666

                                                        Reference File No. &
Secured       Collateral       General Collateral       Registration
Party(ies)    Classification   Description              Number(s)
----------------------------------------------------------------------------
National      Accounts         Absolute assignment of   075126663-
Refrigeration                  certain accounts         941011 1115 0020 2999
& Air                          receivable from Inter-   (5 years)
Conditioning                   City Products Corporation
Products, Inc.                 (Canada)/Corporation
                               Produits Inter-Cite
                               (Canada) to National
                               Refrigeration & Air
                               Conditioning Products, Inc.

Xerox Canada  Equipment, Other Xerox equipment          065618901-
Ltd/Ltee                                                940304 0802 00882967
                                                        (5 years)

Xerox Canada  Equipment, Other Xerox equipment          065618919-
Ltd/Ltee                                                940304 0801 0088 2926
                                                        (3 years)

Environmental Accounts         Absolute assignment from 804991437-
Technologies                   Inter-City Products      931220 2225 1531 5350
International                  Corporation (Canada) to  (5 years)
Inc.                           Environmental
                               Technologies Internatinal
                               Inc. of an account
                               receivable from CFC-TEK Inc.
                               (sic)

Xerox Canada  Equipment, Other Xerox equipment          058953465-
Ltd/Ltee                                                930624 0819 0088 2002
                                                        (5 years)

The Toronto-  Accounts, Other                           069124875-
Dominion Bank                                           930624 1017 0043 0429
                                                        (10 years)

IBM Canada    Equipment, Accounts,                      424906146-
Limited       Other                                     921009 1451 0043 4705
                                                        (5 years)

The Toronto   Inventory, Equipment,                     007889139-
Dominion Bank Accounts, Other,                          90402 1104 0043 9563
              Motor Vehicles                            (25 years)

The Toronto-  Inventory, Equipment,                     007889166-
Dominion Bank Accounts, Other,                          900402 1104 0043 9561
              Motor Vehicles                            (25 years)

Corporation Produits Inter-Cite (Canada)
----------------------------------------


                                                        Reference File No. &
Secured       Collateral       General Collateral       Registration
Party(ies)    Classification   Description              Number(s)
----------------------------------------------------------------------------
National      Accounts         Absolute assignment of   07512663-
Refrigeration                  certain accounts         941011 1115 0020 2999
& Air                          receivable from Inter-   (5 years)
Conditioning                   City Products Corporation
Products, Inc.                 (Canada)/Corporation
                               Produits Inter-Cite
                               (Canada) to National
                               Refrigeration & Air
                               Conditioning Products, Inc.

IBM Canada    Equipment,                                424906146-
Limited       Accounts,Other                            921009 1451 0043 4705
                                                        (5 years)

The Toronto-  Inventory,                                007889139-
Dominion Bank Equipment,                                900402 1104 0043 9563
              Accounts, Other,                          (25 years)
              Motor Vehicles

The Toronto-  Inventory,                                007889166-
Dominion Bank Equipment,                                900402110400439561
              Accounts, Other,                          (25 years)
              Motor Vehicles


KeepRite Inc.
-------------


                                                        Reference File No. &
Secured       Collateral       General Collateral       Registration
Party(ies)    Classification   Description              Number(s)
----------------------------------------------------------------------------
GE Capital    Equipment,       4 specific motor         431765694-
Quebec        Other, Motor     vehicles were            920506 0837 0043 0428
Acquisitions  Vehicles         identified and boites    (6 years)
Inc.                           de camion aluminium 26'
                               long x 96" haut x
                               102" large two units

The Toronto-  Inventory,                                007889139-
Dominion Bank Equipment,                                900402 1104 0043 9563
              Accounts, Other,                          (25 years)
              Motor Vehicles

The Toronto-  Inventory,                                007889166-
Dominion Bank Equipment,                                900402 1104 0043 9561
              Accounts, Other,                          (25 years)
              Motor Vehicles

G.C. McDonald Supply Limited

G.C. McDonald Supply Limited
----------------------------


                                                        Reference File No. &
Secured       Collateral       General Collateral       Registration
Party(ies)    Classification   Description              Number(s)
----------------------------------------------------------------------------
GMAC Leaseco  Equipment, Other, 96 Pontiac Trans Sport  825547815-
Limited       Motor Vehicles    VIN#1GMDU06E5TT209015   961010 1636 1737 1963
                                                        (3 years)

GMAC Leaseco  Equipment, Other, 96 Pontiac Trans Sport  825039855-
Limited       Motor Vehicles    VIN#1GMDU06E4TT224380   960919 1624 1737 6941
                                                        (3 years)

GMAC Leaseco  Equipment, Other, 96 GMC Sierra           821765484-
Limited       Motor Vehicles    VIN#2GETC19WXT1SI692I   960508 1627 1737 4672
                                                        (4 years)

GMAC Leaseco  Equipment, Other, 96 Pontiac Trans Sport  821765493-
Limited       Motor Vehicles    VIN#IGMDU06ESTT2I249S   960508 1627 1737 4673
                                                        (3 years)

GMAC Leaseco  Equipment, Other, 96 Pontiac Trans Sport  821765502-
Limited       Motor Vehicles    VIN#IGMDU06EZIT2I2714   960508 1627 1737 4674
                                                        (3 years)

GMAC Leaseco  Equipment, Other, 96 Pontiac Trans Sport  821765511-
Limited       Motor Vehicles    VIN#JGMDU06E7TT2O1479   960508 1627 1737 4675
                                                        (3 years)

Teletech      Equipment, Other                          814686273-
Financial                                               950614 1859 1529 8207
Corporation                                             (6 years)

Forbes Bros.  Consumer Goods,   94 Chevrolet            068324841-
Inc.          Motor Vehicle     3/4 Ton Pick Up         940603 1544 0043 8496
                                VIN#1GCGC24K2RE237134   (4 years)

The Toronto-  Inventory,        General Security        940557204-
Dominion Bank Equipment,        Agreement
              Accounts, Other,
              Motor Vehicles

The Toronto-  Inventory,                                956265804-
Dominion Bank Equipment,                                800507 1419 05 8224
              Accounts, Other,
              Motor Vehicles

The Toronto   Accounts, Other                           956096028-
Dominion Bank                                           760617 1048 05 1555

In addition, the following registration was made under the Corporation Securities Registration Act (the "CSRA") or a predecessor statute:



1.     CSRA Number:                          048191
       Reference File Number:                900481914
       Parties:                              G. C. McDonald Supply Limited
                                             The Toronto-Dominion Bank
       Instrument:                           Demand Debenture
       Date of Execution:                    May 5, 1980
       Principal Amount:                     $500,000.00

                                           Exhibit 1.1(c) to Credit Agreement

                   NOTICE OF REVOLVING CREDIT ADVANCE


Date:
      --------------------------

To:         GENERAL ELECTRIC CAPITAL CANADA INC.
            2300 Meadowvale Blvd.
            Mississauga, Ontario
            L5N 5P9

            Attention:  Vice President, Commercial Finance
            Telecopier No.:  (905) 858-5456

And To:     GENERAL ELECTRIC CAPITAL CORPORATION
            105 West Madison Street
            Suite 1600
            Chicago, Illinois  60602

            Telecopier: (312) 4195977
            Attention: Vice President, InterCity Account Manager

Dear Sirs:

        Reference is made to the credit agreement dated as of December 19, 1996 between InterCity Products Corporation (Canada), as borrower (the "Borrower"), McDonald, each of the lenders named therein (the "Lenders") and General Electric Capital Canada Inc., as agent for the Lenders (as amended, restated, supplemented and otherwise modified, the "Credit Agreement"). All capitalized terms used in this Notice and not defined herein have the meanings given to them in the Credit Agreement.

        Notice is hereby given by Borrower of its request for a Revolving Credit Advance under Section 1.1(c) of the Credit Agreement as follows:

        (a)    Proposed Borrowing Date:
                                        ---------------------------

        (b)    Amount of proposed Revolving Credit Advance: $
                                                             ----------------
        (c)    Type of Proposed Revolving Credit Advance:
                                                          -------------------
        (d)    The term of the Interest Period (if applicable) is
                                                                  -----------
-               days.

        (e) The proceeds of the proposed Revolving Credit Advance are to be deposited into the Disbursement Account
                                                          ------------------

        (f) The principal amount of the Revolving Credit Loan (after giving effect to the proposed Revolving Credit Advance) will be $
                   ---------------------

        (g)    The Borrowing Base, as calculated in the Borrowing Base
               Certificate dated                      being the most
                                 ------------------
               recent Borrowing Base Certificate that we have delivered to the Agent pursuant to Annex E to the Credit Agreement), is $
                ----------------------

       Borrower hereby certifies and represents that the following statements are true on the date hereof, and will be true on the date of the proposed Revolving Credit Advance as to which this Notice is made:

       (a) each Loan Party's representations and warranties contained in the Credit Agreement or in any other Loan Document were true and correct on and as of the Closing Date and are true and correct before and after giving effect to the proposed Revolving Credit Advance and the application of the proceeds thereof, with the same effect as though made on and as of the date of the proposed Revolving Credit Advance (unless such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty was true and correct on such date, and except for changes permitted or contemplated by the Credit Agreement);

       (b) no event has occurred and is continuing, or would result from the making of the proposed Revolving Credit Advance, which constitutes or would constitute a Default or an Event of Default;

       (c) after giving effect to the Revolving Credit Advance requested hereunder, the aggregate principal amount of the Revolving Credit Loan shall not exceed the Borrowing Base and there shall be no requirement under Section 1.4(b) to repay any Revolving Credit Advance; and

       (d)    a Material Adverse Effect is not continuing.

Yours truly,

INTERCITY PRODUCTS CORPORATION (CANADA)



By:
    -----------------------------------
Name:
Title:

                                           Exhibit 1.1(d) to Credit Agreement

                   FORM OF REVOLVING CREDIT NOTE


Cdn$30,000,000.00    Date:_________________


       FOR VALUE RECEIVED, INTERCITY PRODUCTS CORPORATION (CANADA), a Canada corporation (the "Borrower"), hereby promises to pay to or to the order of GENERAL ELECTRIC CAPITAL CANADA INC., as agent (together with any successor agent which may be appointed from time to time and its assigns, the "Agent") at the offices of the Agent at 2300 Meadowvale Blvd., Mississauga, Ontario L5N 5P9, or at such other place as the Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the principal amount of THIRTY MILLION CANADIAN DOLLARS, or such lesser principal amount as shall then constitute the Revolving Credit Loan, together with interest on the unpaid principal amount of this Revolving Credit Note outstanding from time to time from the Closing Date at the rates and times provided in the Credit Agreement (as hereafter defined).

       All capitalized terms, unless otherwise defined herein, shall have the meanings given to them in the Credit Agreement (as the same may be restated, amended, modified or supplemented, the "Credit Agreement"), dated as of December 19, 1996, between the Agent, on its own behalf and on behalf of the financial institutions or other entities (each, a "Lender" and collectively, the "Lenders") who may become parties to the Credit Agreement, the Lenders, the Borrower and McDonald. This Revolving Credit Note is issued pursuant to the Credit Agreement, is the Revolving Credit Note referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby are made. All of the terms, covenants and conditions of the Credit Agreement (including, without limitation, the terms of payment and prepayment) and all other instruments evidencing or securing the indebtedness hereunder, including, without limitation, the Loan Documents, are hereby made a part of this Revolving Credit Note and are deemed incorporated herein in full.

       The principal amount of the indebtedness from time to time evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, and if not sooner paid in full, on the Commitment Termination Date. Interest on the outstanding principal amount of this Revolving Credit Note shall be paid until such principal amount is paid in full at such interest rates, including the Default Rate, if applicable, and at such times as are specified in the Credit Agreement.

       Upon the occurrence and during the continuance of an Event of Default, this Revolving Credit Note may be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Credit Agreement may become without declaration, due and payable in full as provided in the Credit Agreement.

       Wherever possible, each provision of this Revolving Credit Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Revolving Credit Note.

       Notwithstanding any provision to the contrary in the Credit Agreement or in this Revolving Credit Note, this Revolving Credit Note does not constitute a title of indebtedness under the Civil Code of Quebec.

       Time is of the essence of this Revolving Credit Note. To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonour, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper, other collateral and guarantees at any time held by the Agent or any Lender on which the Borrower or any other person may in any way be liable, and hereby ratifies and confirms whatever the Agent or any Lender may do in this regard; (b) all rights to notice and a hearing prior to the Agent's taking possession or control of, or to the Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Agent to exercise any of its remedies; (c) all rights to receive notices from the Agent or any Lender with respect to, or otherwise sent to, any other person; and (d) the benefit of all valuation, appraisal and exemption laws.


INTERCITY PRODUCTS CORPORATION (CANADA)



By:
   ------------------------------------
Name:
Title:

                                           Exhibit 1.1(e) to Credit Agreement


                      BORROWING BASE CERTIFICATE


       Reference is made to the credit agreement dated as of December 19, 1996 between InterCity Products Corporation (Canada), as borrower (the "Borrower"), McDonald, each of the lenders named therein (the "Lenders") and General Electric Capital Canada Inc., as agent for the Lenders ("Agent")(as amended, restated, supplemented and otherwise modified, the "Credit Agreement"). All capitalized terms used herein and not defined herein have the meanings given to them in the Credit Agreement.

       Borrower hereby certifies that this Borrowing Base Certificate, including Schedules A and B hereto, is a true and complete statement regarding the status of Borrower's Eligible Accounts and Eligible Inventory and that the amounts set forth in Schedule A are in compliance with the provisions of the Credit Agreement. Borrower acknowledges that the Advances under the Revolving Credit Loan made to Borrower shall be based upon the Agent's reliance on the information contained therein and herein.

       Borrower hereby certifies, represents and warrants that Borrower has been in compliance with the Borrowing Base throughout the period subsequent to the delivery of the Borrowing Base Certificate most recently delivered prior to this Borrowing Base Certificate.


Date:                              INTERCITY PRODUCT CORPORATION (CANADA)
     ------------------------

                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:

                         SCHEDULE A

           INTERCITY PRODUCTS CORPORATION (CANADA)

                  BORROWING BASE CERTIFICATE



ACCOUNTS

       Total Accounts                 $__________  (1)

       Less:  Ineligible Accounts     $__________  (2)


       Eligible Accounts [(1) - (2)]  $__________  (3)


       85% of Eligible Accounts [.85 X (3)]         $__________ (4)

INVENTORY

       Total Inventory                $___________  (5)

       Ineligible Inventory           $___________  (6)

       Eligible Inventory            $___________  (7)

       50% of Eligible Inventory [.50 X 7]          $___________ (8)

RESERVES

       Prior Claims                   $___________  (9)

       Landlord Reserve               $___________  (10)

       Other Reserves                 $___________  (11)

       Total Reserves                               $___________ (12)

Borrowing Base [(4) + (8) - (12)]                   $___________ (13)

This Schedule A is completed on the basis of Schedule B attached to this Borrowing Base Certificate, as amended from time to time by Agent in the exercise of its reasonable credit judgment.

                           SCHEDULE B
            INTER-CITY PRODUCTS CORPORATION (CANADA)
           AVAILABILITY SCHEDULE AS AT DECEMBER 19, 1996

                  Exhibit 1.2 to Credit Agreement


FORM OF NOTICE OF ROLLOVER


Date: [            ]

To:      GENERAL ELECTRIC CAPITAL CANADA INC.
         2300 Meadowvale Blvd.
         Mississauga, Ontario
         L5N 5P9

         Attention: Vice President, Commercial Finance
         Telecopier No.:  (905) 858-5456

And To:  GENERAL ELECTRIC CAPITAL CORPORATION
         105 West Madison Street
         Suite 1600
         Chicago, Illinois  60602

         Telecopier: (312) 419-5977
         Attention: Vice President, InterCity Account Manager

Dear Sirs:

       Reference is made to the credit agreement dated as of December 19, 1996 between InterCity Products Corporation (Canada), as borrower (the "Borrower"), McDonald, each of the lenders named therein (the "Lenders") and General Electric Capital Canada Inc., as agent for the Lenders (as amended, restated, supplemented and otherwise modified, the "Credit Agreement"). All capitalized terms used in this Notice and not defined herein have the meanings given to them in the Credit Agreement.

       Notice is hereby given by Borrower under Section 1.2 of the Credit Agreement that its Revolving Credit Advance that is outstanding as a BA Rate Loan, with an Interest Period ending on _______________, is not to be repaid or converted into an Prime Rate Loan on such date. The next Interest Period applicable to this BA Rate Loan commences on _______________ and ends on
_______________.

       Borrower hereby certifies and represents that the following statements are true on the date hereof, and will be true as of the first day of the next Interest Period applicable to the BA Rate Loan as to which this Notice is made:

       (a) each Loan Party's representations and warranties contained in the Credit Agreement or in any other Loan Document were true and correct on and as of the Closing Date and are true and correct on and as of the first day of the next Interest Period applicable to the BA Rate Loan as to which this Notice is made, with the same effect as though made on and as of such day (unless such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty was true and correct on such date, and except for changes permitted or contemplated by the Credit Agreement);

       (b) no event has occurred and is continuing, or would result from the continuation of the BA Rate Loan as to which this Notice is made, which constitutes or would constitute a Default or an Event of Default;

       (c) after giving effect to the continuation of the BA Rate Loan in respect of which this Notice is made, the aggregate principal amount of the Revolving Credit Loan shall not exceed the Borrowing Base and there shall be no requirement under Section 1.4(b) to repay any Revolving Credit Advance; and

       (d)     a Material Adverse Effect is not continuing.

Yours truly,

INTERCITY PRODUCTS (CORPORATION) (CANADA)



By:
    -------------------------------------
Name:
Title:

                    Exhibit 1.3 to Credit Agreement

                     FORM OF NOTICE OF CONVERSION


Date: [            ]

To:       GENERAL ELECTRIC CAPITAL CANADA INC.
          2300 Meadowvale Blvd.
          Mississauga, Ontario
          L5N 5P9

          Attention:   Vice President, Commercial Finance
          Telecopier:  (905) 858-5456

And To:   GENERAL ELECTRIC CAPITAL CORPORATION
          105 West Madison Street
          Suite 1600
          Chicago, Illinois  60602

          Attention: Vice President, InterCity Account Manager
          Telecopier: (312) 419-5977

Dear Sirs:

       Reference is made to the credit agreement dated as of December 19, 1996 between InterCity Products Corporation (Canada), as borrower (the "Borrower"), McDonald, each of the lenders named therein (the "Lenders") and General Electric Capital Canada Inc., as agent for the Lenders (as amended, restated, supplemented and otherwise modified, the "Credit Agreement"). All capitalized terms used in this Notice and not defined herein have the meanings given to them in the Credit Agreement.

       Notice is hereby given by Borrower of its request for conversion of a Prime Rate Loan under Section 1.3 of the Credit Agreement.

       Borrower has outstanding $__________________ by way of Prime Rate Loan. Please convert $__________________ [amount equal to or greater than $1,000,000 and multiples of $500,000 in excess thereof] outstanding by way of Prime Rate Loan into a BA Rate Loan on the ___ day of ____________, 19__.
The Interest Period of the proposed BA Rate Loan will end on
________________________________.

       Borrower hereby certifies and represents that the following statements are true on the date hereof, and will be true on the date of the first day of the Interest Period of the BA Rate Loan as to which this Notice is made:

       (a) each Loan Party's representations and warranties contained in the Credit Agreement or in any other Loan Document were true and correct on and as of the Closing Date and are true and correct after giving effect to the proposed BA Rate Loan and the application of the proceeds thereof, with the same effect as though made on and as of the date of the proposed Revolving

               Credit Advance (unless such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty was true and correct on such date, except for changes permitted or contemplated by the Credit Agreement);

       (b) no event has occurred and is continuing, or would result from the making of the proposed BA Rate Loan, which constitutes or would constitute a Default or an Event of Default;

       (c) after giving effect to the BA Rate Loan requested hereunder, the aggregate principal amount of the Revolving Credit Loan shall not exceed the Borrowing Base and there shall be no requirement under Section 1.4(b) of the Credit Agreement to repay any Revolving Credit Advance; and

       (d)     a Material Adverse Effect is not continuing.


Yours truly,

INTERCITY PRODUCTS CORPORATION (CANADA)



By:
    -----------------------------------
Name:
Title:

                               EXHIBIT 3.4

                  FOR THE YEAR END - DECEMBER 31, 1997

                  INTER-CITY PRODUCTS CORPORATION (CANADA)
                         FORECASTED BALANCE SHEET
                         AS AT DECEMBER 31, 1997
                             (CDN $ 000'S)

                 INTER-CITY PRODUCTS CORPORATION (CANADA)
                        FORECASTED DEFICIT SHEET
                        AS AT DECEMBER 31, 1997
                              (CDN $ 000'S)

                 INTER-CITY PRODUCTS CORPORATION (CANADA)
                     FORECASTED STATEMENT OF EARNINGS
                          AS AT DECEMBER 31, 1997
                              (CDN $ 000'S)

                                EXHIBIT A


                INTER-CITY PRODUCTS CORPORATION (CANADA)

                          COMPLIANCE CERTIFICATE



       This Certificate is being made and delivered to the Agent and the Lenders pursuant to Section 3(c) or Section 5(c) of Annex E of the Credit Agreement dated as of December 19, 1996 (the "Credit Agreement") between InterCity Products Corporation (Canada) (the "Borrower"), McDonald, the Lenders and the Agent.

       Capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement. Fiscal Month shall mean the Fiscal Month of Borrower ending (the "Effective Date") and, where the Effective Date is also the last day of a Fiscal Quarter, Fiscal Quarter shall mean the Fiscal Quarter ending on the Effective Date and Rolling Period shall mean the Rolling Period.

       I, ______________________________, being the duly elected, qualified and acting [Senior Vice President, Canadian Operations] [Chief Financial Officer] of Borrower, and authorized by the board of directors of Borrower to sign on behalf of Borrower, hereby certify on behalf of Borrower, and not in my personal capacity, as follows:

1. I am fully familiar with all of Borrower's business and financial affairs, including, without limitation, all of the matters hereinafter described.

2. I have read the provisions of the Credit Agreement which are relevant to this Compliance Certificate and have made such examination or investigation as is reasonably necessary to enable me to express an informed opinion on the matters contained in this Compliance Certificate.

3. The representations and warranties of each Loan Party contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof.

4. No event has occurred and is continuing, which constitutes or would constitute a Default or an Event of Default.

5. There has not occurred a Material Adverse Effect which has not been cured or waived in writing by the Required Lenders.

6. [Note: Complete this paragraph 6 only in respect of a month end which coincides with the ending of a Fiscal Quarter] As of the end of the Fiscal Quarter, the ratio of (a) the EBITDA in respect of the Rolling Period minus Capital Expenditures made during the Rolling Period (being Cdn$____________) to (b) Interest Expense during the Rolling Period (being Cdn$_______________) was not less than 1.25:1 (Actual ____:1).

7. As of the Effective Date, Tangible Net Worth of Borrower was not less than Cdn$_______________ (Actual Cdn$_____________).

8. As of the Effective Date, Borrower has not made aggregate Capital Expenditures in excess of Cdn$1,250,000 (Actual Cdn$_____________) for the applicable Fiscal Year.

9. I hereby acknowledge and agree that the Agent and Lenders (as defined in the Credit Agreement) have relied upon this Certificate in making the loans and other financial accommodations provided for in the Credit Agreement.

DATED:   *.

INTERCITY PRODUCTS CORPORATION (CANADA)



By:
    -----------------------------------
Name:   Title:

                             EXHIBIT B

                 SUPPLIER WAIVER, ASSIGNMENT AND AGREEMENT